Exhibit 10.3

CREDIT AGREEMENT

DATED AS OF

MAY 30, 2003

AMONG

WILLIAMS ETHANOL SERVICES, INC.,

(TO BE RENAMED “AVENTINE RENEWABLE ENERGY, INC.”)

AS BORROWER,

WILLIAMS BIO-ENERGY, LLC,

(TO BE RENAMED “AVENTINE RENEWABLE ENERGY, LLC”)

AS PARENT,

JPMORGAN CHASE BANK,

AS ADMINISTRATIVE AGENT

AND

FINANCIAL INSTITUTIONS

NOW OR HEREAFTER PARTIES HERETO,

AS LENDERS

$60,000,000 REVOLVING CREDIT FACILITY

TABLE OF CONTENTS

			Page No.

		ARTICLE 1
		DEFINITIONS; CONSTRUCTION

Section	1.1	Definitions	2
Section	1.2	Accounting Terms and Determinations	31
Section	1.3	Other Definitional Terms	32

		ARTICLE 2
		AMOUNT AND TERMS OF LOANS

Section	2.1	Loans and Commitments	32
Section	2.2	Borrowing Requests	33
Section	2.3	Letters of Credit	34
Section	2.4	Disbursement of Funds	38
Section	2.5	Notes and Amortization	39
Section	2.6	Interest	39
Section	2.7	Interest Periods	41
Section	2.8	Records; Weekly Settlement	41
Section	2.9	Voluntary Termination or Reduction of Revolving Credit Commitments	42
Section	2.10	Repayment at Maturity; Prepayments	43
Section	2.11	Continuation and Conversion Options	44
Section	2.12	Fees	45
Section	2.13	Payments, Credit Availability, etc	46
Section	2.14	Interest Rate Not Ascertainable, etc	47
Section	2.15	Illegality	47
Section	2.16	Increased Costs	48
Section	2.17	Change of Lending Office	49
Section	2.18	Funding Losses	50
Section	2.19	Sharing of Payments, etc	50
Section	2.20	Taxes	51
Section	2.21	Pro-rata Treatment; Order of Application During Default; Order of Application of Payments.	53
Section	2.22	Replacement of Lenders	54
Section	2.23	Advances of Revolving Credit Loans to Satisfy Lender Indebtedness	54

		ARTICLE 3
		CONDITIONS TO BORROWINGS

Section	3.1	Closing	54
Section	3.2	Conditions Precedent to All Loans and Letters of Credit	58

		ARTICLE 4
		SECURITY

Section	4.1	Security	59
Section	4.2	Establishment of Lockbox	59
Section	4.3	Establishment of Blocked Account	60
Section	4.4	Application of Proceeds of Blocked Account	60
Section	4.5	Exceptions to Security	60

i

		ARTICLE 5
		REPRESENTATIONS AND WARRANTIES

Section	5.1	Corporate Existence	60
Section	5.2	Corporate Power and Authorization	61
Section	5.3	Binding Obligations	61
Section	5.4	No Legal Bar or Resultant Lien	61
Section	5.5	No Consent	61
Section	5.6	Financial Information	61
Section	5.7	Investments and Guaranties	62
Section	5.8	Litigation	62
Section	5.9	Use of Proceeds	63
Section	5.10	Employee Benefits	63
Section	5.11	Taxes; Governmental Charges	64
Section	5.12	Titles, etc	64
Section	5.13	Defaults	64
Section	5.14	Casualties; Taking of Properties	64
Section	5.15	Compliance with the Law	64
Section	5.16	No Material Misstatements	64
Section	5.17	Investment Company Act	65
Section	5.18	Public Utility Holding Company Act	65
Section	5.19	Capital Structure	65
Section	5.20	Insurance	66
Section	5.21	Environmental Matters	66
Section	5.22	Solvency	67
Section	5.23	Employee Matters	67
Section	5.24	Real Property	67
Section	5.25	Perfection Certificates; Schedules to other Financing Documents	68
Section	5.26	Existing Indebtedness	68
Section	5.27	Material Contracts	68
Section	5.28	Terminals/Terminal Contracts	68
Section	5.29	Purchase Documents	69
Section	5.30	Representations With Respect to Parent and Certain Affiliates	69
Section	5.31	Accounts	69
Section	5.32	Motor Fuels, Liquor or Other Sales or Excise Taxes	69

		ARTICLE 6
		AFFIRMATIVE COVENANTS

Section	6.1	Maintenance and Compliance, etc	70
Section	6.2	Payment of Taxes and Claims, etc	70
Section	6.3	Further Assurances	70
Section	6.4	Performance of Obligations	71
Section	6.5	Maintenance of Insurance	71
Section	6.6	Accounts and Records	71
Section	6.7	Right of Inspection	71
Section	6.8	Operation and Maintenance of Property	71
Section	6.9	New Subsidiaries; Additional Liens	71
Section	6.10	Reporting Covenants	72

Section	6.11	Pledge of Equity of Nebraska Sub	76
Section	6.12	Risk Management Policy	77

		ARTICLE 7
		NEGATIVE COVENANTS

Section	7.1	Financial Covenants; Minimum Availability	77
Section	7.2	Indebtedness	77
Section	7.3	Liens	78
Section	7.4	Mergers, Sales, etc	79
Section	7.5	Restricted Payments	80
Section	7.6	Investments, Loans, etc	82
Section	7.7	Sales and Leasebacks	83
Section	7.8	Nature of Business	83
Section	7.9	ERISA Compliance	83
Section	7.10	Sale or Discount of Receivables	84
Section	7.11	Negative Pledge Agreements	84
Section	7.12	Transactions with Affiliates	84
Section	7.13	Unconditional Purchase Obligations	84
Section	7.14	Equity	84
Section	7.15	Capital Expenditures	85
Section	7.16	Modifications to Indebtedness Agreements	85
Section	7.17	Intercompany Transactions	85
Section	7.18	Acquisitions; Creation of Subsidiaries	85
Section	7.19	Restricted Accounts	86
Section	7.20	Certain Restriction on Activities of Parent	86
Section	7.21	Fiscal Year	86
Section	7.22	Hedging Agreements	86
Section	7.23	Management Fees	86
Section	7.24	Acquisition of Equity in Nebraska Sub	86
Section	7.25	No Amendment to Nebraska Sub Operating Agreement	86

		ARTICLE 8
		EVENTS OF DEFAULT

Section	8.1	Payments	87
Section	8.2	Covenants Without Notice	87
Section	8.3	Other Covenants	87
Section	8.4	Other Financing Document Obligations	87
Section	8.5	Representations	87
Section	8.6	Non-Payments of Other Indebtedness and Under Hedging Agreements	87
Section	8.7	Defaults Under Hedging and Other Agreements	87
Section	8.8	Bankruptcy	88
Section	8.9	Money Judgment	88
Section	8.10	Discontinuance of Business	88
Section	8.11	Financing Documents	88
Section	8.12	Change of Control	89
Section	8.13	Material Adverse Change	89
Section	8.14	Breach or Default Under Purchase Agreement	89

		ARTICLE 9
		THE ADMINISTRATIVE AGENT

Section	9.1	Appointment of Administrative Agent	89
Section	9.2	Limitation of Duties of Administrative Agent	90
Section	9.3	Lack of Reliance on the Administrative Agent	90
Section	9.4	Certain Rights of the Administrative Agent	90
Section	9.5	Reliance by Administrative Agent	91
Section	9.6	Indemnification of Administrative Agent	91
Section	9.7	Administrative Agent in its Individual Capacity	91
Section	9.8	May Treat Lender as Owner	91
Section	9.9	Successor Administrative Agent	92

		ARTICLE 10
		MISCELLANEOUS

Section	10.1	Notices	92
Section	10.2	Amendments and Waivers	92
Section	10.3	No Waiver; Remedies Cumulative	94
Section	10.4	Payment of Expenses, Indemnities, etc	94
Section	10.5	Right of Setoff	97
Section	10.6	Benefit of Agreement	97
Section	10.7	Successors and Assigns; Participations and Assignments	97
Section	10.8	Governing Law; Submission to Jurisdiction; etc	100
Section	10.9	Independent Nature of Lenders’ Rights	101
Section	10.10	Invalidity	101
Section	10.11	Renewal, Extension or Rearrangement	101
Section	10.12	Confidentiality	101
Section	10.13	Interest	102
Section	10.14	Entire Agreement	103
Section	10.15	Attachments	103
Section	10.16	Counterparts	103
Section	10.17	Survival of Indemnities	103
Section	10.18	Headings Descriptive	103
Section	10.19	Satisfaction Requirement	103
Section	10.20	Exculpation Provisions	103
Section	10.21	Secured Affiliate	104

ANNEXES

Annex I	Revolving Credit Commitments

EXHIBITS

Exhibit A -		Form of Borrowing Base Report
Exhibit B-1 -		Form of Borrowing Request
Exhibit B-2		Form of Request for Letters of Credit
Exhibit C -		Form of Perfection Certificate Update
Exhibit D -		Form of Restricted Account Agreement
Exhibit E -		Form of Revolving Credit Note
Exhibit F -		Form of Opinion of Davis, Polk & Wardwell
Exhibit G		Form of Opinion of Morris, Nichols, Arsht & Tunnel
Exhibit H -		Form of No Default/Compliance Certificate
Exhibit I -		Form of Assignment and Acceptance
Exhibit J -		Form of Guaranty and Security Agreement
Exhibit K -		Form of Collateral Assignment of Purchase Agreement
Exhibit L -		Form of Mortgage
Exhibit M		Form of Inventory Designation Report
Exhibit N		Form of Interim Account Report
Exhibit O		Form of PACA Reserve Report

SCHEDULES

Schedule 1.1	-	Approved Depository Bank
Schedule 5.6(f)	-	Projections
Schedule 5.7	-	Investments and Guaranties
Schedule 5.8	-	Litigation
Schedule 5.15	-	Compliance With Laws
Schedule 5.19	-	Capital Structure
Schedule 5.20	-	Insurance
Schedule 5.21	-	Environmental Matters
Schedule 5.23	-	Employee Matters
Schedule 5.24	-	Real Property
Schedule 5.26	-	Existing Indebtedness
Schedule 5.27	-	Material Contracts
Schedule 5.28	-	Terminals/Terminal Contracts
Schedule 7.3	-	Liens
Schedule 7.8	-	Nature of Business
Schedule 7.12	-	Affiliate Documents

v

LIST OF DEFINED TERMS

Page No.
$9
Acquisition	1
Administrative Agent	2
Advance Notice	2
Affiliate	2
Affiliate Documents	2
Aggregate Revolving Credit Exposure	3
Agreement	3
Applicable Commitment Fee Percentage	3
Applicable Margin	3
Application	4
Approved Depository Bank	4
Assignment and Acceptance	4
Availability	4
Availability Reserves	4
Average Availability	5
Bailee	5
Bailee’s Letter	5
Bankruptcy Code	88
Base Rate	39
Base Rate Loan	5
Blocked Account	5
Borrower	1
Borrowing	6
Borrowing Base	6
Borrowing Base Report	7
Borrowing Request	7
Bring-Down Representations and Warranties	7
Business Day	7
Capital Expenditures	7
Capital Lease Obligations	7
Cash Management Agreement	7
Cash Management Reserve	7
CERCLA	14
Change of Control	7
Closing Date	8
Closing Transactions	8
Code	8
Collateral	8
Collateral Assignment of Purchase Agreement	8
control	2
controlled by	2
Cover	9
Covered Terminal	9

Credit Parties	9
Credit Party	9
Current Financials	9
Default	9
determination day	3
Dilution	9
Dilution Percentage	9
Disbursement Account	38
disposal	14
disposed	14
Dollar	9
EBITDA	9
Eligible Account	10
Eligible Account Advance Percentage	12
Eligible Finished Goods Inventory	13
Eligible In-Transit Inventory	13
Eligible Inventory	13
Eligible Raw Materials Inventory	14
Eligible Unbilled Account	14
Eligible Unbilled Account Advance Percentage	14
Environmental Laws	14
Equity	14
ERISA	15
ERISA Affiliate	15
ERISA Termination Event	15
Event of Default	87
Exchange Reserve	15
Excluded Taxes	15
Exempt Management Fees	15
Existing Indebtedness	16
Federal Funds Effective Rate	16
Fee Letter	16
Financing Documents	16
Financing Parties	102
Fiscal Quarter	16
Fiscal Year	16
Fixed Charge Calculation Period	16
Fixed Charge Coverage Ratio	16
Fixed Price Contracts	17
Foreign Lender	17
Free Cash Flow	18
Fuels Tax Reserve	18
Funding Amount	33
Funds Flow from Operations	18
GAAP	19
Governmental Authority	19

Governmental Requirement	19
Guarantor	19
Guarantors	19
Guaranty and Security Agreement	19
hazardous substance	14
Hedging Agreement	19
Hedging Reserves	19
herein	32
hereof	32
hereunder	32
Highest Lawful Rate	20
Historical Financials	20
Holdco	1
Holdco II	20
Indebtedness	20
Indemnified Taxes	21
Information	102
Interest Expense	21
Interest Period	21
Interim Account Report	21
Inventory Designation Report	21
ISP98	34
Issuing Bank	21
JPMorgan Chase	22
Landlord Consent	22
Lender	1
Lender Affiliate	22
Lender Indebtedness	22
Lenders	1
Lending Office	22
Letter of Credit Liabilities	22
Letters of Credit	34
Leverage Ratio	22
LIBOR Loan	22
LIBOR Rate	23
Lien	23
Lockbox	23
Lockbox Agreement	23
Lockbox Institution	23
Make-Whole Amount	23
Margin Stock	23
Marketing Alliance Partner	23
Material Adverse Change	24
Material Adverse Effect	24
Material Contracts	24
Material Provision	88

Maximum Available Amount	24
Morgan Stanley Funds	24
Mortgage	24
Mortgaged Real Property	25
Nebraska Sub	25
Nebraska Sub Operating Agreement	25
Net Recovery Value	25
Net Working Capital	25
New Subsidiary	71
Non-Financed Capital Expenditures	25
Non-Mortgaged Real Property	25
Non-Repeating Representations and Warranties	25
NOx Compliance Project	26
NOx Initial Reserve	26
Obligated Party	26
oil	14
OPA	14
Other Taxes	26
Overadvances	43
PACA	26
PACA Reserve	26
PACA Reserve Report	26
Parent	1
Participant	99
Payment Office	27
PBGC	27
Perfection Certificate Update	27
Perfection Certificates	27
Permitted Liens	78
Person	27
Plan	27
Prime Rate	27
Projections	27
Property	27
Purchase Agreement	1
Purchase Documents	69
Qualified Public Offering	28
Quarterly Date	28
RCRA	14
Real Property	28
Recovery Event	28
Refinancing Dividend	1
Register	99
Regulation D	28
Regulation U	28
Regulation X	28

Reimbursement Obligations	28
release	14
Request for Letters of Credit	28
Required Lenders	28
Responsible Officer	28
Restricted Account	29
Restricted Account Agreement	29
Restricted Payment	29
Revolving Credit Commitment	32
Revolving Credit Commitments	32
Revolving Credit Exposure	29
Revolving Credit Loan	32
Revolving Credit Maturity Date	29
Revolving Credit Note	29
Revolving Credit Percentage	29
Risk Management Policy	29
Rolling Period	29
Schedules	29
Secured Affiliate	29
Security Instruments	30
Seller	1
Seller Note	1
solid waste	14
Solvent	30
Standby Letter of Credit	30
Statutory Reserves	30
Storage/Handling Reserves	30
Subsidiary	31
Taxes	31
Temporary Lockbox Account	31
Terminal	31
Terminal Inventory	31
threatened release	14
Title Commitments	57
Transferee	100
Tri-Party Agreement	31
Type	31
UCC	31
under common control with	2
Utilization Percentage	31
Voting Equity	31
Williams	31

x

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made and entered into as of May 30, 2003, among WILLIAMS ETHANOL SERVICES, INC., a Delaware corporation to be renamed “Aventine Renewable Energy, Inc.” immediately after the execution and delivery of this Agreement (“Borrower”), WILLIAMS BIO-ENERGY, LLC, a Delaware limited liability company to be renamed “Aventine Renewable Energy, L.L.C.” immediately after the execution and delivery of this Agreement (“Parent”), JPMORGAN CHASE BANK, individually as a Lender (in such individual capacity, “JPMorgan Chase”), as the Issuing Bank (in such capacity the “Issuing Bank”) and as the Administrative Agent (in such capacity, the “Administrative Agent”), and each of the lenders that is a signatory hereto or which hereafter becomes a party hereto as provided in Section 10.7 (individually, a “Lender” and, collectively, the “Lenders”).

RECITALS:

WHEREAS, Aventine Renewable Energy Holdings, Inc., a Delaware corporation (“Holdco”), has entered into that certain Purchase Agreement (the “Purchase Agreement”) dated as of February 19, 2003, pursuant to which Holdco has purchased 100% of the outstanding limited liability company interests of Parent from Williams Energy Services, L.L.C., a Delaware limited liability company (“Seller”) (such purchase, the “Acquisition”); and

WHEREAS, Holdco has paid a portion of the purchase price payable by it pursuant to the Purchase Agreement by issuing to Seller that certain promissory note (the “Seller Note”) dated May 30, 2003; and

WHEREAS, after giving effect to the Acquisition, Parent is a Subsidiary (as herein defined) of Holdco and Borrower is a wholly owned Subsidiary of Parent; and

WHEREAS, Borrower has requested that Lenders provide to Borrower a revolving credit facility the proceeds of which will be used by Borrower (a) to pay a dividend (the “Refinancing Dividend”) to Parent in the amount of the Seller Note, the proceeds of which will be distributed by Parent to Holdco and utilized by Holdco to repay the Seller Note, (b) to finance Borrower’s working capital requirements, and (c) for the other purposes permitted herein; and

WHEREAS, upon and subject to the terms and conditions herein, (a) the Lenders have agreed to provide such revolving credit facility to Borrower, (b) the Issuing Bank has agreed to act as Issuing Bank hereunder, and (c) Administrative Agent has agreed to act as the Administrative Agent for the Lenders.

AGREEMENT:

In consideration of the mutual covenants and agreements herein contained, Parent, Borrower, the Administrative Agent, the Issuing Bank and the Lenders agree as follows:

ARTICLE 1
DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined). Reference to any party to a Financing Document shall mean that party and its successors and assigns.

“Acquisition” shall have the meaning set forth in the recitals hereto.

“Administrative Agent” shall mean JPMorgan Chase acting in the manner and to the extent described in Article 9, and any successor Administrative Agent appointed pursuant to Article 9.

“Advance Notice” shall mean written or telecopy notice (with telephonic confirmation in the case of telecopy notice), which in each case shall be irrevocable, from Borrower to be received by the Administrative Agent before noon (New York, New York time), by the number of Business Days in advance of any Borrowing, conversion, continuation or prepayment of any Revolving Credit Loan or Revolving Credit Loans pursuant to this Agreement as respectively indicated below:

(a) LIBOR Loans - 3 Business Days; and

(b) Base Rate Loans - same Business Day.

For the purpose of determining the respectively applicable Revolving Credit Loans in the case of the conversion from one Type of Revolving Credit Loan into another, the Revolving Credit Loans into which there is to be a conversion shall control. The Administrative Agent, the Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by Borrower.

“Affiliate” shall mean, with respect to any Person, (a) any Person controlling, controlled by or under common control with such Person, (b) any director, officer, manager, shareholder, partner or member of such Person or of any Person described in clause (a) preceding, and (c) any member of the immediate family of any Person described in clauses (a) or (b) preceding. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to either (i) vote 10% or more of the securities having ordinary voting power for election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that, no Marketing Alliance Partner shall be considered an Affiliate of any of the Credit Parties solely as a result of a Credit Party’s ownership of voting securities of such Marketing Alliance Partner unless such ownership constitutes 30% or more of the outstanding Voting Equity of such Marketing Alliance Partner.

“Affiliate Documents” shall mean the agreements, instruments and other documents set forth in Schedule 7.12 and in effect on the date hereof.

“Aggregate Revolving Credit Exposure” shall mean the sum of all of the Lenders’ Revolving Credit Exposures.

“Agreement” shall mean this Credit Agreement, as further amended, modified or supplemented from time to time.

“Applicable Commitment Fee Percentage” shall mean, on any day (a “determination day”) and with respect to any Revolving Credit Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Utilization Percentage for the most recent Fiscal Quarter ended prior to such determination day.

Utilization Percentage	Applicable Commitment Fee Percentage
Less than 40%	0.500%

Greater than or equal to 40% but less than or equal to 75%	0.375%

Greater than 75%	0.250%

Each change in the Applicable Commitment Fee Percentage shall be effective as of the first day of each Fiscal Quarter based on the Utilization Percentage during the preceding Fiscal Quarter. Notwithstanding the foregoing, for the period commencing on the Closing Date and continuing through and including March 31, 2004, the Applicable Commitment Fee Percentage shall be 0.3750%.

“Applicable Margin” shall mean, on any day (a “determination day”) and with respect to any Revolving Credit Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio determined on the most recent Quarterly Date with respect to which Borrower and Parent were required to deliver the Current Financials as of such determination day (said calculation of the Leverage Ratio to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Financials for the applicable period):

Leverage Ratio	LIBOR Loan Applicable Margin Percentage	Base Rate Loan Applicable Margin Percentage
Greater than 3.00 to 1.00	3.00%	0.75%

Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	2.75%	0.50%

Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	2.50%	0.25%

Less than or equal to 2.00 to 1.00	2.25%	0.00%

Each change in the Applicable Margin based on a change in the Leverage Ratio shall be effective as of the 5th Business Day following actual receipt by the Administrative Agent of the Current Financials for the applicable Fiscal Quarter (and based upon Current Financials for the Rolling Period ended as of the last day of the Rolling Period for which such Current Financials are provided). Notwithstanding the foregoing, for the period commencing on the Closing Date and continuing through and including the 5th Business Day following receipt by the Administrative Agent of the Current Financials for the Fiscal Quarter ended March 31, 2004, the Applicable Margin for (a) LIBOR Loans shall be 2.750%, and (b) Base Rate Loans shall be 0.500%. In the event Current Financials are not provided on any date required by Section 6.10(a), Section 6.10(b) and Section 6.10(c), the LIBOR Loan Applicable Margin Percentage shall be 3.000% and the Base Rate Loan Applicable Margin Percentage shall be 0.75% from the date such Current Financials are due until the 5th Business Day after the date the Administrative Agent receives such Current Financials then due pursuant to Section 6.10(a), Section 6.10(b) and Section 6.10(c).

“Application” shall mean an “Application and Agreement for Letter of Credit,” or similar instrument or agreement, entered into between Borrower and the Issuing Bank in connection with any Letter of Credit.

“Approved Depository Bank” shall mean any financial institution described on Schedule 1.1 hereto and any other financial institution which the Administrative Agent may hereafter designate as an “Approved Depository Bank” by written notice to Borrower; provided, that, the Administrative Agent may, in its reasonable discretion, notify Borrower that a financial institution which was an “Approved Depository Bank” no longer qualifies as such for purposes of this Agreement, in which event such financial institution shall not be considered an “Approved Depository Bank” for purposes of the Financing Documents from and after the date specified in such notice (which shall not be less than ten (10) Business Days following the date specified in such notice).

“Assignment and Acceptance” shall mean an Assignment and Acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.7), and accepted by the Administrative Agent, in substantially the form of Exhibit I hereto or any other form approved by the Administrative Agent.

“Availability” shall mean, as of any date, the remainder of (a) the Maximum Available Amount on such date, minus (b) the Aggregate Revolving Credit Exposure on such date.

“Availability Reserves” shall mean, as of any date of determination, (a) PACA Reserves, (b) Hedging Reserves, (c) Storage/Handling Reserves, (d) Exchange Reserves, (e) Cash Management Reserves, (f) Fuels Tax Reserves and (g) such other amounts as the Administrative Agent may from time to time establish and revise in its sole but reasonable discretion reducing the Borrowing Base (i) to reflect general eligibility criteria, events, conditions, contingencies or risks which, as determined by the Administrative Agent in its sole but reasonable discretion, do or could reasonably be expected to (A) adversely affect either (1)

the Eligible Accounts or Eligible Inventory or their value, or (2) the security interests and other rights of the Administrative Agent in the Collateral (including the enforceability, perfection and priority thereof), or (B) materially and adversely affect the assets, business or prospects of the Credit Parties taken as a whole, including, without limitation, the existence of actual or contingent material liabilities and other actual or potential material capital requirements which are unanticipated or otherwise arise outside of the ordinary course of business and which are not reasonably expected to be satisfied out of cash flow from operations or other capital resources available to the Credit Parties (for purposes of this clause (B), “Credit Parties” shall not include Nebraska Sub prior to the date on which the Credit Parties hold at least eighty percent (80%) of the outstanding Equity of Nebraska Sub), (ii) to reflect the Administrative Agent’s belief that any collateral report or financial information furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (iii) in respect of any state of facts which the Administrative Agent determines in its reasonable discretion constitutes a Default or Event of Default. Without limiting the foregoing, the NOx Initial Reserve will be established as an Availability Reserve with respect to the Borrowing Base from the Closing Date until the completion of the NOx Compliance Project (subject to the reductions of such NOx Initial Reserve as provided for in the definition of “NOx Initial Reserve”).

“Average Availability” shall mean, for any Fiscal Quarter, the average Availability for such Fiscal Quarter determined by dividing (a) the sum of the Availability determined by Administrative Agent at the end of each Business Day during such Fiscal Quarter (taking into account all Borrowings and all Letters of Credit issued on such Business Day and application of all amounts credited to the Lender Indebtedness on such Business Day), by (b) the total number of Business Days in such Fiscal Quarter.

“Bailee” shall mean any Person who is in possession of any inventory of Borrower on behalf of Borrower.

“Bailee’s Letter” shall mean a letter in form and substance reasonably acceptable to the Administrative Agent executed by any Bailee pursuant to which, among other things, such Person (a) acknowledges the Administrative Agent’s Lien with respect thereto, (b) acknowledges that such Person holds such inventory or other Property for the Administrative Agent’s benefit, and (c) provides access to such inventory or other Property to the Administrative Agent.

“Bankruptcy Code” shall have the meaning provided in Section 8.8.

“Base Rate” shall have the meaning provided in Section 2.6(a).

“Base Rate Loan” shall mean a Revolving Credit Loan bearing interest at the rate provided in Section 2.6(a).

“Blocked Account” shall mean Account No. 801 804 701 established by Borrower with the Administrative Agent and any other account hereafter established by Borrower or any Guarantor with Administrative Agent which Borrower or such Guarantor and Administrative Agent jointly designate as the “Blocked Account,” (b) into which all cash receipts of Borrower or any Guarantor from whatever source (including, without limitation, all currency, checks and drafts and further including any of the foregoing received in the Lockbox) shall be deposited pursuant to Section 4.3 hereof and pursuant to the Security Instruments, and (c) which are subject to the provisions of Section 4.3 and Section 4.4 hereof.

“Borrower” shall mean Williams Ethanol Services, Inc., a Delaware corporation, to be renamed “Aventine Renewable Energy, Inc.” immediately after the execution and delivery of this Agreement.

“Borrowing” shall mean a borrowing pursuant to a Borrowing Request or a continuation or a conversion pursuant to Section 2.11 consisting, in each case, of the same Type of Revolving Credit Loans having, in the case of LIBOR Loans, the same Interest Period (except as otherwise provided in Section 2.14 and Section 2.15) and made previously or being made concurrently by all of the Lenders.

“Borrowing Base” shall mean:

(a)          the Eligible Account Advance Percentage of Eligible Accounts, plus

(b)         the Eligible Unbilled Account Advance Percentage of Eligible Unbilled Accounts, plus

(c)          the lesser of

(i) 85% of the Net Recovery Value of Eligible Inventory, and

(ii) the sum of the following valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied: (A) 72% of Eligible Finished Goods Inventory, (B) 65% of Eligible In-Transit Inventory, and (C) 58% of the Eligible Raw Materials Inventory, minus

(d)         any Availability Reserves then in effect.

The Borrowing Base in effect under this Agreement at any time shall be the Borrowing Base reflected on the most recent Borrowing Base Report delivered to the Lenders pursuant to Section 3.1(h) or Section 6.10(g) subject to (i) adjustments on a weekly basis to reflect increases or decreases in the components of the Borrowing Base reflected in each of the Inventory Designation Report, the Interim Account Report and the PACA Reserve Report required pursuant to Section 6.10(g), (ii) the right of the Administrative Agent or the Required Lenders to redetermine any component of the Borrowing Base or the calculation thereof if and to the extent the Borrower, Administrative Agent or the Required Lenders believe, in good faith, such component or calculation to be incorrect (any such redetermination made in good faith and absent manifest error shall be conclusive and binding on Borrower), and (iii) immediate adjustment as a result of (A) the establishment or release of Availability Reserves, (B) reduction in advance rates provided for herein, (C) changes in eligibility criteria or standards imposed by the Administrative Agent, and (D) the sale, assignment, lease, license, transfer, exchange or other disposition by any Credit Party of all or substantially all of its right, title and interest in any Property.

“Borrowing Base Report” shall mean the report of Borrower setting forth a calculation of the Borrowing Base to be delivered pursuant to Section 6.10(g), substantially in the form attached as Exhibit A (or during the period from the Closing Date until the first such report delivered following the Closing Date, the report delivered pursuant to Section 3.1(h)).

“Borrowing Request” shall mean a request for a Borrowing pursuant to Section 2.2, substantially in the form attached as Exhibit B-1.

“Bring-Down Representations and Warranties “ shall mean all representations and warranties set forth in the Agreement and the other Financing Documents, other than the Non-Repeating Representations and Warranties.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York, New York and, if the applicable Business Day relates to LIBOR Loans, on which trading is carried on by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, as to any Person for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are required under GAAP to be capitalized on a balance sheet of such Person) during such period, that, in conformity with GAAP, are included in “capital expenditures,” “additions to property, plant or equipment” or comparable items in the financial statements of such Person.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability on a balance sheet of such Person in conformity with GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

“Cash Management Agreement” shall mean any document, instrument, agreement, arrangement or transaction with respect to cash management services and includes, without limitation, any of the foregoing related to deposit accounts, overdraft protection or automated clearing house transactions.

“Cash Management Reserve” shall mean, an amount (reflected in Dollars) calculated as of the last day of each month equal to the amount reasonably determined by Administrative Agent equal to the maximum projected liability of the Credit Parties to the Lenders or Secured Affiliates with respect to Cash Management Agreements between a Lender or Secured Affiliates on the one hand and any Credit Party or Credit Parties on the other hand.

“Change of Control” shall mean the occurrence of any event which results in any of the following statements being incorrect: (i) before a Qualified Public Offering is consummated, (a) Parent holds legal and beneficial title to 100% of the outstanding Equity of Borrower of every class, (b) Parent holds legal and beneficial title to not less than 78.42% of the outstanding Equity of Nebraska Sub of every class (subject to dilution that may result in a reduction to Parent’s interest in the Equity of Nebraska Sub to not less than 75% as a result of the issuance of Equity to management of Nebraska Sub pursuant to a properly authorized management equity plan),

(c) Holdco holds legal and beneficial title to not less than 85% of the outstanding Equity of Parent of every class, (d) Holdco II holds legal and beneficial title to not less than 85% of the outstanding Equity of Holdco of every class, (e) the Morgan Stanley Funds hold legal and beneficial title to not less than 85% of the outstanding Equity of Holdco II of every class, (f) Holdco does not have any outstanding Indebtedness other than (1) Indebtedness that is held by Holdco II or the Morgan Stanley Funds, (2) purchase price adjustments (if any) pursuant to the Purchase Agreement and (3) other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time, and (g) Holdco II does not have any outstanding Indebtedness other than (1) Indebtedness that is held by the Morgan Stanley Funds, and (2) other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time or (ii) after a Qualified Public Offering is consummated, (a) any person or group (within the meaning of the Securities and Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than Morgan Stanley Funds, holds, directly or indirectly, beneficially or of record, Equity Interests representing more than 30% of either the aggregate Voting Equity or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdco, (b) Parent holds legal and beneficial title to 100% of the outstanding Equity of Borrower of every class, (c) Parent holds legal and beneficial title to not less than 78.42% of the outstanding Equity of Nebraska Sub of every class (subject to dilution that may result in a reduction to Parent’s interest in the Equity of Nebraska Sub to not less than 75% as a result of the issuance of Equity to management of Nebraska Sub pursuant to a properly authorized management equity plan), (d) Holdco holds legal and beneficial title to not less than 85% of the outstanding Equity of Parent of every class, and (e) Holdco does not have any outstanding Indebtedness other than (1) Indebtedness that is held by Holdco II or the Morgan Stanley Funds, (2) purchase price adjustments (if any) pursuant to the Purchase Agreement, and (3) other Indebtedness in an aggregate amount not to exceed $5,000,000 at any time. The consummation of a Qualified Public Offering shall not constitute a Change of Control.

“Closing Date” shall mean May 30, 2003.

“Closing Transactions” shall mean the transactions occurring on the Closing Date pursuant to the Purchase Agreement and this Agreement, including, without limitation (a) the consummation of the Acquisition, (b) the borrowing of Revolving Credit Loans to occur on the Closing Date, (c) the declaration and payment of the Refinancing Dividend, and (d) the contribution by Holdco II and other stockholders of Holdco of not less than $43,000,000 of cash to the common equity capital of Holdco.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Collateral” shall mean each Obligated Party’s Properties described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Instrument.

“Collateral Assignment of Purchase Agreement” shall mean a Collateral Assignment of Purchase Agreement and Consent substantially in the form of Exhibit K to be executed by Holdco, pursuant to which Holdco shall collaterally assign to the Administrative Agent to secure the Lender Indebtedness Holdco’s rights under the Purchase Agreement.

“Cover” when required by this Agreement for Letter of Credit Liabilities, shall be effected by paying to the Administrative Agent in immediately available funds, to be held by the Administrative Agent in a collateral account maintained by the Administrative Agent at its Payment Office (which may be the Blocked Account), an amount equal to 105% of the maximum amount of each applicable Letter of Credit available for drawing at any time. Such amount shall be retained by the Administrative Agent in such collateral account until such time as the same is no longer required under this Agreement or the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied, whichever occurs first.

“Covered Terminal” shall mean a Terminal the owner of which has executed and delivered to the Administrative Agent a Bailee Letter which is in full force and effect.

“Credit Parties” shall mean Parent and each of its Subsidiaries, including, without limitation, Borrower and Nebraska Sub, collectively, and “Credit Party” shall mean any such Person individually.

“Current Financials” shall mean, as of any day, the financial statements and other related information for any applicable period most recently required to be delivered to the Lenders pursuant to Section 6.10(a), Section 6.10(b) and Section 6.10(c).

“Default” shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

“Dilution” shall mean a reduction as reasonably determined by the Administrative Agent in the value of accounts of Borrower caused by returns, allowances, discounts, credits, and/or any other offsets having the effect of reducing the collections of accounts.

“Dilution Percentage” shall mean, with respect to Borrower, the ratio of Dilution to the total sales of Borrower for the relevant calculation period.

“Disbursement Account” shall have the meaning provided in Section 2.4(a).

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“EBITDA” shall mean, as to Parent and its consolidated Subsidiaries on a consolidated basis and for any period, the amount equal to:

(a) net income determined in accordance with GAAP, plus

(b) to the extent deducted from revenues in the calculation of net income (without duplication),

(i) Interest Expense,

(ii) depreciation, amortization, other non-cash expenses (including (A) reserves for restructuring charges, until such time as such restructuring charges are incurred and become payable in cash (at which time they will be deducted in the calculation of EBITDA), (B) non-cash asset impairment charges pursuant to FASB No. 144, and (C) unrealized losses on derivative instruments as defined in FASB No. 133, but excluding minority interest expense),

(iii) income and franchise tax expense,

(iv) extraordinary losses for such period,

(v) all losses on the disposition of assets (other than the sale of inventory in the ordinary course of business),

(vi) rent expenses for leases of the type described in clause (i) of the definition of “Indebtedness,” plus

(vii) any expenditures for the NOx Compliance Project, plus

(c) all payments received in cash from Seller pursuant to the indemnity provisions of the Purchase Agreement which are contributed in cash to Parent and from Parent to Borrower, excluding indemnity payments reimbursing or compensating Borrower for Capital Expenditures made or to be made by Borrower (or otherwise compensating Borrower for losses, deficiencies or defects pertaining to property, plant or equipment), minus

(d) to the extent included in revenues in the calculation of consolidated net income (without duplication),

(i) extraordinary gains for such period,

(ii) all gains on the disposition of assets (other than the sale of inventory in the ordinary course of business), and

(iii) unrealized gains on derivative instruments as defined in FASB No. 133.

“Eligible Account” shall mean, at any time, the invoice amount owing on each account (which shall mean any “account” as such term is defined in Section 9-102 of the UCC) of Borrower (net of any trade discounts, unbilled amounts, retention or finance charges, and sales or fuels taxes) which meet such standards of eligibility as the Administrative Agent shall establish from time to time in its sole but reasonable discretion; provided that, no account shall be deemed an Eligible Account unless each of the following statements is accurate (and Borrower, by including such account in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent, the Issuing Bank and each Lender the accuracy of such statements):

(1) said account is a binding and valid obligation of the obligor thereon in full force and effect;

(2) said account is evidenced by an invoice which has been issued to the obligor (either by (A) electronic transmission, (B) deposit of the same in the United States mail, properly addressed and with postage paid, or (C) deposit with a commercial courier service for delivery not later than the 2nd Business Day);

(3) said account is genuine as appearing on its face and as represented in the books and records of Borrower;

(4) said account is free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise;

(5) said account has not been outstanding for more than ninety (90) days past the original invoice date thereof;

(6) said account is net of concessions, offsets, deductions, contras, chargebacks or understandings with the obligor thereon that in any way could reasonably be expected to adversely affect the payment of said account;

(7) the Administrative Agent, on behalf of the Lenders, has a first-priority perfected Lien covering said account and said account is, and at all times will be, free and clear of all other Liens other than rights of vendors arising under PACA but only to the extent no amounts owed such vendors is past due;

(8) the amount of said account represented as being an Eligible Account is net of all accounts payable and other amounts owed by Borrower to the obligor on said account and its Affiliates;

(9) the obligor on said account is not (a) an Affiliate of any of the Credit Parties (other than commodities trading subsidiaries of Morgan Stanley), or (b) an employee of any of the Credit Parties;

(10) said account arose out of the sale of goods in the ordinary course of business of Borrower;

(11) said account is not payable by a delinquent obligor; a Person is a “delinquent obligor” for purposes of this clause (11), if more than fifty percent (50%) of the aggregate amount of the accounts owed by such obligor and its Affiliates to Borrower have been outstanding for more than ninety (90) days past the original invoice date thereof;

(12) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

(13) the obligor on said account is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business, or said account is secured by letters of credit assigned to the Administrative Agent and otherwise satisfactory to the Administrative Agent;

(14) the obligor of said account is a corporation, partnership, limited liability company or other entity incorporated or organized under the laws of a State of the United States of America, the District of Columbia, or Canada or, if the obligor is not such an entity, said account is secured by letters of credit assigned to the Administrative Agent and otherwise satisfactory to the Administrative Agent or export/import credit insurance assigned to the Administrative Agent and naming Administrative Agent as loss payee and otherwise satisfactory to the Administrative Agent;

(15) the obligor of said account is not a state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency or instrumentality;

(16) the goods sold which resulted in the creation of said account have been shipped or delivered to the obligor on said account on a true sale basis on open account, and not on consignment, on approval, on a “sale or return” basis, or on a “bill and hold” or “pre-sale” basis or subject to any other repurchase or return agreement; no material part of such goods has been returned, rejected, lost or damaged, and said account is not evidenced by chattel paper or an instrument of any kind;

(17) each of the representations and warranties set forth in the Security Instruments with respect to said account is true and correct;

(18) said account is payable only in cash and is not an “exchange account;” and

(19) the Administrative Agent has not notified Borrower that the Administrative Agent in its sole but reasonable judgment is otherwise dissatisfied with the credit worthiness of the obligor on said account;

provided that, if any Eligible Account, when added to all other accounts that are obligations of the same obligor and its Affiliates, results in a total sum that exceeds, in the case of any obligor that is rated A- or better by Standard & Poor’s Ratings Group or A3 or better by Moody’s Investors Services, Inc., 50%, and in the case of any other obligor, 20%, of the total balance then due on all Eligible Accounts (without giving effect to any reduction in Eligible Accounts pursuant to this proviso), the amount of said account in excess of such percentage of such total balance then due shall be excluded from Eligible Accounts. Administrative Agent and each Lender acknowledge and agree that no deduction in the gross amount of any account shall be required to be duplicated pursuant to any clause (including the preamble) of this definition notwithstanding that the facts or circumstances given rise to such deduction require deduction under more than one clause.

“Eligible Account Advance Percentage” shall mean 85% of Eligible Accounts, provided, that, the Administrative Agent may, in its sole discretion, lower such percentage to such lesser percentage as it deems appropriate in its sole discretion if the Dilution Percentage exceeds five percent (5%) (with Dilution being calculated for the most recently completed six (6) month period).

“Eligible Finished Goods Inventory” shall mean Eligible Inventory that consists of finished goods and that is not Eligible In-Transit Inventory.

“Eligible Inventory” shall mean, at any time, all “inventory” (as such term is defined in Section 9-102 of the UCC) of Borrower used or consumed in the ordinary course of business of Borrower or held for resale in the ordinary course of business of Borrower which meets such standards of eligibility as the Administrative Agent shall establish from time to time in its sole but reasonable discretion; provided that no inventory shall be considered Eligible Inventory unless each of the following statements is accurate (and Borrower, by including such inventory in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Administrative Agent, the Issuing Bank and each Lender the accuracy of such statements):

(a) said inventory consists only of raw materials and finished goods and does not include goods that are classified as work-in-progress;

(b) said inventory is in good condition, meets all requirements imposed by any Governmental Authority having regulatory authority over it or its use and/or sale and is currently salable in the normal course of business of Borrower;

(c) said inventory is either (i) Eligible In-Transit Inventory, (ii) Terminal Inventory, (iii) in possession of Borrower, and if in the possession of Borrower, is located on Real Property owned or leased by Borrower and described in Schedule 5.24 hereto and, to the extent said inventory is on leased property, the landlord of such property shall have executed a Landlord Consent;

(d) each of the representations and warranties set forth in the Security Instruments with respect to said inventory is true and correct;

(e) the Administrative Agent, on behalf of the Lenders, has a first-priority perfected Lien covering said inventory, and said inventory is, free and clear of all Liens except for Permitted Liens;

(f) said inventory does not include goods that are not owned by Borrower or that are held by Borrower pursuant to a consignment agreement or arrangement; and

(g) said inventory does not include supplies, storeroom materials, parts, fuel (other than ethanol held for resale) or similar items (denaturant is not excluded pursuant to this clause (g)); and

(h) said inventory is not evidenced by a negotiable document (as defined in the UCC).

“Eligible In-Transit Inventory” shall mean Eligible Inventory consisting of finished goods owned by Borrower (a) which is in the possession of a common carrier pending delivery to either (i) a customer of Borrower, (ii) a Covered Terminal to be stored for the account of Borrower, or (iii) Borrower at Real Property owned or leased by Borrower and described in Schedule 5.24 hereto (and to the extent such Real Property is leased, the landlord of such property has executed a Landlord Consent), and (b) which is insured against risk of loss pursuant to an insurance policy in form and substance and issued by an insurance company acceptable to the Administrative Agent, with respect to which the Administrative Agent has been named loss payee and which otherwise satisfies the requirements of Section 6.5 hereof.

“Eligible Raw Materials Inventory” shall mean Eligible Inventory that consists of raw materials and is not Eligible In-Transit Inventory.

“Eligible Unbilled Account” shall mean, at any time, any account that would be an Eligible Account but for the requirement of clause (2) of the definition of Eligible Account; provided, that, (a) such account constitutes a non-contingent right to receive payment of the full amount of such account from the applicable obligor, (b) no such account will remain an Eligible Unbilled Account for more than seven (7) days after its creation, and (c) the aggregate amount of all Eligible Unbilled Accounts shall not exceed at any time the greater of (i) $3,000,000 or (ii) 10% of Borrower’s aggregate accounts at such time, but in no event in excess of $5,000,000.

“Eligible Unbilled Account Advance Percentage” shall mean 75% of Eligible Unbilled Accounts; provided, that, the Administrative Agent may, in its sole discretion, lower such percentage to such lesser percentage as it deems appropriate in its sole discretion if the Dilution Percentage exceeds five percent (5%) (with Dilution being calculated for the most recently completed six (6) month period).

“Environmental Laws” shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which any Credit Party is conducting or at any time has conducted business, or where any Property of any Credit Party is located, or where any hazardous substances generated by or disposed of by any of the Credit Parties are located, including, but not limited to, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA; the terms “hazardous substance” and “release” shall have the meanings specified in CERCLA and “threatened release” shall be used herein as it is used in CERCLA; and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such changed meaning shall apply on and subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the relevant state in which any Property of any Credit Party is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

“Equity” shall mean shares of capital stock, all partnership, profits, capital or member interest, all stock appreciation rights, all phantom stock or similar rights, and all options, warrants or any other right to substitute for or otherwise acquire the capital stock, partnership, profits, capital or member interest, stock appreciation rights, phantom stock or similar rights of any Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” shall mean each trade or business (whether or not incorporated) which together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

“ERISA Termination Event” shall mean (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination, each, under Section 4041(c) of ERISA, (d) the receipt by a Credit Party or any ERISA Affiliate of any notice relating to the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which could reasonably be expected to constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Event of Default” shall have the meaning provided in Article 8.

“Exchange Reserve” shall mean an Availability Reserve which, on any date, shall be the value (determined at the lower of weighted average cost or market value as determined in accordance with GAAP consistently applied) of inventory Borrower is obligated to deliver on such date to or on account of any Person in exchange for inventory which has been delivered to or for the account of Borrower by such Person on or prior to such date.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender and the Issuing Bank (each, a “Payee”), (a) income or franchise Taxes imposed on (or measured by) such Payee’s net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Credit Party is located, (c) any Taxes imposed by reason of any present or former connection between such Payee and the jurisdiction imposing such Tax, other than Taxes that would not have been imposed but for this Agreement or any Financing Document, and (d) in the case of a Foreign Lender, any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 2.20(a).

“Exempt Management Fees” shall mean salary, benefits, fees and expenses payable to employees, consultants and advisors engaged by Borrower, Parent, Holdco, Holdco II or the

Morgan Stanley Funds (but not employed directly by the Morgan Stanley Funds or the general partner of the Morgan Stanley Funds, or any “management company” or other Affiliate of the Morgan Stanley Funds providing general management or advisory services to the Morgan Stanley Funds) solely for services rendered with respect to the management and operations of the business of the Credit Parties. Exempt Management Fees shall include amounts paid to the Morgan Stanley Funds or Affiliates thereof to fund or reimburse the Morgan Stanley Funds or such Affiliates for amounts paid by them and described in the preceding sentence.

“Existing Indebtedness” shall mean all Indebtedness of the Credit Parties outstanding on the Closing Date immediately prior to the effectiveness of the Closing Transactions.

“Federal Funds Effective Rate” shall mean, for any day, the per annum rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean, collectively, (a) the letter agreement dated February 19, 2003, regarding fees, executed by JPMorgan Chase and accepted and agreed to by MSDW Capital Partners IV, LLC and Holdco as of February 19, 2003, and (b) any other agreement now or at any time hereafter entered into between any Credit Party and JPMorgan Chase providing for the payment of fees to JPMorgan Chase in connection with this Agreement or any transactions contemplated hereby or related hereto.

“Financing Documents” shall mean this Agreement, the Revolving Credit Notes, the Security Instruments, the Applications, the Borrowing Requests, the Borrowing Base Reports, and the Fee Letter, together with any other written document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of any Obligated Party hereunder or thereunder) now or hereafter entered into in connection with the Revolving Credit Loans, the Lender Indebtedness or the Collateral, as such written documents, instruments or agreements may be amended, modified or supplemented from time to time.

“Fiscal Quarter” shall mean the fiscal quarter of Parent, ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall mean the fiscal year of Parent and Borrower ending on December 31 of each year.

“Fixed Charge Calculation Period” shall mean (a) the period of three (3) months ending September 30, 2003, (b) the period of six (6) months ending December 31, 2003, (c) the period of nine (9) months ending March 31, 2004, and (d) each Rolling Period ending on or after June 30, 2004.

“Fixed Charge Coverage Ratio” shall mean for Parent and its consolidated Subsidiaries on a consolidated basis, for any Fixed Charge Calculation Period, the ratio of:

(a)                                  (i) EBITDA for such period, minus

(ii) Non-Financed Capital Expenditures made during such period (excluding Non-Financed Capital Expenditures related to the NOx Compliance Project to the extent such Non-Financed Capital Expenditures do not exceed in the aggregate, the NOx Initial Reserve), minus

(iii) cash Taxes paid or due for such period to,

(b) the sum of:

(i) scheduled principal payments on Indebtedness during such period, plus

(ii) Interest Expense for such period, plus

(iii) to the extent not already deducted in the calculation of EBITDA and without duplication, the amount of Restricted Payments for such period pursuant to Section 7.5(b) and management, advisory, monitoring, servicing and other fees and payments described in Section 7.23 for such period, plus

(iv) to the extent not included in Interest Expense or scheduled principal payments pursuant to clauses (b)(i) and (ii) above, rent expense for leases of the type described in clause (i) of the definition of “Indebtedness.”

Notwithstanding the above, until Parent and Borrower either (i) obtain the consent of the requisite holders of Equity in Nebraska Sub pursuant to Section 6.11 and comply with all other requirements of Section 6.11 with respect thereto, or (ii) hold 80% of the Equity of Nebraska Sub and comply with all requirements of Section 6.9 with respect thereto, the results of operations of Nebraska Sub shall be excluded from the calculation of the Fixed Charge Coverage Ratio except that cash dividends actually paid by Nebraska Sub to Parent shall be included in the calculation of consolidated EBITDA. For each Fixed Charge Calculation Period ending on or prior to March 31, 2004, the Fixed Charge Coverage Ratio shall be determined by annualizing each component of such calculation set forth in this definition above (i.e. multiplying the actual results of operations as reflected in each such component by a fraction, the numerator of which is 12 and the denominator is the actual number of months in such period); provided, that the annualized Non-Financed Capital Expenditures will be deemed limited to the maximum amount of Capital Expenditures permitted pursuant to Section 7.15 for the Fiscal Year in which the last day of the applicable Fixed Charge Calculation Period falls.

“Fixed Price Contracts” shall mean contracts for the sale of ethanol entered into by Borrower pursuant to which Borrower is obligated to sell such ethanol at a fixed price.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Free Cash Flow” shall mean, for Parent and its wholly-owned Subsidiaries for any period,

(a) Funds Flow from Operations for such period, plus

(b) Equity distributions received in cash from any Person which is not a wholly-owned Subsidiary of Parent, plus

(c) cash proceeds on the disposition of assets (other than the sale of inventory in the ordinary course of business), plus

(d) net decreases (or minus net increases) in Net Working Capital, plus

(e) to the extent not deducted from revenues in the calculation of consolidated net income and without duplication, the amount of Restricted Payments made pursuant to Section 7.5(b) and management, advisory, monitoring, servicing and other fees and payments described in Section 7.23, minus

(f) the sum of each of the following, to the extent actually paid in cash during such period: (1) Non-Financed Capital Expenditures, and (2) principal payments on Indebtedness (other than payments on the Revolving Credit Loans).

“Fuels Tax Reserve” shall mean an Availability Reserve which shall be established in respect of Borrower’s obligations to collect, remit and/or pay motor fuels, liquor or other sales or excise taxes in respect of ethanol or other inventory sold by Borrower. Such Availability Reserve shall be determined and reported in the Borrowing Base Report on a monthly basis and shall equal the highest actual liability at any point during the preceding month in respect of motor fuels, liquor or other sales or excise taxes to the extent such liability is (or if remains unpaid will become) secured by a Lien or is otherwise subject to a trust (statutory, constructive or otherwise) for the benefit of the relevant taxing authority which the Administrative Agent determines will have priority equal to or senior to the Liens granted to the Administrative Agent pursuant to the Security Instruments.

“Funded Indebtedness” shall mean, as to any Person, without duplication, indebtedness of the type described in clauses (a), (c), (d), (f), (i) and (h) in the definition of “Indebtedness,” plus non-contingent reimbursement and indemnity obligations with respect to Letters of Credit.

“Funding Amount” shall have the meaning set forth in Section 2.2(c).

“Funds Flow from Operations” shall mean, for Parent and its wholly-owned Subsidiaries for any period, without duplication,

(a) the amount equal to the consolidated net income of Parent and its wholly-owned Subsidiaries in accordance with GAAP, plus

(b) to the extent deducted from net income, depreciation, amortization, non-cash Interest Expense, deferred taxes and any other non-cash expenses (including (A) reserves for restructuring charges, until such time as such restructuring charges are incurred and become payable in cash (at which time they will be deducted in the calculation of Funds Flow from Operations), (B) non-cash asset impairment charges pursuant to FASB No. 144, and (C) non-cash charges pursuant to FASB No. 133), plus

(c) to the extent deducted from consolidated net income, all after-tax losses on the disposition of assets (other than the sale of inventory in the ordinary course of business), plus

(d) all payments received in cash from Seller pursuant to the indemnity provisions of the Purchase Agreement which are contributed in cash to Parent and from Parent to Borrower, excluding indemnity payments reimbursing or compensating Borrower for Capital Expenditures made or to be made by Borrower (or otherwise compensating Borrower for losses, deficiencies or defects pertaining to property, plant or equipment), minus

(e) to the extent deducted from consolidated net income, all after-tax gains on the disposition of assets (other than the sale of inventory in the ordinary course of business).

“GAAP” shall mean generally accepted accounting principles as applied in accordance with Section 1.2.

“Governmental Authority” shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over any Obligated Party or any Property (including, but not limited to, the use and/or sale thereof) of any Obligated Party or any Plan.

“Governmental Requirement” shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, but not limited to, any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

“Guarantors” shall mean Parent and each current or future Subsidiary of Parent, other than Borrower, collectively, and

“Guarantor” shall mean each such Person individually; provided, that, Nebraska Sub shall not be a Guarantor hereunder unless and until Parent becomes the direct or indirect beneficial owner of 100% of the Equity of Nebraska Sub.

“Guaranty and Security Agreement” shall mean a Guaranty and Security Agreement executed by Borrower and each Guarantor substantially in the form of Exhibit J, as amended, modified, renewed, supplemented or restated from time to time.

“Hedging Agreement” shall mean any swap, cap, floor, collar, forward agreement, futures or other protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates, commodity prices, currency exchange rates or financial market conditions, other than any agreement or other arrangement requiring physical delivery.

“Hedging Reserves” shall mean an Availability Reserve in an amount (reflected in Dollars), calculated as of any date, equal to Borrower’s net liability under Hedging Agreements to which Borrower is a party with respect to which the counterparty is a Lender or Secured Affiliate, calculated in accordance with GAAP, with such calculation subject to review and approval by the Administrative Agent.

“Highest Lawful Rate” shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Revolving Credit Notes or on other Lender Indebtedness, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or under the law of the United States of America applicable to such Lender and the Closing Transactions, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction’s law.

“Historical Financials” shall mean (a) the audited consolidated balance sheet of Parent prepared as of December 31, 2002, (b) the unaudited consolidated and consolidating statement of income (loss) for Parent and its consolidated Subsidiaries for the Fiscal Year ended December 31, 2002, (c) the unaudited consolidated balance sheet of Parent prepared as of the last day of the calendar month most recently ended as of the 25th day prior to the Closing Date, and (d) the unaudited consolidated and consolidating statements of income (loss) of Parent and its consolidated Subsidiaries for the portion of Parent’s Fiscal Year ended as of the last day of the calendar month most recently ended as of the 25th day prior to the Closing Date.

“Holdco” shall have the meaning set forth in the recitals hereto.

“Holdco II” shall mean Aventine Renewable Energy Holdings, LLC, a Delaware limited liability company.

“Indebtedness” of any Person shall mean:

(a) all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures, notes, bankers’ acceptances or other similar instruments;

(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of Property or services, other than trade payables from time to time incurred in the ordinary course of business which do not remain unpaid more than 60 days past the due date specified in the invoice or specified in any contract pursuant to which such payable arises (other than such trade payables as are being disputed in good faith by the applicable Credit Party and with respect to which reserves have been established satisfactory to Administrative Agent in its sole but reasonable discretion);

(d) all Capital Lease Obligations in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

(e) all guaranties (direct or indirect), and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of other Persons;

(f) all obligations and indebtedness of other Persons secured by any Lien upon Property owned by such Person, whether or not assumed;

(g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of other Persons (excluding, in the case of the Credit Parties, commitments of any Credit Party to invest in Marketing Alliance Partners but only to the extent that the fulfillment of such commitments will not result in a violation of Section 7.6(i));

(h) all obligations of such Person to deliver goods or services in consideration of advance payments but excluding payments for the purchase of inventory made not more than seven (7) days in advance of the physical delivery of such inventory to the applicable purchaser, but only to the extent such advance payments are required by Borrower in the ordinary course of business to address credit concerns pertaining to such purchaser; and

(i) any “synthetic lease,” “tax retained operating lease” or similar lease financing arrangements under which the tenant is treated as the owner of property for tax purposes but such lease is treated as an operating lease in accordance with GAAP.

“Indemnified Taxes” shall mean Taxes arising from any payment made or action taken hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Financing Document other than Excluded Taxes.

“Interest Expense” shall mean, as to Parent and its consolidated Subsidiaries on a consolidated basis and for any period, without duplication, total interest expenses, whether paid or accrued as liabilities (including the interest component of Capital Lease Obligations), with respect to all outstanding Indebtedness, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financing or letters of credit and net costs (or plus net gains) under any interest rate Hedging Agreement to the extent that such costs are included within interest expense under GAAP.

“Interest Period” shall mean, with respect to each Borrowing of LIBOR Loans, an interest period complying with the terms and provisions of Section 2.7.

“Interim Account Report” shall mean the Interim Account Report to be delivered pursuant to Section 6.10(g), a form of which is attached hereto as Exhibit N.

“Inventory Designation Report” shall mean the Inventory Designation Report to be delivered pursuant to Section 6.10(g), a form of which is attached hereto as Exhibit M.

“ISP98” shall have the meaning provided in Section 2.3(b)(1).

“Issuing Bank” shall mean, for each Letter of Credit, JPMorgan Chase as the issuing bank for such Letter of Credit.

“JPMorgan Chase” shall mean JPMorgan Chase Bank in its individual capacity as a Lender or as the Issuing Bank, as the case may be, and not as the Administrative Agent.

“Landlord Consent” shall mean an agreement executed and delivered by each landlord of Mortgaged Real Property leased by Borrower or any Guarantor pursuant to which such landlord (a) consents to the execution and delivery of a Mortgage by such Borrower or Guarantor in favor of the Administrative Agent with respect to such leased Real Property (to the extent the Administrative Agent is being granted a leasehold Mortgage with respect to such leased Real Property), and (b) subordinates or waives all of its Liens to the Liens of the Administrative Agent in the Property of such Borrower or Guarantor located on such leased Real Property.

“Lender” shall have the meaning set forth in the initial paragraph hereof.

“Lender Affiliate” shall mean (a) with respect to any Lender (i) an Affiliate of such Lender, or (ii) any entity (whether a corporation, partnership, limited liability company, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender, and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Indebtedness” shall mean any and all amounts owing or to be owing by any Obligated Party to the Administrative Agent, the Issuing Bank, the Lenders or any Secured Affiliate with respect to or in connection with the Revolving Credit Loans, any Overadvance, any Letter of Credit Liabilities, the Revolving Credit Notes, any Hedging Agreement, any Cash Management Agreement, this Agreement, or any other Financing Document.

“Lending Office” shall mean, for each Lender, the office specified opposite such Lender’s name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Type of Revolving Credit Loan, or such other office as such Lender may designate in writing from time to time to Borrower and the Administrative Agent with respect to such Type of Revolving Credit Loan.

“Letter of Credit Liabilities” shall mean, at any time and in respect of any Letter of Credit, the sum of (a) the amount available for drawings under such Letter of Credit as of the date of determination plus (b) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such Letter of Credit less (c) the amount of Cover as of the date of determination.

“Letters of Credit” shall have the meaning provided in Section 2.3(a).

“Leverage Ratio shall mean, the ratio, determined for Parent and its consolidated Subsidiaries on each Quarterly Date, of (a) Funded Indebtedness determined as of such Quarterly Date, to (b) EBITDA for the Rolling Period ending on such Quarterly Date.

“LIBOR Loan” shall mean a Revolving Credit Loan bearing interest at the rate provided in Section 2.6(b).

“LIBOR Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, the product of (a) (1) the interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period comparable to the Interest Period for such LIBOR Loan, as shown under the heading “USD” at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period or (2) if the rate in clause (1) of this definition is not shown for any particular day, the average interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) offered to the Administrative Agent in the London interbank market for Dollar deposits of amounts in funds comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is to be applicable with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. (New York, New York time) two Business Days prior to the commencement of such Interest Period, times (b) Statutory Reserves.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract, constitutional, common, or statutory law, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, liens and other statutory, constitutional, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, any Credit Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Lockbox” shall mean the lockbox to be established and operated pursuant to Section 4.2 hereof and the Lockbox Agreement.

“Lockbox Agreement” shall mean one or more lockbox agreements to be entered into between Borrower and each Guarantor and the Lockbox Institution on such Lockbox Institution’s standard form (with such modifications thereto as the Administrative Agent or the Required Lenders shall reasonably require), setting forth certain terms applicable to the establishment and operation of the Lockbox.

“Lockbox Institution” shall mean the Administrative Agent, and prior to August 31, 2003, “Lockbox Institution” shall include Bank One, NA.

“Make-Whole Amount” shall have the meaning set forth in Section 2.20(c).

”Margin Stock” shall have the meaning provided in Regulations U and X.

“Marketing Alliance Partner” shall mean a Person with whom Borrower has entered into a contract pursuant to which Borrower purchases and resells all or a material portion of such Person’s ethanol production for the stated term of such contract (including any of the foregoing entered into after the Closing Date).

“Material Adverse Change” shall mean the occurrence or existence of any event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

“Material Adverse Effect” shall mean any material and adverse effect on (a) the ability of Borrower or any Guarantor to pay and perform its obligations under and comply with the terms and conditions of the Revolving Credit Notes, this Agreement and the other Financing Documents in accordance with their respective terms, (b) the rights and remedies of the Administrative Agent, the Lenders and the Secured Affiliates under any of the Financing Documents, (c) the validity or enforceability of any of the Financing Documents, or (d) the perfection or priority of any of the Liens purported to be granted to the Administrative Agent pursuant to any of the Security Instruments.

“Material Contracts” shall mean all contracts, commitments, offers and agreements to which any Credit Party is a party or by which any Credit Party or any of its assets are bound which is material to its assets, liabilities, financial condition, revenues, expenses, operations, properties or prospects, and which include, without limitation, any contract, commitment, offer or agreement (a) which is not cancelable on notice of 30 days or less without the payment of any penalty, premium, cancellation fee or similar payment (other than nominal amounts), (b) pursuant to which a Credit Party purchases any product or service which cannot be readily replaced from other qualified vendors on comparable terms, (c) which is entered into outside of the ordinary course of business, (d) which provides for the payment by any Credit Party of an amount in excess of $100,000 in any period of 12 months, or (e) which provides for the payment to any Credit Party of an amount in excess of $100,000 in any period of 12 months except (x) confidentiality agreements, (y) short-term corn purchase contracts and (z) co-product sales agreements of Nebraska Sub.

“Material Provision” shall have the meaning provided in Section 8.11.

“Maximum Available Amount” shall mean, at any date, an amount equal to the lesser of (a) the aggregate Revolving Credit Commitments as of such date, and (b) the Borrowing Base as of such date.

“Morgan Stanley Funds” shall mean Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., and MSCP IV 892 Investors, L.P., collectively.

“Mortgage” shall mean a Mortgage, Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement to be executed by Borrower or a Guarantor pursuant to which Borrower or such Guarantor grants to the Administrative Agent to secure the Lender Indebtedness first priority Liens in and to Real Property owned or leased by Borrower or such Guarantor. Each Mortgage shall be substantially in the form of Exhibit L hereto (subject to such modifications as the Administrative Agent shall reasonably require to conform such Mortgage to the Governmental Requirements and practice of the jurisdiction in which the relevant Mortgaged Real Property is located).

“Mortgaged Real Property” shall mean all Real Property of Borrower and Guarantors designated as such on Schedule 5.24 hereto, and all other Real Property which may hereafter be mortgaged to the Administrative Agent pursuant to a Mortgage.

“Nebraska Sub” shall mean Nebraska Energy, L.L.C., a Kansas limited liability company.

“Nebraska Sub Operating Agreement” shall mean the Amended and Restated Operating Agreement of Nebraska Energy, L.L.C. dated September 1, 1994, as amended by Amendment I to the Amended and Restated Operating Agreement dated October 27, 1997, and by Amendment to the Amended and Restated Operating Agreement dated February 9, 2001.

“Net Recovery Value” shall mean, at any date of determination, the net cash value (as determined by an independent appraisal firm acceptable to the Administrative Agent including in connection with the most recent inventory appraisal conducted pursuant to Section 6.10(o)) derived from the sale and/or other disposition of Borrower’s Eligible Inventory after deducting all commissions, broker’s fees, legal and other professional fees and expenses and other usual and customary transaction costs associated with such sale or disposition (other than fees, expenses and other costs for which an Availability Reserve is in effect as of the date of calculation of Net Recovery Value).

“Net Working Capital” shall mean, on any date of calculation, the remainder of (a) the aggregate amount of Eligible Accounts and Eligible Inventory (valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied on such date), minus (b) the consolidated current liabilities of Parent and its consolidated Subsidiaries determined on such date in accordance with GAAP.

“New Subsidiary” shall have the meaning provided in Section 6.9.

“Non-Financed Capital Expenditures” shall mean Capital Expenditures made by any Credit Party which are not financed pursuant to (a) the incurrence of Indebtedness (other than Indebtedness incurred pursuant to this Agreement and trade payables incurred in the ordinary course of business), or (b) an equity contribution made after the Closing Date; provided, that, the first $5,000,000 of Capital Expenditures made after the Closing Date which are not financed as provided in clauses (a) or (b) shall not be considered “Non-Financed Capital Expenditures” for purposes of this Agreement; provided, further, that, Non-Financed Capital Expenditures for any period shall be reduced to the extent of payments received in cash during such period from Seller pursuant to the indemnity provisions of the Purchase Agreement which are contributed in cash to Parent and from Parent to Borrower, reimbursing or compensating Borrower for Capital Expenditures made or to be made by Borrower (or otherwise compensating Borrower for losses, deficiencies or defects pertaining to property, plant or equipment).

“Non-Mortgaged Real Property” shall mean all Real Property owned or leased by Borrower or any Guarantor which is not Mortgaged Real Property.

“Non-Repeating Representations and Warranties” shall mean the representations and warranties set forth in Section 5.6(f), Section 5.7, the first sentence of Section 5.19, the last sentence of Section 5.23, the first two sentences of Section 5.24, Section 5.25, Section 5.26, the first sentence of Section 5.27, the first three sentences of Section 5.28, the last sentence of Section 5.29, and Section 5.32.

“NOx Compliance Project” shall mean Borrower’s effort to bring its Pekin, Illinois facility into compliance with the United States Environmental Protection Agency NOx SIP Call, as implemented by the Illinois Environmental Protection Agency, which caps the amount of emissions of nitrogen oxide (NOx), an ozone precursor, allowed from large boilers, turbines and combustion engines.

“NOx Initial Reserve” shall mean an Availability Reserve in the amount of $1,000,000 established with respect to the Borrowing Base and which shall be reduced as Capital Expenditures and other expenditures are made in connection with the NOx Compliance Project subject to delivery of evidence satisfactory to Administrative Agent that such Capital Expenditures or other expenditures have been made; provided, that, the NOx Initial Reserve shall not be reduced below $100,000 until the Administrative Agent has received satisfactory evidence satisfactory to it that the NOx Compliance Project has been completed at which time it shall be reduced to zero ($0.00) (for this purpose the NOx Compliance Project shall be deemed completed when new coal burners have been installed and tested to demonstrate that NOx emissions are reduced to 0.4lbs/MMBTU).

“Obligated Party” shall mean each Credit Party, Holdco and each other Person which is now, or hereafter becomes, a party to any Financing Document pursuant to which such Person (a) becomes obligated to repay all or any part of the Lender Indebtedness (whether as primary obligor, guarantor, endorser, surety or otherwise), (b) subjects any Property of such Person to a Lien securing all or any Lender Indebtedness, or (c) otherwise provides credit support for all or any part of the Lender Indebtedness or assures any Lender, the Administrative Agent or any Secured Affiliate against loss in respect of the Lender Indebtedness.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made or action taken hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Financing Document.

“Overadvance” shall have the meaning provided in Section 2.10(b).

“PACA” shall mean the Perishable Agricultural Commodities Act, 7 U.S.C §§499a-499t, as it may be amended from time to time.

“PACA Reserve” shall mean an Availability Reserve which shall be determined and reported in the PACA Reserve Report on a weekly basis and which shall equal the highest actual liability of Borrower at any point during the preceding week to vendors of agricultural commodities to Borrower to the extent the claims of such vendors are subject to PACA.

“PACA Reserve Report” shall mean the PACA Reserve Report to be delivered pursuant to Section 6.10(g), a form of which is attached hereto as Exhibit O.

“Parent” shall mean Williams Bio-Energy, L.L.C., a Delaware limited liability company, to be renamed “Aventine Renewable Energy, LLC” immediately after the execution and delivery of this Agreement.

“Payment Office” shall mean the Administrative Agent’s office located at 395 North Service, 3rd Floor, Melville, New York 11749 (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto).

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Perfection Certificate Update” shall mean a Certificate in the form of Exhibit C hereto from a Responsible Officer of each Obligated Party that has previously delivered a Perfection Certificate to be delivered to the Administrative Agent pursuant to Section 6.10(g) hereof and setting forth all changes that would be required to be made to such Credit Party’s Perfection Certificate (as updated pursuant to any prior Perfection Certificate Updates) to cause such Perfection Certificate to be accurate and complete if reissued as of the last day of the month immediately preceding the month in which such Perfection Certificate Update is required to be delivered pursuant to Section 6.10(g) hereof.

“Perfection Certificates” shall mean those certain Perfection Certificates dated as of the Closing Date, executed by each Obligated Party and addressed to the Administrative Agent.

”Permitted Liens” shall have the meaning provided in Section 7.3.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity (including, but not limited to, the Obligated Parties), or any government or political subdivision or agency, department or instrumentality thereof.

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by any Credit Party or an ERISA Affiliate, or (b) was at any time during the five preceding Fiscal Years sponsored, maintained or contributed to by any Credit Party or an ERISA Affiliate.

“Prime Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate. Without notice to Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Projections” shall mean the projections of Parent’s and its consolidated Subsidiaries’ financial condition and results of operation for the twelve (12) month period ending December 31, 2003, copies of which are attached hereto as Schedule 5.6(f).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Purchase Documents” shall have the meaning provided in Section 5.29.

“Quarterly Date” shall mean the last day of each March, June, September and December in each year.

“Qualified Public Offering” shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offering and sale of Equity of Holdco on a firm commitment basis in which the aggregate net proceeds received by Holdco at the public offering price is at least $20,000,000.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Recovery Event” shall mean any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of any Credit Party.

“Refinancing Dividend” shall have the meaning set forth in the recitals hereto.

“Register” shall have the meaning provided in Section 10.7(c).

“Regulation D,” “Regulation U” and “Regulation X” shall mean, respectively, Regulation D under the Securities Act of 1933, as amended or modified from time to time, and Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as such regulations are from time to time in effect and any successor regulations thereto.

“Reimbursement Obligations” shall mean, at any date, the obligations of Borrower then outstanding in respect of the Letters of Credit, to reimburse the Administrative Agent for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under the Letters of Credit.

“Request for Letters of Credit” shall mean a request for Letters of Credit pursuant to Section 2.3(b)(1), substantially in the form attached as Exhibit B-2.

“Required Lenders” shall mean Lenders with an aggregate Revolving Credit Percentage of 66.67% or more.

“Responsible Officer” shall mean, with respect to any corporation, the chairman of the board, the president, any vice president, the chief executive officer, the chief operating officer, or the chief financial officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, the treasurer, the controller, or any equivalent officer (regardless of his or her title).

“Restricted Account” shall mean a deposit account established by Borrower or a Guarantor with an Approved Depository Bank which has entered into a Restricted Account Agreement with the Administrative Agent regarding such Account.

“Restricted Account Agreement” shall mean a letter agreement substantially in the form of Exhibit D hereto to be entered into between the Administrative Agent and each Approved Depository Bank with respect to the Restricted Accounts of Borrower and Guarantors maintained at such Approved Depository Bank.

“Restricted Payment” shall mean for any Credit Party (a) the declaration or payment of any dividend on the Equity of such Credit Party, (b) any payment to purchase, redeem, retire or otherwise acquire any Equity of a Credit Party by such Credit Party or any other Credit Party, (c) the return of any capital to or any distribution of assets to any holder of Equity to such Credit Party, or (d) the payment, prepayment, redemption, repurchase, retirement or defeasance of any Indebtedness of such Credit Party which is prohibited pursuant to the terms of the subordination, intercreditor or similar agreement or provision pertaining to such Indebtedness.

“Revolving Credit Commitment” shall have the meaning provided in Section 2.1(c).

“Revolving Credit Exposure” shall mean, at any date and as to each Lender, the sum of (a) the aggregate principal amount of the Revolving Credit Loans made by such Lender outstanding as of such date plus (b) such Lender’s Revolving Credit Percentage of the aggregate amount of all Letter of Credit Liabilities as of such date.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(a). The Revolving Credit Loans shall not include any Letter of Credit Liabilities.

“Revolving Credit Maturity Date” shall mean May 30, 2006.

“Revolving Credit Note” shall mean a promissory note of Borrower described in Section 2.5(a) payable to any Lender and being substantially in the form of Exhibit E hereto, evidencing the Indebtedness of Borrower to such Lender resulting from Revolving Credit Loans made by such Lender.

“Revolving Credit Percentage” shall mean, as to any Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which such Lender’s Revolving Credit Exposure at such time constitutes of the Aggregate Revolving Credit Exposure at such time).

“Risk Management Policy” shall have the meaning set forth in Section 6.12.

“Rolling Period” shall mean any period of four consecutive Fiscal Quarters.

“Schedules” shall mean the Schedules to this Agreement.

“Secured Affiliate” shall mean any Affiliate of any Lender at the time that such Affiliate has entered into a Hedging Agreement or Cash Management Agreement with any of the Credit

Parties with the obligations of such Credit Parties thereunder being secured by one or more Security Instruments.

“Security Instruments” shall mean the Guaranty and Security Agreement, the Collateral Assignment of Purchase Agreement, each Mortgage and any and all other agreements or instruments now or hereafter executed and delivered by any Obligated Party or any other Person as security for the payment or performance of the Lender Indebtedness, as any of the foregoing may be amended, modified, renewed, supplemented or restated from time to time.

“Seller” shall have the meaning set forth in the recitals hereto.

“Seller Note” shall have the meaning set forth in the recitals hereto.

“Solvent” shall mean with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

“Standby Letter of Credit” shall mean a letter of credit that (a) is used in lieu or in support of performance guarantees or performance, surety or other similar bonds (but expressly excluding stay and appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for casualty insurance carried by Borrower, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Lenders are subject for Eurocurrency Liabilities (as defined in Regulation D) or any other category of deposits or liabilities by reference to which the LIBOR Rate is determined. Such reserve percentages shall include those imposed pursuant to Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Storage/Handling Reserves” shall mean an amount, calculated as of the last day of each month, equal to the aggregate of all amounts for storage, handling and other services charged by each Bailee to Borrower for the two month period then ended; provided, however, such amounts charged by Bailees who are no longer Bailees at the end of the period for which

Storage/Handling Reserves are being calculated shall be excluded in calculating Storage/Handling Reserves for such period; provided, further, if a Bailee at the end of any period for which Storage/Handling Reserves are being calculated has not been a Bailee for all of such period, all such amounts paid to such Bailee shall be included in the Storage/Handling Reserves on a pro forma basis as if such Bailee had been a Bailee since the beginning of such period.

“Subsidiary” of any Person shall mean a corporation, limited liability company, partnership or other entity of which a majority of the outstanding Voting Equity is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Temporary Lockbox Account” shall mean a bank account maintained by Borrower with Bank One, NA pursuant to a Lockbox Agreement until August 31, 2003, the administration of which shall be governed by the Tri-Party Agreement referenced in Section 3.1(d)(5) hereof.

“Terminal” shall mean a warehouse or terminal in which Borrower stores inventory (which may include a customer location but only to the extent that inventory is held pending use by customer and is not held pursuant to a consignment arrangement).

“Terminal Inventory” shall mean inventory which is located in a Covered Terminal.

“Title Commitments” shall have the meaning provided in Section 3.1(j).

“Tri-Party Agreement” shall mean that certain Tri-Party Agreement Regarding Lockbox Accounts among Borrower, JP Morgan Chase and Bank One, NA.

“Type” of Revolving Credit Loan shall mean a Base Rate Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, where applicable as to specific Collateral, any other relevant state.

“Utilization Percentage” shall mean, for any day, a percentage equal to the Aggregate Revolving Credit Exposure on such day divided by the aggregate Revolving Credit Commitment on such day.

“Voting Equity” of any Person shall mean Equity of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Williams” shall mean The Williams Companies, Inc., a Delaware corporation.

Section 1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment of Section 7.1 hereof or the definitions related thereto to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment of Section 7.1 hereof or the definitions related thereto for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.3 Other Definitional Terms. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

ARTICLE 2
AMOUNT AND TERMS OF LOANS

Section 2.1 Loans and Commitments.

(a) Revolving Credit Loans. Subject to the terms and conditions and relying on the representations and warranties contained herein, each Lender severally agrees to make, on the Closing Date and on any Business Day from and after the Closing Date, but prior to the Revolving Credit Maturity Date, revolving credit loans (each a “Revolving Credit Loan”) to Borrower.

(b) Types of Loans. The Revolving Credit Loans made pursuant hereto by each Lender shall, at the option of Borrower, be either Base Rate Loans or LIBOR Loans and may be continued or converted pursuant to Section 2.11; provided that, except as otherwise specifically provided herein, all Revolving Credit Loans made pursuant to the same Borrowing shall be of the same Type.

(c) Revolving Credit Commitments. Each Lender’s Revolving Credit Exposure shall not exceed at any one time the amount set forth opposite such Lender’s name on Annex I under the caption “Revolving Credit Commitment” (as the same may be reduced pursuant to Section 2.9 or Section 2.10 or otherwise from time to time modified pursuant to Section 10.7, its “Revolving Credit Commitment,” and collectively for all Lenders, the “Revolving Credit Commitments”); provided, however, that, subject to the last sentence of Section 2.10(b), the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time; and provided, further, that, subject to the last sentence of Section 2.10(b), Borrower shall not be permitted to obtain Borrowings of Revolving Credit Loans hereunder at anytime in excess of the Availability at such time (calculated immediately prior to giving effect to such Borrowings). There may be more than one Borrowing with respect to Revolving Credit Loans on any day. Within the foregoing limits and subject to the conditions set out in Article 3, Borrower may obtain Borrowings of

Revolving Credit Loans, repay or prepay such Revolving Credit Loans, and reborrow such Revolving Credit Loans.

(d) Amounts of Borrowings, etc. With the exception of Borrowings made pursuant to Section 2.2(c), the aggregate principal amount of each Borrowing (1) of LIBOR Loans shall be (A) in an amount sufficient to cause each Borrowing thereof to be not less than $1,000,000 and (B) in an integral multiple of $100,000 and (2) of Base Rate Loans may be in any amount. Borrowings of more than one Type may be outstanding at the same time; provided, however, that Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than five separate Borrowings of LIBOR Loans being outstanding at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

Section 2.2 Borrowing Requests.

(a) Borrowing Requests. Whenever Borrower desires to make a Borrowing hereunder, it shall give Advance Notice in the form of a Borrowing Request, specifying, subject to the provisions hereof, (1) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (2) the date of such Borrowing (which shall be a Business Day), (3) whether the Revolving Credit Loans being made pursuant to such Borrowing are to be Base Rate Loans or LIBOR Loans, and (4) in the case of LIBOR Loans, the Interest Period to be applicable thereto.

(b) Notice by Administrative Agent. The Administrative Agent shall promptly (and, if any Borrowing Request is received prior to 12:00 noon, New York, New York time, on the same Business Day received) give each Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing, of such Lender’s Revolving Credit Percentage thereof and of the other matters covered by the Advance Notice. Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice, absent manifest error. Notwithstanding the foregoing, to the extent the Administrative Agent elects to utilize weekly settlement as provided in Section 2.8(d) hereof, the Administrative Agent shall not be required to give the Lenders notice of each Borrowing and instead shall note each Borrowing on the weekly settlement statements delivered to each Lender.

(c) Automatic Funding to Disbursement Accounts. Notwithstanding Section 2.2(a) and Section 2.2(b), on each Business Day, Borrower will be deemed to have requested pursuant to a Borrowing Request a Borrowing to be made on such day in an amount (the “Funding Amount”) equal to the amount of all checks, drafts and other items submitted for payment from the Disbursement Account on such Business Day. Such Borrowing shall be a Borrowing of Revolving Credit Loans which shall be a Base Rate Loan. Subject to the satisfaction of the conditions precedent set forth in Article 3, the Funding Amount shall be deposited into the Disbursement Account.

Section 2.3 Letters of Credit.

(a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, Borrower shall have the right, in addition to Revolving Credit Loans provided for in Section 2.1, to utilize the Revolving Credit Commitments from time to time prior to the Revolving Credit Maturity Date by obtaining the issuance of Standby Letters of Credit for the account of Borrower by the Issuing Bank if Borrower shall so request in the notice referred to in Section 2.3(b)(1) (such letters of credit being collectively referred to as the “Letters of Credit”); provided, however, that Borrower shall not be permitted to obtain the issuance of Letters of Credit hereunder at anytime in excess of the Availability at such time (calculated immediately prior to giving effect to the issuance of such Letters of Credit) and the aggregate of all Letter of Credit Liabilities at any one time outstanding shall not exceed $10,000,000. The Letters of Credit shall be denominated in Dollars and may be issued to support obligations of Borrower permitted pursuant to this Agreement. Upon the date of the issuance of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such Lender’s Revolving Credit Percentage, in the Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit issued pursuant to this Agreement shall have an expiry date beyond the earlier of one year after the date of issuance or thirty (30) days prior to the Revolving Credit Maturity Date.

(b) Additional Letter of Credit Provisions. The following additional provisions shall apply to each Letter of Credit:

(1) Borrower shall give the Administrative Agent and the Issuing Bank at least three Business Days’ prior notice (effective upon receipt) in the form of a Request for Letters of Credit, or in each case, such shorter period as may be agreed to by the Administrative Agent and the Issuing Bank, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and describing: (A) the face amount of the Letter of Credit, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) such information concerning the transaction proposed to be supported by such Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, that, the Issuing Bank, in its reasonable judgment, may require changes in such documents and certificates. Each such notice shall be accompanied by the Issuing Bank’s Application and by a certificate executed by a Responsible Officer setting forth calculations evidencing availability for such Letter of Credit pursuant to Section 2.3(b)(2) and stating that all conditions precedent to such issuance have been satisfied. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the International Standby Practices, 1998, International Chamber of Commerce Publication No. 590 (the “ISP98”) and shall, as to matters not governed by the ISP98, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(2) Subject to the last sentence of Section 2.10(b), no Letter of Credit may be issued if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Maximum Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or shall have been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender’s Revolving Credit Percentage of the amount of the Letter of Credit Liabilities related to such Letter of Credit.

(3) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify Borrower and the Administrative Agent of such demand (provided, that, the failure of the Issuing Bank to give such notice shall not affect the Reimbursement Obligations of Borrower hereunder) and Borrower shall immediately, and in any event no later than 10:00 a.m. (New York, New York time) on the date of such drawing, reimburse the Administrative Agent for the account of the Issuing Bank for any amount paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing. Unless prior to 10:00 a.m. (New York, New York time) on the date of such drawing, Borrower shall have either notified the Issuing Bank and the Administrative Agent that Borrower intends to reimburse the Administrative Agent for the account of the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans or delivered to the Administrative Agent a Borrowing Request for Revolving Credit Loans in an amount equal to such drawing, Borrower will be deemed to have given a Borrowing Request to the Administrative Agent requesting that the Lenders make Revolving Credit Loans which shall be Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing; provided, that, such Revolving Credit Loans shall be subject to (A) the satisfaction of the conditions in Article 3 and (B) the existence of Revolving Credit Loan availability pursuant to Section 2.1(c) hereof (after giving effect to repayment of the applicable Reimbursement Obligations with the proceeds of the proposed Revolving Credit Loans). Subject to the preceding sentence, if so requested by the Administrative Agent, each of the Lenders shall, on the date of such drawing, make such Revolving Credit Loans in an amount equal to such Lender’s Revolving Credit Percentage of such drawing or the full amount of the unused Revolving Credit Loan available pursuant to Section 2.1(c), as applicable, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank to the extent of such proceeds.

(4) If Borrower fails to reimburse the Issuing Bank as provided in clause (3) above for any reason, including, but not limited to, failure to satisfy the conditions in Article 3 or insufficient unused Revolving Credit Loan availability pursuant to Section 2.1(c), the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall notify each Lender of the unreimbursed amount of such drawing and of such Lender’s respective participation therein based on such Lender’s Revolving Credit Percentage. Each Lender will pay to the Administrative Agent for the account of the Issuing Bank on the date of such notice an amount equal to such Lender’s Revolving Credit Percentage of such unreimbursed drawing (or, if such notice is made after 1:00 p.m. (New York, New York time) on such date, on the next succeeding Business Day). Notwithstanding the foregoing, to the extent the Administrative Agent elects to utilize weekly settlement as provided in Section 2.8(d) hereof, the Administrative Agent shall not be required to give the Lenders notice of each unreimbursed drawing against Letters of Credit and instead shall note each unreimbursed drawing on the weekly settlement statements delivered to each Lender. If any Lender fails to make available to the Issuing Bank the amount of such Lender’s participation in such Letter of Credit as provided in this clause (4), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for one Business Day and thereafter at the Base Rate. Nothing in this clause (4) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this clause (4) if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall pay to the Administrative Agent, and the Administrative Agent to each Lender, such Lender’s Revolving Credit Percentage of all amounts received from Borrower for payment, in whole or in part, of the Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this clause (4).

(5) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in the form and contain such terms as shall be reasonably satisfactory to the Issuing Bank, and that Borrower shall have executed and delivered such other instruments and agreements relating to the Letter of Credit as the Issuing Bank shall have reasonably requested and that are not inconsistent with the terms of this Agreement, including the Issuing Bank’s Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

(6) AS BETWEEN BORROWER AND THE ISSUING BANK, BORROWER ASSUMES ALL RISKS OF THE ACTS AND OMISSIONS OF OR MISUSE OF THE LETTERS OF CREDIT ISSUED BY THE ISSUING BANK BY THE RESPECTIVE BENEFICIARIES OF SUCH LETTERS OF CREDIT. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, THE ISSUING BANK SHALL NOT BE RESPONSIBLE: (A) FOR THE FORM, VALIDITY, SUFFICIENCY, ACCURACY, GENUINENESS OR LEGAL EFFECT OF ANY DOCUMENT SUBMITTED BY ANY PERSON IN CONNECTION WITH THE APPLICATION FOR OR ISSUANCE OF SUCH LETTERS OF CREDIT, EVEN IF IT SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, INACCURATE, FRAUDULENT OR FORGED; (B) FOR THE VALIDITY OR SUFFICIENCY OF ANY INSTRUMENT TRANSFERRING OR ASSIGNING OR PURPORTING TO TRANSFER OR ASSIGN ANY SUCH LETTER OF CREDIT OR THE RIGHTS OR BENEFITS THEREUNDER OR PROCEEDS THEREOF, IN WHOLE OR IN

PART, WHICH MAY PROVE TO BE INVALID OR INEFFECTIVE FOR ANY REASON; (C) FOR ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES, BY MAIL, CABLE, TELEGRAPH, TELEX OR OTHERWISE, WHETHER OR NOT THEY ARE IN CIPHER; (D) FOR ERRORS IN INTERPRETATION OF TECHNICAL TERMS; (E) FOR ANY LOSS OR DELAY IN THE TRANSMISSION OR OTHERWISE OF ANY DOCUMENT REQUIRED IN ORDER TO MAKE A DRAWING UNDER ANY SUCH LETTER OF CREDIT OR OF THE PROCEEDS THEREOF; (F) FOR THE MISAPPLICATION BY THE BENEFICIARY OF ANY SUCH LETTER OF CREDIT OF THE PROCEEDS OF ANY DRAWING UNDER SUCH LETTER OF CREDIT; AND (G) FOR ANY CONSEQUENCES ARISING FROM CAUSES BEYOND THE CONTROL OF THE ISSUING BANK, INCLUDING, WITHOUT LIMITATION, THE ACTIONS OF ANY GOVERNMENTAL AUTHORITY. NONE OF THE ABOVE SHALL AFFECT, IMPAIR, OR PREVENT THE VESTING OF ANY OF THE ISSUING BANK’S RIGHTS OR POWERS HEREUNDER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN CLAUSE (G) ABOVE, BORROWER SHALL NOT ASSUME ANY RISK AND SHALL HAVE NO OBLIGATION TO INDEMNIFY THE ISSUING BANK IN RESPECT OF, AND THE ISSUING BANK WILL NOT BE EXCULPATED FROM (BUT SUBJECT TO SECTION 10.8), ANY LIABILITY INCURRED BY THE ISSUING BANK ARISING PRIMARILY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUING BANK, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(7) The Issuing Bank will send to Borrower and the Administrative Agent immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto. Upon issuance of any Letter of Credit or an amendment thereto, the Administrative Agent shall promptly notify each Lender of the terms of such Letter of Credit or amendment thereto, and of such Lender’s Revolving Credit Percentage of the amount of such Letter of Credit or amendment thereto, and the Administrative Agent shall provide to each Lender a copy of such Letter of Credit or such amendment thereto. Upon cancellation or termination of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and Borrower, and the Administrative Agent will then promptly notify each Lender, of such cancellation or termination.

The obligation of Borrower to reimburse the Issuing Bank for Reimbursement Obligations with regard to the Letters of Credit issued by it, and the obligations of the Lenders under clause (4), shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and under all circumstances including, without limitation, the following circumstances:

(A) any lack of validity or enforceability of any Letter of Credit;

(B) the existence of any claim, set-off, defense or other right that any Credit Party may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Credit Party and the beneficiary for which the Letter of Credit was procured) other than a defense based on the gross negligence (as opposed to ordinary negligence) or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction;

(C) any draft, demand, certificate or any other document presented under any Letter of Credit is proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect;

(D) any adverse change in the condition (financial or otherwise) of any of the Credit Parties;

(E) any breach of this Agreement or any other Financing Document by any Credit Party, the Administrative Agent or any Lender (other than the Issuing Bank);

(F) any other circumstance or happening whatsoever which is similar to any of the foregoing; provided, that, such other occurrence or happening is not the result of the gross negligence (as opposed to ordinary negligence) or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction; or

(G) the fact that a Default shall have occurred and be continuing.

Section 2.4 Disbursement of Funds.

(a) Availability. Subject to Section 2.8(d), no later than 12:00 noon (or, in the case of Base Rate Loans, 1:00 p.m.) (New York, New York time) on the date of each Borrowing, each Lender will make available to the Administrative Agent such Lender’s Revolving Credit Percentage of the principal amount of the Borrowing requested to be made on such date reduced by the principal amount of Revolving Credit Loans (if any) of such Lender maturing on such date, in Dollars and in immediately available funds at the Payment Office. The Administrative Agent will make available to Borrower at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing such amounts, in immediately available funds, to the accounts of Borrower, maintained with the Administrative Agent, designated by Borrower for such purpose (collectively, the “Disbursement Account”) (on the date hereof, such accounts being account numbers 601 867 419 (styled “Accounts Payable Controlled Disbursement Account”) and 323 366 619 (styled “Operating Account”)), not later than 3:00 p.m. (New York, New York time) on the date of each Borrowing. To the extent that any Lender Indebtedness is due and owing on the date of a requested Borrowing of Revolving Credit Loans, the Lenders shall apply the proceeds of the Revolving Credit Loans then being made, to the extent thereof, to the repayment of such Lender Indebtedness, such

Revolving Credit Loans or Reimbursement Obligations and repayments intended to be a contemporaneous exchange.

(b) Funds to the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s Revolving Credit Percentage of the Borrowing to be made on such date, and subject to Section 2.8(d), the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may make available to or for the account of Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of a Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Effective Rate for a period of three (3) Business Days after the date due and at the rate applicable to Base Rate Loans pursuant to Section 2.6(a) thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c) Lenders’ Responsibilities. No Lender shall be responsible for any default by any other Lender in its obligation to make Revolving Credit Loans hereunder, and each Lender shall be obligated to make only such Revolving Credit Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Revolving Credit Commitment hereunder.

Section 2.5 Notes and Amortization.

(a) Revolving Credit Notes. Borrower’s obligation to pay the principal of, and interest on, the Revolving Credit Loans made by each Lender shall be further evidenced by Borrower’s issuance, execution and delivery of a Revolving Credit Note payable to the order of each such Lender in the amount of such Lender’s Revolving Credit Commitment and shall be dated as of the date of issuance of such Revolving Credit Note. The principal amount of each Revolving Credit Note shall be payable on or before the Revolving Credit Maturity Date.

Section 2.6 Interest. In all cases subject to Section 10.13:

(a) Base Rate Loans. Subject to Section 2.6(c), Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the relevant Applicable Margin plus the Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. The term “Base Rate” shall mean, for any day, the highest of (1) the Prime Rate in effect on such day, and (2) one-half of one percent (½%) plus the Federal Funds Effective Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Effective Rate or the Prime Rate shall be effective as of the opening of business on the effective date of such change in the Federal Funds Effective Rate or the Prime Rate, as the case may be. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, but not limited to, the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

(b) LIBOR Loans. Subject to Section 2.6(c), Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date thereof until payment in full thereof at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the LIBOR Rate, but in no event to exceed the Highest Lawful Rate.

(c) Default Interest. During the continuance of any Event of Default, interest shall accrue on the outstanding Lender Indebtedness, to the maximum extent permitted by law, at a rate per annum equal to (1) in the case of any LIBOR Loan, the rate that would be applicable under Section 2.6(b) to such LIBOR Loan, plus 2% per annum, and (2) in the case of any other amount comprising a part of the Lender Indebtedness, the rate that would be applicable under Section 2.6(a) to a Base Rate Loan, plus 2% per annum, but in no event to exceed the Highest Lawful Rate; provided, that, the Administrative Agent shall give written notice of the accrual of default interest but the failure of the Administrative Agent to give such notice shall not affect the validity or timing of the accrual of such default interest.

(d) Interest Payment Dates. Interest on each Revolving Credit Loan shall accrue from and including the date of such Revolving Credit Loan to but excluding the date of payment in full thereof. Interest on each LIBOR Loan shall be payable on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each day which occurs at three month intervals of the initial date of such Interest Period, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand. Interest on each Base Rate Loan shall be payable on the first Business Day of each calendar month, commencing on the first of such days to occur after such Base Rate Loan is made and at maturity (whether by acceleration or otherwise). Interest which accrues pursuant to Section 2.6(c) shall be payable on demand.

(e) Notice by the Administrative Agent. The Administrative Agent, upon determining the LIBOR Rate for any Interest Period, shall promptly notify, by telecopy, telephone (in the case of telephonic notices, confirmed by telecopy or otherwise in writing) or in writing, Borrower and the Lenders of such LIBOR Rate.

(f) Collection Charge. Solely for purposes of determining the amount of interest which accrues and is payable in respect of Revolving Credit Loans, payments of principal will be deemed to be applied to the outstanding principal balance of the Revolving Credit Loans on the first Business Day following receipt by the Administrative Agent of collected funds.

Section 2.7 Interest Periods. In connection with each Borrowing of LIBOR Loans, Borrower shall elect an Interest Period to be applicable to such Borrowing, which Interest Period shall begin on and include, as the case may be, the date selected by Borrower pursuant to Section 2.2(a), the conversion date or the date of expiration of the then current Interest Period applicable thereto, and end on but exclude the date which is either one, two, three or six months thereafter, as selected by Borrower; provided, that:

(a) Business Days. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, further, that, if any Interest Period (other than in respect of a Borrowing of LIBOR Loans the Interest Period of which is expiring pursuant to Section 2.15(b) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(b) Month End. Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Section 2.7(c) below, end on the last Business Day of a calendar month; and

(c) Maturity Dates. No Interest Period shall extend beyond the Revolving Credit Maturity Date.

 Section 2.8 Records; Weekly Settlement.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrower to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent shall maintain the Register pursuant to Section 10.7(c), and a subaccount therein for each Lender, in which shall be recorded (1) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (2) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (3) both the amount of any sum received by the Administrative Agent hereunder from Borrower and each Lender’s Revolving Credit Percentage thereof.

(c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Revolving Credit Loans made to Borrower by such Lender in accordance with the terms of this Agreement.

(d) The arrangements between the Administrative Agent and the Lenders with respect to making and advancing the Revolving Credit Loans and making payments under Letters of Credit, at the option of the Administrative Agent (which, if exercised, may be terminated by the Administrative Agent at any time), shall be handled on the following basis: no less than once a week, the Administrative Agent will provide each Lender with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Revolving Credit Loans made to Borrower, the aggregate amount of new Reimbursement Obligations which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the accounts of Borrower, the amount of remittances and payments actually collected and applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Credit Loans and to reimburse Reimbursement Obligations during such period, and the outstanding principal balances of the Revolving Credit Loans and the aggregate Letter of Credit Liabilities outstanding at the end of such period. If a Lender’s pro-rata share (based on such Lender’s Revolving Credit Percentage) of the Revolving Credit Loans and the unreimbursed Reimbursement Obligations made during such period exceeds such Lender’s pro-rata share of remittances and payments applied to reduce the Revolving Credit Loans and reimburse Reimbursement Obligations during such period, the difference will be paid and made available in same day funds by such Lender to the Administrative Agent, and if such Lender’s pro rata share (based on such Lender’s Revolving Credit Percentage) of remittances and payments applied to reduce the Revolving Credit Loans and reimburse Reimbursement Obligations during such period exceeds such Lender’s pro rata share (based on such Lender’s Revolving Credit Percentage) of the Revolving Credit Loans and the Reimbursement Obligations made during such period, the difference will be paid and made available in same day funds by the Administrative Agent to such Lender. If any amount required to be paid by a Lender to the Administrative Agent or by the Administrative Agent to a Lender hereunder is not in fact made available to the Administrative Agent or such Lender as applicable on the date due, the Lender or the Administrative Agent to which such amount is due shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Effective Rate for a period of three (3) Business Days after the date due and at the rate applicable to Base Rate Loans pursuant to Section 2.6(a) thereafter. Nothing in this Section 2.8(d) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunde.r

(e) The Administrative Agent shall render to Borrower each month a statement of Borrower’s account of all transactions of the type described in Section 2.8(d) hereof, which shall be deemed to be correct and accepted by and be binding upon Borrower unless the Administrative Agent receives a written statement of Borrower’s exceptions to such account statement within ten (10) days after such statement was rendered to Borrower.

Section 2.9 Voluntary Termination or Reduction of Revolving Credit Commitments. Borrower may, upon at least five Business Days’ written notice to the Administrative Agent, terminate entirely at any time, or partially reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple of $100,000, the unused portions of the Revolving Credit Commitments; provided, that (1) any such reduction shall apply proportionately to the Revolving Credit Commitment of each Lender, and (2) if the Revolving Credit Commitments are reduced or terminated pursuant to this Section 2.9 on or before the first anniversary of the Closing Date, simultaneously with such reduction or termination, Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders the cancellation fee required pursuant to Section 2.12(c) hereof. Borrower shall not be permitted to reduce the Revolving Credit Commitments to an aggregate amount less than $25,000,000 unless Borrower terminates the Revolving Credit Commitments in their entirety.

Section 2.10 Repayment at Maturity; Prepayments.

(a) Repayment and Maturity. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 8).

(b) Mandatory Prepayments.

(1) Subject to the last sentence of this Section 2.10(b)(1), if at any time the Aggregate Revolving Credit Exposure is in excess of the Maximum Available Amount, Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the amount of such excess to be applied (A) as a prepayment of the Revolving Credit Loans and Reimbursement Obligations outstanding and (B) after payment in full of the Revolving Credit Loans and Reimbursement Obligations outstanding, as Cover for the Letter of Credit Liabilities in an amount of such remaining excess. Any prepayment or Cover required as a result of any reduction or termination of the Revolving Credit Commitments pursuant to Section 2.9 shall be payable or provided in full on the date on which the reduction or termination of the Revolving Credit Commitments pursuant to Section 2.9 becomes effective. Each Lender acknowledges and agrees that notwithstanding anything to the contrary set forth in this Agreement, the Administrative Agent, in its sole discretion, may, for the account and credit risk of the Lenders, make or permit to remain outstanding, and/or cause each Lender to make, or permit to remain outstanding, Revolving Credit Loans, or issue, or permit to remain outstanding, Letters of Credit, which in any case results in the Aggregate Revolving Credit Exposure exceeding the Maximum Available Amount (collectively, “Overadvances”); provided, however, (i) no Overadvance may cause the Aggregate Revolving Credit Exposure to exceed the total Revolving Credit Commitments of all Lenders, (ii) the aggregate amount of all Overadvances outstanding at any time shall not exceed the lesser of (A) $5,000,000 or (B) 10% of the Borrowing Base then in effect, (iii) no Overadvance shall be outstanding for more than thirty (30) consecutive days, and (iv) there can be only one Overadvance during any 180-day period.

(2) Subject to the provisions of Section 2.8(d) hereof, on or before 12:00 noon (New York, New York time) on each Business Day, the Administrative Agent shall disburse to each Lender, for application to the principal amount of the outstanding Revolving Credit Loans of each Lender, such Lender’s Revolving Credit Percentage of all amounts then on deposit in the Blocked Account, not to exceed such Lender’s Revolving Credit Exposure, which the Administrative Agent shall have determined constitute “collected funds” in accordance with the policies of the

Administrative Agent then in effect and reasonably consistent with industry custom and practice.

(c) Voluntary Prepayments. Borrower may, at its option, at any time and from time to time, prepay the Revolving Credit Loans and the Reimbursement Obligations, in whole or in part, upon giving, in the case of any LIBOR Loan, three Business Days’ prior written notice to the Administrative Agent, and, in the case of any Base Rate Loan, prior written notice on the same Business Day to the Administrative Agent. Such notice shall specify (1) in the case of any prepayment of Revolving Credit Loans, the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each; and (2) in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s Revolving Credit Percentage of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a LIBOR Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 2.18. Prepayments of the Revolving Credit Loans and the Reimbursement Obligations pursuant to this Section 2.10(c) shall be applied, first, to payment of the Revolving Credit Loans then outstanding, and second, to payment of any Reimbursement Obligations then outstanding, third, to Cover any outstanding Letter of Credit Liability. Each prepayment of Base Rate Loans shall be in the minimum principal amount of $100,000 and in integral multiples of $100,000 and each prepayment of LIBOR Loans shall be in the minimum principal amount of $1,000,000 and in integral multiples of $100,000 or, in the case of either Base Rate Loans or LIBOR Loans, the aggregate principal balance outstanding on the Revolving Credit Loans and the Reimbursement Obligations, as applicable. No prepayment of a LIBOR Loan shall be made which would result in the remaining outstanding balance of such LIBOR Loan being an amount less than $1,000,000, and any payment of LIBOR Loans made on any day other than the last day of the applicable Interest Period shall be subject to the payment of the amounts specified in Section 2.18.

(d) Notice by Administrative Agent. Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share of such prepayment.

Section 2.11 Continuation and Conversion Options.

(a) Continuation. Borrower may elect to continue all or any part of any Borrowing of LIBOR Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying the LIBOR Loans or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to LIBOR Loans, Borrower shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans pursuant to Section 2.11(d).

(b) Amount of Continuations. All or part of any LIBOR Loans may be continued as provided herein, provided, that, any continuation of such LIBOR Loans shall not be (as to each Borrowing of such LIBOR Loans as continued for an applicable Interest Period) less than $1,000,000 and shall be in an integral multiple of $100,000.

(c) Continuation or Conversion Upon Default. If no Default shall have occurred and be continuing, each LIBOR Loan may be continued or converted as provided in this Section 2.11. If a Default shall have occurred and be continuing, Borrower shall not have the option to elect to continue any such LIBOR Loan pursuant to Section 2.11(a) or to convert Base Rate Loans to LIBOR Loans pursuant to Section 2.11(e).

(d) Conversion to Base Rate. Borrower may elect to convert any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving Advance Notice to the Administrative Agent of such election.

(e) Conversion to LIBOR Rate. Borrower may elect to convert any Base Rate Loan at any time or from time to time to a LIBOR Loan by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying each Interest Period therefor.

(f) Amounts of Conversions. All or any part of the outstanding Revolving Credit Loans may be converted as provided herein, provided that any conversion of such Revolving Credit Loans shall not result in a Borrowing of LIBOR Loans in an amount less than $1,000,000 and in integral multiples of $100,000.

Section 2.12 Fees.

(a) Revolving Credit Commitments. Borrower shall pay to the Administrative Agent, for the account of and distribution to each Lender in accordance with its Revolving Credit Percentage, a commitment fee for the period commencing on the Closing Date, to and including the Revolving Credit Maturity Date (or such earlier date as the Revolving Credit Commitments shall have been terminated entirely), computed at a rate per annum equal to the Applicable Commitment Fee Percentage on the amount by which the Revolving Credit Commitments exceeds the daily Aggregate Revolving Credit Exposure. The commitment fees payable pursuant to this Section 2.12(a) shall be payable quarterly in arrears on the first Business Day of each calendar quarter, commencing on September 2, 2003.

(b) Letters of Credit.

(1) As consideration for acting as the Issuing Bank with respect to any Letter of Credit, Borrower will pay to the Issuing Bank, at the time of issuance, renewal or material amendment of any Letter of Credit, a non-refundable fee equal to 0.25% of the face amount of such Letter of Credit. Borrower shall also pay to the Issuing Bank, with respect to any issuance, amendment, transfer, or cancellation prior to expiration of any Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank’s standard schedule for such charges in effect at the time of, and payable at the time of, such issuance, amendment, transfer, cancellation or drawing, as the case may be. All fees payable pursuant to this clause shall be retained by the Issuing Bank for its own account.

(2) Borrower will pay to the Administrative Agent, for the account of and pro rata distribution to each Lender, a fee on the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration or termination thereof, computed at a per annum rate for each day equal to the Applicable Margin for Revolving Credit Loans that are LIBOR Loans in effect on such day. Such fees shall be payable monthly in arrears on the first Business Day of each calendar month.

(c) Commitment Cancellation Fees. If Borrower shall voluntarily reduce or terminate the Revolving Credit Commitments prior to the first anniversary of the Closing Date, Borrower shall pay to the Administrative Agent, for the account of and pro-rata distribution of each Lender, a fee equal to one percent (1%) of the amount by which such Revolving Credit Commitments are reduced, or one percent (1%) of the entire amount of the Revolving Credit Commitments in the event of a termination.

(d) Fee Letter. Borrower shall pay to JPMorgan Chase such fees as are set forth in the Fee Letter, as the same has been or may be hereafter amended or supplemented, on the dates and in the manner specified therein.

Section 2.13 Payments, Credit Availability, etc.

(a) Without Setoff, etc. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lenders without defense, set-off or counterclaim to the Administrative Agent not later than 12:00 noon (New York, New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Subject to Section 2.8(d), the Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office.

(b) Non-Business Days. Whenever any payment to be made hereunder or under any Revolving Credit Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.7 hereof) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

(c) Computations. All computations of interest shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided, that, such determination shall be made in good faith in a manner generally consistent with the Administrative Agent’s standard practice. If the Administrative Agent and Borrower determine that manifest error exists, said parties shall correct such error by way of an adjustment to the next payment due hereunder.

Section 2.14 Interest Rate Not Ascertainable, etc. In the event that the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or any Lender’s position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders of such determination. Until the Administrative Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, (a) the obligations of the Lenders to make LIBOR Loans shall be immediately suspended, (b) any Borrowing of LIBOR Loans that is requested (by continuation, conversion or otherwise) shall instead be made as a Borrowing of Base Rate Loans, and (c) any outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

Section 2.15 Illegality.

(a) Determinations of Illegality. In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, such Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

(b) LIBOR Loans Suspended. Upon the giving of the notice to Borrower referred to in Section 2.15(a) above, (1) Borrower’s right to request (by continuation, conversion or otherwise), and such Lender’s obligation to make, LIBOR Loans shall be immediately suspended, and, thereafter, any requested Borrowing of LIBOR Loans shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and (2) if the affected LIBOR Loan or LIBOR Loans are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day’s written notice to the Administrative Agent and the affected Lender, convert each such LIBOR Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.15(b).

Section 2.16 Increased Costs.

(a) LIBOR Regulations, etc. If, by reason of (x) the introduction of or any change after the date hereof (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request issued after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

(1) any Lender (or its applicable Lending Office) shall be subject to any Tax, duty or other charge with respect to its LIBOR Loans or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender’s principal executive office or applicable Lending Office is located); or

(2) any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System, but excluding any such reserve requirement that is reflected in the LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligations to make LIBOR Loans shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable LIBOR Rate or taken into account under Section 2.20) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office (except to the extent taken into account under Section 2.20), then Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender on demand additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost; provided, that, Borrower shall not be required to compensate a Lender pursuant to this Section 2.16(a) for any amounts incurred more than six months prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor; and provided, further that, (A) if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect, and (B) the limitation set forth in this proviso shall not apply to amounts already included in the determination of the applicable LIBOR Rate. A certificate as to the amount of such increased cost and the calculation thereof, submitted to Borrower and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

(b) Costs. If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 2.16(a) or any other circumstances affecting such Lender or the London interbank market or such Lender’s position in such market, the LIBOR Rate, as determined in good faith by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Loans, then, and in any such event:

(1) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice; and

(2) Borrower’s right to request a Borrowing of LIBOR Loans from such Lender and such Lender’s obligation to make LIBOR Loans shall be immediately suspended, any such Borrowing of LIBOR Loans that is requested (by continuation, conversion or otherwise) shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and any such outstanding LIBOR Loan from such Lender shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

(c) Capital Adequacy. If, by reason of (1) the introduction of or any change after the date hereof (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (2) the compliance with any guideline or request issued after the date hereof by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such Lender’s Revolving Credit Loans or such Lender’s commitment to lend hereunder and other commitments of this type or of the Letters of Credit (or similar contingent obligations), then, upon written request therefor by such Lender (with a copy of such request to the Administrative Agent), Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s Revolving Credit Loans or such Lender’s commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit and such Lender is generally charging such costs to other similarly situated borrowers under similar credit facilities; provided, that, Borrower shall not be required to compensate a Lender pursuant to this Section 2.16(c) for any amounts incurred more than six months prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor; and provided, further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. A certificate as to such amounts and the calculation thereof, submitted to Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(d) Issuing Bank. The rights and benefits of the Lenders under this Section 2.16 shall also apply to the Issuing Bank in its capacity as such.

Section 2.17 Change of Lending Office. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its LIBOR

Loans affected by the matters or circumstances described in Section 2.14, Section 2.15 or Section 2.16 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided, that, the mere existence of fees, charges, costs or expenses that such Borrower has offered and agreed to pay on behalf of such Lender shall not be deemed to be materially disadvantageous to the Lender; and provided, further, that, such Lender shall have no obligation to so designate an alternate Lending Office located in the United States.

Section 2.18 Funding Losses. Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans to the extent not recovered by such Lender in connection with the re-employment of such funds), which such Lender may sustain: (1) if for any reason (other than a default by such Lender) a Borrowing of LIBOR Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn), including, but not limited to, a failure by the Credit Parties to fulfill on the date of any Borrowing of LIBOR Loans the conditions set forth in Article 3, or to convert or continue any LIBOR Loan hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.11; (2) if any payment, prepayment or conversion of any of its LIBOR Loans required or permitted by any other provision of this Agreement or otherwise, or any assignment of a LIBOR Loan pursuant to Section 2.22, in each case is made or deemed made on a date which is not the last day of the Interest Period applicable thereto; or (3) if, for any reason, Borrower defaults in its obligation to repay its LIBOR Loans or interest accrued thereon as and when due and payable (at the due date thereof, whether at scheduled maturity, by acceleration, irrevocable notice of prepayment or otherwise).

Section 2.19 Sharing of Payments, etc. If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of any Obligated Party hereunder or under any of the other Financing Documents (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (1) notify each of the other Lenders and the Administrative Agent of such receipt, and (2) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided, that, if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Each Obligated Party, by entering into a Financing Document, further agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.19 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Credit Parties in the amount of such participation.

Section 2.20 Taxes.

(a) Payments Free and Clear. Any and all payments by or on account of any obligation of a Credit Party hereunder or any other Financing Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided, that, if any Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (1) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) each Payee receives an amount equal to the sum it would have received had no such deductions been made, (2) the Credit Parties shall make such deductions, and (3) the Credit Parties shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Other Taxes. In addition, the Credit Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification. Borrower shall indemnify each Payee, upon written demand therefor, on an after-tax basis for the full amount of any Indemnified Taxes or Other Taxes paid by such Payee on or with respect to any payment by or on account of any obligation of the Credit Parties hereunder and under the other Financing Documents and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, such that, after making all such payments, such Payee receives and retains such amounts (hereinafter, the “Make-Whole Amount”) as it would have received and retained had no such Indemnified Taxes, Other Taxes or liabilities arising therefrom, been imposed on, and actually paid by, such Payee. A certificate as to the amount of such payment or liability delivered to Borrower by any Payee shall be accompanied by evidence of actual payments made by such Payee on account of any liabilities arising from Indemnified Taxes or Other Taxes, and it shall be conclusive absent manifest error; provided, that, Borrower shall not be obligated to make payment to any Payee pursuant to this Section 2.20(c) in respect of penalties, interest or other additions attributable to any Indemnified Taxes or Other Taxes if (i) written demand therefore has not been made by such Payee within thirty (30) days from the date on which such Payee knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority (but only to the extent that such penalties, interest or other additions arise from such Payee having made its demand more than thirty (30) days after the date on which such Payee knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority), or (ii) such penalties, interest or other additions have accrued more than ten (10) days after Borrower has indemnified or paid the full amount of the Indemnified Taxes or Other Taxes to which such penalties, interest or other additions relate. After a Payee learns of the imposition of Indemnified Taxes or Other Taxes, such Payee will act in good faith to promptly notify Borrower of its obligations hereunder.

(d) Receipts. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, Borrower shall cause such Credit Party to deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder.

(f) Lender Representations and Agreements. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.

(g) Change of Lending Office. If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.20 as a result of a change of law occurring after the date hereof, then such Lender, at the request of the Borrower, will change the jurisdiction of its Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise materially disadvantageous to such Lender, provided, that, the mere existence of fees, charges, costs or expenses that such Borrower has offered and agreed to pay on behalf of such Lender shall not be deemed to be materially disadvantageous to the Lender.

(h) Refunds.

(1) If Payee shall become aware that it is entitled to receive a refund or credit from a Governmental Authority in respect of Indemnified Taxes, Other Taxes or any additional amounts for which such Payee has been indemnified by Borrower pursuant to this Section, or with respect to which any Credit Party has paid additional amounts pursuant to this Section, it shall promptly notify Borrower of the availability of such refund or credit; provided, that, no Payee shall be under any duty to inquire into or investigate the availability of any such refund or credit. Borrower may request that such Payee seek a refund of, or credit in respect of, such amounts, provided that Payee shall not be obligated to seek any such refund or credit until Borrower shall have (A) advanced to Payee such amounts as Payee shall reasonably determine to be sufficient to cover its costs and expenses in seeking such refund or claiming the benefit of such credit, and (B) undertaken, in such form as Payee shall reasonably determine to be appropriate to protect its interests, to fund any costs and expenses of Payee in excess of those covered by the advance described in (A). Within 30 days after receipt of a request by the Borrower and satisfaction of the foregoing conditions precedent, Payee shall make a claim to the appropriate Governmental Authority for such refund or credit.

(2) If as a result of the claim for refund or credit described in (1) above or otherwise, Payee receives a refund or secures the application of a credit in respect of any Indemnified Taxes, Other Taxes or any other amounts as to which it has been indemnified by Borrower pursuant to this Section, or with respect to which any Credit

Party has paid additional amounts pursuant to this Section, such Payee shall promptly notify Borrower of such refund or credit and shall, within thirty (30) days from the date of receipt of such refund or the application of such credit, pay over to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower or any Credit Party under this Section with respect to the Indemnified Taxes, Other Taxes or any other amounts giving rise to such refund or credit) the excess, if any, of (A) the amount of such refund or credit (including any interest paid by the Governmental Authority with respect to such refund or credit), over (B) the sum of (i) all out-of-pocket expenses of such Payee in excess of any advances theretofore made by Borrower, plus (ii) any Taxes levied on or attributable to the receipt by Payee of such refund or credit, such that, after making any payment to Borrower required by this Section 2.20(h), Payee shall have received and retained an amount equal to the Make-Whole Amount; provided, that, Borrower, upon the request of such Payee agrees to repay any amount paid over to Borrower (plus penalties, interest or other charges due to the Governmental Authority in connection therewith) to such Payee in the event such Payee is required to repay such refund to such Governmental Authority or is disallowed the benefit of the claimed credit.

Section 2.21 Pro rata Treatment; Order of Application During Default; Order of Application of Payments.

(a) Subject to Section 2.4(b), each Borrowing of Revolving Credit Loans shall be made, each payment on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant Revolving Credit Percentages of the Lenders. Subject to Section 2.4(b), each payment (including each prepayment) on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders.

(b) During the existence of any Event of Default, any payments in respect of the Lender Indebtedness or in respect of any of the proceeds of Collateral shall be applied to the Lender Indebtedness (1) first, to the payment in full of all costs, expenses and other charges (but not fees) of Administrative Agent incurred in connection with the collection and enforcement of the Lender Indebtedness and for the protection, preservation or sale, disposition or other realization upon the Collateral or the Lenders interests under the Loan Documents, including all expenses, liabilities and advances incurred or made by or on behalf of Administrative Agent, including attorneys’ fees and legal expenses, and (2) then to payment in full of the remaining Lender Indebtedness (including to establish L/C Cover for all outstanding Letters of Credit) in such order as Administrative Agent shall determine in its sole discretion; provided, that, any Lender Indebtedness consisting of amounts owed by any Obligated Party in respect of any Hedging Agreements or Cash Management Agreements, shall only be paid after payment in full of all other Lender Indebtedness to be paid pursuant to clause (2) above (subordinated amounts owing under any Cash Management Agreements shall not include amounts owing in respect of any checks or other items deposited in the relevant cash management accounts which are returned unpaid for any reason). For purposes of this Section 2.21(b), “payment in full” with respect to fees, expenses, costs and interest shall include any fees, costs and expenses incurred during any bankruptcy or insolvency proceeding, and any interest which accrued or would have accrued after the commencement of any bankruptcy or insolvency proceeding, irrespective of whether a claim for such fees, expenses, costs and interest is allowable in such bankruptcy or insolvency proceeding.

Section 2.22 Replacement of Lenders. If any Lender (a) does not make a LIBOR Loan pursuant to Section 2.15, (b) is subject to increased costs pursuant to Section 2.16, (c) fails to designate an alternate Lending Office pursuant to Section 2.17 or Section 2.20, or (d) is owed or reasonably anticipates being owed additional amounts pursuant to Section 2.20, Borrower shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the consent of the Administrative Agent, which consent shall not be unreasonably withheld; provided, that, (1) the obligations of the Credit Parties owing to the Lender being replaced (including such increased costs) that are not being assigned to the replacement lender shall be paid in full to the Lender being replaced concurrently with such replacement lender, (2) the replacement lender shall execute an Assignment and Acceptance pursuant to which it shall become a party hereto as provided in Section 10.7, and (3) upon compliance with the provisions for assignment provided in Section 10.7 and the payment of amounts referred to in clause (1), the replacement lender shall constitute a “Lender” hereunder and the Lender being so replaced shall no longer constitute a “Lender” hereunder.

Section 2.23 Advances of Revolving Credit Loans to Satisfy Lender Indebtedness. Borrower and each Lender hereby agree with the Administrative Agent and each other Lender that, on each date on which any payment of interest, fees, principal or other amounts are due and owing hereunder or under any of the other Financing Documents, the Administrative Agent may, in its sole discretion, but without any obligation to do so and subject to all other terms of this Agreement (other than any request for delivery of a Borrowing Request hereunder) cause a Borrowing of Revolving Credit Loans (which shall be Base Rate Loans) to be made on such date in an amount sufficient to satisfy in full all such payments of interest, fees or other amounts which are then due hereunder, and, subject to Section 2.8(d), the Administrative Agent shall disburse the proceeds of such Borrowing to each Lender to satisfy all such obligations and liabilities which are then due and the Administrative Agent shall give Borrower prompt notice of any such advances.

ARTICLE 3
CONDITIONS TO BORROWINGS

Section 3.1 Closing. The obligation of each Lender to make its initial Revolving Credit Loan and the Issuing Bank to issue its initial Letter of Credit hereunder, is subject to (x) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance satisfactory to each Lender, with a copy (except for the Revolving Credit Notes and this Agreement) for each Lender and (y) the satisfaction of the following conditions:

(a) Revolving Credit Notes. A duly completed and executed Revolving Credit Note for each Lender and in each case dated as of the Closing Date, and payable to the order of such Lender.

(b) Resolutions and Incumbency Certificates.

(1) certified copies of the resolutions of the Board of Directors (or comparable authority) of each Obligated Party dated as of the Closing Date and approving, as appropriate, the Revolving Credit Loans, the Revolving Credit Notes, this Agreement, the other Financing Documents, and all other documents, if any, in each case being executed and delivered as of the Closing Date, in connection with this Agreement to which such Obligated Party is a party and evidencing corporate (or other organizational) authorization with respect to such documents; and

(2) a certificate of the Secretary or an Assistant Secretary of each Obligated Party dated as of the Closing Date and certifying (A) the name, title and true signature of each officer of such Person authorized to execute the Revolving Credit Notes, this Agreement, Applications and the other Financing Documents to which such Obligated Party is a party, (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to Section 6.10, Borrowing Requests, and Borrowing Base Reports, and (C) that attached thereto is a true and complete copy of (i) the certificate or articles of incorporation, certificate or articles of organization, certificate of limited partnership, or comparable charter documents, certified by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Obligated Party, (ii) the bylaws, regulations, partnership agreement, or comparable charter documents of such Obligated Party, each as amended to date, (iii) recent good standing certificates and certificates of existence for such Obligated Party, and (iv) certificates of foreign qualification for such Obligated Party in such jurisdictions as the Administrative Agent shall require.

(c) Opinions of Counsel.

(1) opinion of Davis, Polk & Wardwell, counsel to each Obligated Party, dated as of the Closing Date and substantially in the form of Exhibit F hereto, addressed to the Administrative Agent, the Issuing Bank and the Lenders and covering such matters as the Administrative Agent, the Issuing Bank or the Lenders may reasonably request.

(2) opinion of special counsel for the Administrative Agent in each of the states where Mortgaged Real Property is located, each dated the Closing Date, favorably opining as to the enforceability of each Mortgage and otherwise in form and substance satisfactory to the Administrative Agent and the Lenders.

(3) opinion of Morris, Nichols, Arsht & Tunnell, counsel to each Credit Party, dated as of the Closing Date and substantially in the form of Exhibit G hereto, addressed to the Administrative Agent, the Issuing Bank and the Lenders and covering such matters as the Administrative Agent, the Issuing Bank or the Lenders may reasonably request, including, but not limited to, perfection of the security interests granted herein pursuant to Delaware law.

(d) The Security Instruments; Perfection of Liens in the Collateral.

(1) a Guaranty and Security Agreement, dated as of the Closing Date and duly executed by Borrower and each Guarantor;

(2) duly executed Mortgages with respect to all Mortgaged Real Property duly executed and delivered by the Credit Party owning such Mortgaged Real Property;

(3) Restricted Account Agreements duly executed by Parent, Borrower and each Approved Depository Bank with respect to each Restricted Account;

(4) the Lockbox Agreement duly executed by Borrower and the Lockbox Institution establishing the Lockbox;

(5) a Tri-Party Agreement duly executed and delivered by Borrower and Bank One, NA;

(6) the Collateral Assignment of Purchase Agreement duly executed and delivered by Holdco;

(7) original stock certificates evidencing (A) 100% of the issued and outstanding Equity of Borrower, and (B) all other Equity owned by Borrower or any Guarantor to the extent such Equity is evidenced by a certificate, in each case accompanied by duly executed corresponding stock powers (except for the Equity of Marketing Alliance Partners and Fluid Technologies PLC which is not required to be pledged to the Administrative Agent pursuant to Section 4.5 hereof);

(8) all Property in which the Administrative Agent shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Financing Document shall have been physically delivered to the possession of the Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the Administrative Agent’s Lien in such Collateral;

(9) a Securities Account Control Agreement (as defined in the Guaranty and Security Agreement) with respect to each securities account maintained by Borrower or any Guarantor duly executed by Borrower or such Guarantor and the brokerage firm at which such accounts are maintained;

(10) a Commodity Account Control Agreement (as defined in the Guaranty and Security Agreement) with respect to each commodity account maintained by Borrower or any Guarantor duly executed by Borrower or such Guarantor and the brokerage firm at which such accounts are maintained;

(11) Borrower shall use reasonable efforts to obtain all Bailee’s Letters with respect to each Terminal at which Borrower or any Guarantor holds inventory as of the Closing Date and shall deliver a sufficient number of Bailee’s Letters to ensure compliance with Section 3.1(h);

(12) UCC-1 Financing Statements naming Borrower and each Guarantor as Debtor and the Administrative Agent as Secured Party describing the Collateral, each of which shall have been duly filed in each jurisdiction as the Administrative Agent shall require; and

(13) such other documents, instruments and agreements and other actions as the Administrative Agent shall require in its sole discretion to fully create, evidence, register and perfect the Administrative Agent’s Liens in the Collateral securing the Lender Indebtedness.

(e) Insurance. Copies of all insurance binders, together with a certificate of insurance coverage, dated as of the Closing Date, evidencing that the Credit Parties are carrying insurance in accordance with Section 6.5 hereof.

(f) Certificate of Responsible Officer. Certificate of a Responsible Officer of Borrower acceptable to the Lenders dated as of the Closing Date certifying that (1) each Credit Party is Solvent both before and after giving effect to the Closing Transactions, (2) no Default or Event of Default exists or will exist after giving effect to the Closing Transactions, (3) each representation and warranty contained herein and in the other Financing Documents is true and correct both before and after giving effect to the Closing Transactions, and (4) each condition precedent contained in this Section 3.1 and Section 3.2 has been satisfied (subject only to the funding and application of the initial Borrowing to be made hereunder).

(g) Lien Searches. Lien searches reflecting no prior Liens on the Collateral other than Liens set forth on Schedule 7.3.

(h) Borrowing Base Report. A Borrowing Base Report prepared as of May 21, 2003 setting forth the Borrowing Base to be in effect under this Agreement on the Closing Date, and reflecting that, after giving effect to the Closing Transactions, Availability shall not be less than $8,500,000; provided, that, in calculating Availability for purposes of this condition, the NOx Initial Reserve shall be disregarded. It is understood that this condition contemplates that all existing Indebtedness of the Credit Parties not permitted to remain outstanding under Section 7.2 has been prepaid and all accounts payable, debts and other obligations are current.

(i) Surveys. Surveys in form and substance acceptable to the Administrative Agent with respect to all Mortgaged Real Property.

(j) Title Commitment. A Commitment for a Mortgagee’s Policy of Title Insurance (“Title Commitments”), in form and substance satisfactory to the Administrative Agent with respect to the Mortgaged Real Property, together with evidence satisfactory to the Administrative Agent that the Mortgagee’s Policies of Title Insurance to be issued pursuant to such Title Commitments will be issued pursuant to each such Title Commitment and all premiums therefore have been paid.

(k) [Intentionally Deleted.]

(l) Cash Management Arrangements. The Administrative Agent shall be satisfied in its sole discretion with all aspects of Borrower’s and each Guarantor’s cash management arrangements.

(m) Fees and Expenses. Payment and/or reimbursement of (1) the Administrative Agent’s counsel’s fees and expenses rendered through the Closing Date, to the extent invoiced, and (2) any fees or expenses required to be paid pursuant to the Fee Letter.

(n) Closing Transactions. Such evidence as the Administrative Agent shall require that, subject only to the disbursement and application of the initial Borrowing hereunder, each of the Closing Transactions shall have occurred.

(o) Representations and Warranties. Each representation and warranty of each Obligated Party contained herein and in each of the other Financing Documents shall be true and correct.

(p) Documentation. The Administrative Agent shall have received such other documents as the Administrative Agent (or any Lender acting through the Administrative Agent) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 3.2 Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make each Revolving Credit Loan hereunder (including the initial Revolving Credit Loan) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with the making of each such Revolving Credit Loan or the issuance of each such Letter of Credit:

(a) Representations and Warranties. All Bring-Down Representations and Warranties contained herein and in the other Financing Documents executed and delivered on or after the Closing Date shall be true and correct in all material respects with the same effect as though such Bring-Down Representations and Warranties had been made on and as of the date of such Revolving Credit Loan (unless such representation and warranty is expressly limited to an earlier date). The fact that any representation and warranty is a Non-Repeating Representation and Warranty and is therefore not remade other than on the date hereof, the Closing Date and at the time of the initial Borrowing hereunder (and thus not made for purposes of this Section 3.2(a) and Section 6.10(c)) will not prevent the existence of any Event of Default or the exercise by the Administrative Agent or any Lender of any right or remedy resulting from any breach of such representation and warrant when made on the date hereof, the Closing Date and at the time of the initial Borrowing hereunder.

(b) No Default. There shall not exist a Default or Event of Default hereunder.

(c) No Material Adverse Change. No Material Adverse Change shall have occurred.

(d) Availability. Availability shall exist in the amount of such requested Revolving Credit Loan or the amount of such Letter of Credit.

ARTICLE 4
SECURITY

Section 4.1 Security. The Lender Indebtedness shall be secured by perfected, first priority Liens on (a) all Property of Borrower and each Guarantor, whether now owned or hereafter acquired and wherever located (but subject to Section 4.5), and (b) all rights of Holdco arising under and pursuant to the Purchase Agreement. In furtherance of the foregoing, Borrower and Parent hereby agree to execute and deliver (and to (x) cause any other appropriate Obligated Party to execute and deliver, and (y) cause any other appropriate Person to execute and deliver) to the Administrative Agent for the benefit of the Lenders, promptly upon request by the Administrative Agent, such Security Instruments and other documents, instruments, agreements and certificates, as the Administrative Agent shall deem necessary or appropriate in its sole discretion to create, evidence and perfect the Liens contemplated by this Section 4.1. Borrower and Parent hereby consent and authorize (and shall cause any other appropriate Obligated Parties to consent and authorize) the Administrative Agent and its agents, successors and assigns to file any and all necessary financing statements under the UCC, amendments, “in lieu” filings or assignments or continuation statements as necessary from time to time (in the Administrative Agent’s discretion) to perfect or continue perfection of the Liens granted (or purported to be granted) pursuant to the Financing Documents. Notwithstanding the foregoing, Borrower shall not be in Default of this Section 4.1 as a result of its failure to obtain and deliver Bailee’s Letters for Terminals or Landlord Consents with respect to Real Property leased by Borrower to the extent Borrower exercises reasonable efforts to obtain such Bailee’s Letters and Landlord Consents, provided, that, no inventory that is located at such Terminal(s) or leased Real Property shall be included in Eligible Inventory.

Section 4.2 Establishment of Lockbox. Borrower and each Guarantor have entered into or shall enter into the Lockbox Agreement with the Lockbox Institution pursuant to which Borrower and each Guarantor will establish the Lockbox to be operated by the Lockbox Institution. Borrower and each Guarantor shall direct all account debtors with respect to each of Borrower’s and each Guarantor’s accounts and all other Persons obligated to make payments of any type to Borrower or any Guarantor in respect of the Collateral to direct such payments to the Lockbox at the address established by the Lockbox Institution in accordance with the Lockbox Agreement. All invoices issued by Borrower or any Guarantor shall contain a notation requiring the accounts evidenced by such invoice to be paid to the Lockbox. The Lockbox Institution shall have sole and exclusive access to the Lockbox. All monies, checks and other drafts received in the Lockbox shall be endorsed in accordance with the Lockbox Agreement and deposited by the Lockbox Institution each Business Day in the Blocked Account. Until August 31, 2003, Bank One, NA may remain a Lockbox Institution, and Borrower shall be permitted to maintain and utilize the Lockbox established with Bank One, NA and the Temporary Lockbox Account; provided, that, all amounts deposited into the Temporary Lockbox Account shall be transferred by wire transfer to the Blocked Account on the first (1st) Business Day following the date of deposit into the Temporary Lockbox Account. The Lockbox established with Bank One, NA and the Temporary Lockbox Account shall be closed no later than August 31, 2003 (at which time Bank One, NA shall no longer be a Lockbox Institution).

Section 4.3 Establishment of Blocked Account. From and after the Closing Date, so long as this Agreement is in effect or any Lender Indebtedness shall be outstanding, Borrower and Parent agree that all funds received by Borrower or any Guarantor from any source, including any of the foregoing which constitutes any part of the Collateral, shall be deposited (and Borrower and Parent shall cause each other Guarantor to deposit all funds received by such Person) in the Blocked Account not later than one Business Day following the date of receipt. Such deposit shall be made in the exact form received subject only to any necessary endorsements. Borrower and Parent hereby acknowledge and agree (a) that they have no power of withdrawal over the funds in the Blocked Account, (b) that they have granted a Lien on, and pledged to the Administrative Agent as additional collateral security for the Lender Indebtedness, all funds in the Blocked Account, (c) that they may not unilaterally terminate the Blocked Account, and (d) that the Blocked Account and all funds on deposit therein shall be subject to the absolute dominion and control of the Administrative Agent.

Section 4.4 Application of Proceeds of Blocked Account. All funds received by the Administrative Agent in the Blocked Account shall be applied to the Lender Indebtedness in the manner set forth in Section 2.10 hereof.

Section 4.5 Exceptions to Security. Notwithstanding anything contained in this Article 4, (a) no Lien shall be required hereunder or under any Financing Document with respect to (i) the Equity held by any Credit Party of any Marketing Alliance Partner which is a Marketing Alliance Partner on the Closing Date to the extent that the granting of such Lien is prohibited pursuant to the terms of the organizational documents of such Marketing Alliance Partner on the date hereof, (ii) the Equity in Nebraska Sub unless and until Parent and Borrower either (A) obtain the consent of the requisite holders of Equity in Nebraska Sub pursuant to Section 6.11 and comply with all other requirements of Section 6.11 with respect thereto, or (B) acquire 80% of the Equity of Nebraska Sub, and (iii) the Equity held by any Credit Party in Fluid Technologies PLC and (b) Administrative Agent shall not be entitled to require the delivery of certificates of title, (or original applications for new certificates of title and other related documents), with respect to vehicles and other Property owned by Borrower or any Guarantor and subject to a certificate of title statute of any applicable jurisdiction unless and until (i) the aggregate net book value of such vehicles and other Property (as described in this clause (b)) exceeds $500,000, or (ii) an Event of Default has occurred and is continuing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, each of Borrower and Parent jointly and severally represents and warrants to the Administrative Agent and each Lenders as follows (such representations and warranties (a) will survive the delivery of the Revolving Credit Notes, (b) are made by Borrower and Parent as of the date hereof, as of the Closing Date and as of the date of each Borrowing and the issuance of each Letter of Credit, and (c) when made as of the date hereof and as of the Closing Date, shall be deemed made both before and after giving effect to the Closing Transactions (unless specifically provided otherwise herein):

Section 5.1 Corporate Existence. Each Obligated Party is a corporation, partnership or limited liability company duly organized, legally existing and in good standing under the laws of the jurisdictions in which it is incorporated or organized and is duly qualified as foreign corporation, partnership or limited liability company in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

Section 5.2 Corporate Power and Authorization. Borrower is authorized and empowered to create and issue the Revolving Credit Notes; each Obligated Party is duly authorized and empowered to execute, deliver and perform the Financing Documents, including this Agreement, to which it is a party; and all corporate, partnership, limited liability company or other action on any Obligated Party’s part requisite for the due creation and issuance of the Revolving Credit Notes and for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which such Obligated Party is a party has been duly and effectively taken.

Section 5.3 Binding Obligations. This Agreement does, and the Revolving Credit Notes and other Financing Documents to which any Obligated Party is a party upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute legal, valid and binding obligations of each Obligated Party that is a party thereto, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject to the availability of equitable remedies).

Section 5.4 No Legal Bar or Resultant Lien. The execution, delivery and performance of the Revolving Credit Notes and the other Financing Documents, including this Agreement, to which an Obligated Party is a party do not and will not violate or create a default under any provisions of the articles or certificate of incorporation, certificate of limited partnership, articles or certificate of organization, bylaws, partnership agreement, regulations or other organizational documents of such Obligated Party, or any contract, agreement, instrument or Governmental Requirement to which such Obligated Party is subject, or result in the creation or imposition of any Lien upon any Properties of such Obligated Party.

Section 5.5 No Consent. Each Obligated Party’s execution, delivery and performance of the Revolving Credit Notes and the other Financing Documents, including this Agreement, to which such Obligated Party is a party, do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made.

Section 5.6 Financial Information.

(a) Current Financials. The Current Financials were prepared in accordance with GAAP as in effect on the date such Current Financials are delivered (subject, in the case of interim financial statements, to the absence of footnotes and year-end audit adjustments which will not, individually or in the aggregate, be material) and fairly present the consolidated and consolidating financial condition and results of operations of Parent and its consolidated Subsidiaries as of the dates and for the periods reflected therein.

(b) Unaudited Historical Financials. The Historical Financials other than the audited consolidated balance sheet of Parent and its consolidated Subsidiaries prepared as of December 31, 2002, fairly present the consolidated and consolidating financial condition and results of operations of Parent and its consolidated Subsidiaries as of the dates and for the periods reflected therein.

(c) Audited Consolidated Balance Sheet. The audited consolidated balance sheet of Parent and its consolidated Subsidiaries prepared as of December 31, 2002 (i) was prepared in accordance with GAAP as in effect on December 31, 2002, and fairly presents the consolidated financial condition of Parent and its consolidated Subsidiaries as of the dates reflected thereon and (ii) is presented on the historic cost basis of Williams reflecting certain group allocations of Williams. This balance sheet does not include any fair value purchase price adjustments.

(d) Absence of Contingent Liabilities. No Credit Party has any outstanding Indebtedness or other liability (including, without limitation, contingent liabilities) or unusual, forward or long-term commitments other than (1) those disclosed in the most recent financial statements referred to in Sections 5.6(a), (b) or (c) above, as applicable, or the notes thereto, (2) those expressly described in this Agreement (including in the Schedules hereto), and (3) those entered into or incurred in compliance with the terms of this Agreement.

(e) Pro Forma Consolidated Balance Sheets. The pro forma consolidated balance sheet of Parent dated as of December 31, 2002 provided to the Lenders prior to the Closing Date, fairly presents, in conformity with GAAP, the consolidated financial position of Parent as of such date, but adjusted to give effect to the Closing Transactions.

(f) Projections. The Projections set forth Parent’s reasonable best estimate as of the date hereof of Parent’s consolidated financial condition and results of operations as of the dates and for the periods covered thereby. The Projections were prepared in good faith in accordance with sound financial planning practices on the basis of the assumptions stated therein, which assumptions were believed by Parent and Borrower to be reasonable at the time made and which Parent and Borrower continue to believe are reasonable on the date hereof.

(g) No Material Adverse Change. No Material Adverse Change has occurred subsequent to December 31, 2002.

Section 5.7 Investments and Guaranties. As of the Closing Date, no Credit Party has made investments in or advances to any Person or guaranties of the obligations of any Person except (a) those permitted in Section 7.2 or Section 7.6, and (b) those reflected in Schedule 5.7 and Schedule 7.2.

Section 5.8 Litigation. Except as set forth on Schedule 5.8, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower or Parent, threatened against any Credit Party or any Property of any Credit Party before any court or arbitrator or any Governmental Authority (a) which challenges the validity of this Agreement, any Revolving Credit Note, any Security Instrument or any of the

other Financing Documents, or (b) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

Section 5.9 Use of Proceeds. Borrower will use the proceeds of the Revolving Credit Loans only to (a) pay the Refinancing Dividend, (b) pay transaction costs and fees related to the Closing Transactions, (c) finance ongoing working capital requirements of Borrower, (d) finance capital expenditures expressly permitted under this Agreement and (e) for general corporate purposes. The Letters of Credit will be used only for the purposes specified in the definition of “Standby Letter of Credit”. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulations U or X) and no part of the proceeds of any Revolving Credit Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulation U or X. No Credit Party nor any Person acting on behalf of any Credit Party has taken or will take any action which could reasonably be expected to cause the Revolving Credit Notes or any of the Financing Documents, including this Agreement, to violate Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereinafter be in effect.

Section 5.10 Employee Benefits.

(a) Each Credit Party and each ERISA Affiliate have complied in all material respects with all applicable laws regarding each Plan. Each Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable laws.

(b) There exists no outstanding material liability of any Credit Party or any ERISA Affiliate with respect to any Plan that has been terminated. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by any Credit Party or any ERISA Affiliate has been or is expected by any Credit Party or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Termination Event with respect to any Plan has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect.

(c) The actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) under all Plans in the aggregate that are subject to Title IV of ERISA does not, as of the end of the most recently ended fiscal year of such Plans, exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(d) Neither any Credit Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding five-year period sponsored, maintained or contributed to, any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA).

Section 5.11 Taxes; Governmental Charges. Each Credit Party has filed all material tax returns and reports required to be filed and has paid all material Taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except to the extent such Taxes, assessments, fees, other governmental charges, interest and penalties as are being contested in good faith by appropriate actions or proceedings disclosed to the Lenders and for which reserves acceptable to the Administrative Agent have been established.

Section 5.12 Titles, etc. Each Credit Party has good and valid title to its respective material Properties included in the Current Financials, and with respect to material leased Properties, good and valid title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, free and clear of all Liens other than Permitted Liens.

Section 5.13 Defaults. No Credit Party is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under (a) any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of any Credit Party in an amount exceeding $1,000,000 (individually or in the aggregate), or (b) any other agreement or instrument to which any of the Credit Parties is a party or by which any Credit Party is bound to the extent any such default under any such other agreement or instrument could reasonably be expected to have a Material Adverse Effect. No Default has occurred which is continuing.

Section 5.14 Casualties; Taking of Properties. Neither the business nor the Properties of any Credit Party has been affected in a manner that has had or could have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

Section 5.15 Compliance with the Law. Except as set forth on Schedule 5.15 hereto, no Credit Party:

(a) is in violation of any Governmental Requirement; or

(b) has failed to obtain any license, permit, right-of-way, franchise or other right or governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective businesses;

which violation or failure could reasonably be expected to, individually or in the aggregate, have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

Section 5.16 No Material Misstatements. No material written information, exhibit, schedule or report (for this purpose, all schedules and exhibits to the Financing Documents shall be construed to be material) prepared by or on behalf of any Credit Party and furnished to the Administrative Agent or the Lenders by or at the direction of any Credit Party in connection with this Agreement or any of the transactions contemplated hereby (other than the Projections, budgets, analysis or other forward-looking statements which were prepared or made in good faith in accordance with sound financial planning practices on the basis of reasonable assumptions at the time made) contained any material misstatement of fact or, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading on the date as of which such information is dated; provided, that, to the extent information provided to the Administrative Agent or the Lenders or at the direction of any Credit Party prior to the Closing Date was superceded by other information provided to the Administrative Agent or the Lenders or at the direction of any Credit Party prior to the Closing Date, this Section 5.16 shall apply to the most recent (and not superceded) information; provided, further, that, with respect to any statement or information prepared by any Person that is not a Credit Party (other than the Morgan Stanley Funds and its Affiliates), the representation and warranty set forth in this Section 5.16 is limited to such Credit Party’s best knowledge; provided, further, that, any limitations or qualifications of the representations and warranties contained in this Section 5.16 shall not otherwise limit or qualify any other representation or warranty contained elsewhere in this Agreement or in any other Financing Document.

Section 5.17 Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company” that is incorporated in or organized under the laws of the United States or any “State,” as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Obligated Parties of this Agreement and the other Financing Documents to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

Section 5.18 Public Utility Holding Company Act. No Credit Party is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 5.19 Capital Structure. Schedule 5.19 hereto accurately reflects, as of the Closing Date and after giving effect to the Closing Transactions, (a) the jurisdiction of incorporation or organization of each Credit Party, and each direct and indirect holder of Equity of each Credit Party to the level of the Morgan Stanley Funds, (b) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, and (c) the authorized, issued and outstanding Equity of each Credit Party, and each direct and indirect holder of more than 25% (or 20% in the case of Nebraska Sub) of the Equity of each Credit Party to the level of the Morgan Stanley Funds, including the names of (and number of shares or other Equity securities held by) the record and beneficial owners of securities in excess of such threshold. Except as set forth in Schedule 5.19 hereto, there are no outstanding shareholders agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the Equity securities of any Credit Party and each direct and indirect holder of Equity of each Credit Party to the level of the Morgan Stanley Funds, or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature. No Change of Control has occurred.

Section 5.20 Insurance. All policies of fire, liability, workmen’s compensation, casualty, flood, business interruption and other forms of insurance owned or held by each Credit Party (a) satisfy all requirements of Section 6.5, (b) are valid, outstanding and enforceable policies, and (c) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth on Schedule 5.20 hereto, no Credit Party maintains any formalized self-insurance program with respect to its assets or operations or risks with respect thereto. The certificate of insurance delivered to the Administrative Agent pursuant to Section 3.1(e) contains an accurate and complete description of all policies of insurance owned or held by each Credit Party on the Closing Date.

Section 5.21 Environmental Matters.

(a) Environmental Laws, etc. Except as set forth on Schedule 5.21 hereto, neither any real Property of any Credit Party nor the operations conducted thereon by any Credit Party violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(b) No Litigation. Without limitation of Section 5.21(a) above, and except as set forth on Schedule 5.21 hereto, no Property of any Credit Party nor the operations currently conducted thereon or by any prior owner or operator of such real Property or operation, are in violation of or subject to any pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry or proceeding could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(c) Notices, Permits, etc. Except as set forth on Schedule 5.21 hereto, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by any Credit Party in connection with their operation or use of any and all real Property of the Credit Parties, including, but not limited to, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(d) Hazardous Substances Carriers. All hazardous waste or solid waste generated at any and all real Property of any Credit Party have in the past been transported,

treated and disposed of while under the ownership, direction or control of any Credit Party only by carriers maintaining valid permits under RCRA and any other Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

(e) Hazardous Substances Disposal. Each Credit Party has taken all reasonable steps necessary to determine and has determined that, except as set forth on Schedule 5.21 hereto, no hazardous substances or solid waste has been disposed of or otherwise released and there has been no release of any hazardous substances on or to any real Property of any Credit Party except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant real Property.

(f) No Contingent Liability. Except as set forth on Schedule 5.21 hereto, the Credit Parties have no contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could not reasonably be expected to exceed $200,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have been provided, or which could not reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such release or threatened release.

Section 5.22 Solvency. The Credit Parties taken as a whole are, and each Credit Party individually is, Solvent.

Section 5.23 Employee Matters. Except as specified on Schedule 5.23 hereto, no Credit Party, nor any of their respective employees, is subject to any collective bargaining agreement. There are no strikes, slowdowns, work stoppages or controversies pending or threatened against any Credit Party, or their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, except as set forth in Schedule 5.23, no employees were subject to an employment contract with Borrower or its Subsidiaries.

Section 5.24 Real Property. Schedule 5.24 hereto accurately reflects, as of the Closing Date, all Real Property in which any Credit Party holds any right, title or interest as of the date hereof, including any leasehold interest. Schedule 5.24 further accurately reflects as of the date hereof, in respect of each parcel of Real Property described thereon, the name of the Credit Party which is the owner and holder of record title thereto, the nature of the interest of the Credit Parties therein (fee, leasehold or other), and, in the case of any leasehold interest described therein, the name of the landlord under such lease and a description of such lease, including all amendments thereto. No Credit Party is in monetary default or in default of any other material obligation under any lease of Real Property, and, to the knowledge of each Credit Party, no landlord under any such lease is in default of any material obligation of such landlord thereunder which, in any of the foregoing cases, could reasonably be expected to have a Material Adverse Effect. No Credit Party has received any notice alleging any default or any notice of actual or threatened termination or cancellation of any such lease except to the extent such default, termination or cancellation would not have a Material Adverse Effect.

Section 5.25 Perfection Certificates; Schedules to other Financing Documents. As of the Closing Date, all information in the Perfection Certificates and all information set forth in all disclosure schedules to each of the other Financing Documents is true, correct and complete in all material respects.

Section 5.26 Existing Indebtedness. Schedule 5.26 hereto contains an accurate and complete list of all Existing Indebtedness of the Credit Parties on the Closing Date after giving effect to repayment of Indebtedness to be repaid on or prior to the Closing Date, and including, with respect to each such item of Existing Indebtedness: (a) the current lender or holder of such Indebtedness, (b) the principal amount of such Indebtedness on the Closing Date, (c) an accurate list of the material loan agreements, promissory notes and other documents evidencing, governing or otherwise pertaining to such Indebtedness, and (d) an accurate list of all Property which stands as security for such Indebtedness.

Section 5.27 Material Contracts. Schedule 5.27 contains an accurate list of all Material Contracts to which any Credit Party is a party or by which any Credit Party or the assets of any Credit Party is bound as of the Closing Date (provided, that it is not required that Schedule 5.27 include any Material Contract which is required to be, and is, disclosed on any other Schedule to this Agreement or any Material Contract described in clauses (b) and (c) of the definition of “Material Contracts” that were entered into after 8:00 a.m., New York City time on the tenth (10th) Business Day prior to the Closing Date in the ordinary course of business consistent with past practices). Except as disclosed on Schedule 5.27 (or such other Schedule to this Agreement), no material rights or obligations of any party to any Material Contract has been waived and no Credit Party is, and to Parent’s and Borrower’s knowledge, no other party to any Material Contract is, in default of its obligations or in breach of any representations or warranties made thereunder to the extent that such default or breach could reasonably be expected to have a Material Adverse Effect. Each of the Material Contracts is a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect, except to the extent any such Material Contract (a) terminates on its scheduled termination or expiration date in accordance with its terms and (b) the termination or non-validity of such Material Contract could not reasonably be expected to have a Material Adverse Effect.

Section 5.28 Terminals/Terminal Contracts. Schedule 5.28 contains an accurate list of all Terminals at which Borrower stores or has an existing right to store inventory as of the Closing Date. Schedule 5.28 contains an accurate list of the contracts governing the Borrower’s right to store inventory at such Terminals as of the Closing Date. Except as disclosed on Schedule 5.28, no material rights or obligations of any party to any such contract or agreement has been waived by any Credit Party as of the Closing Date. No Credit Party is, and to Parent’s and Borrower’s knowledge, no other party to any such contract or agreement is, in default of its obligations or in breach of any representations or warranties made under any Terminal contract or agreement to the extent that such default or breach could reasonably be expected to have a Material Adverse Effect. Each of the Terminal contracts and agreements is a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect, except to the extent any such contract and agreement (a) terminates on its scheduled termination or expiration date in accordance with its terms and (b) the termination or non-validity of such contracts and agreements could not reasonably be expected to have a Material Adverse Effect.

Section 5.29 Purchase Documents. Borrower has provided to the Administrative Agent a true and correct copy of the Purchase Agreement and all other material documents, instruments and agreements entered into by and between or among Holdco, its Affiliates, Seller, Williams and their Affiliates related to the Acquisition, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document) (collectively, the “Purchase Documents”). No material rights or obligations of any party to any of the Purchase Documents have been waived. Holdco is not, and to Parent’s and Borrower’s knowledge, neither Seller nor Williams is in default of its obligations or in breach of any representations or warranties made thereunder. Each of the Purchase Documents is a valid, binding and enforceable obligation of each party thereto in accordance with its terms and is in full force and effect. Each representation and warranty made by Holdco and, to Parent’s and Borrower’s knowledge, Seller and Williams, in the Purchase Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing Date.

Section 5.30 Representations With Respect to Parent and Certain Affiliates. None of Holdco II, Holdco or Parent (a) conducts any business or operations, (b) owns, leases, licenses or otherwise has the right to use any Property other than, in the case of Holdco II, the Equity of Holdco, in the case of Holdco, the equity of Parent, and in the case of Parent, the Equity of Borrower and Nebraska Sub, (c) has any liabilities or obligations to any Person other than (i) its direct or indirect parent or the Morgan Stanley Funds, (ii) purchase price adjustments (if any) pursuant to the Purchase Agreement, and (iii) other liabilities or obligations not otherwise permitted by this Agreement and not exceeding $5,000,000 at any time outstanding, or (d) has any employees, except, in the case of clauses (a) and (d), as are directly related to and required in connection with the ownership of the respective Equity Interests.

Section 5.31 Accounts. Other than (a) the Blocked Account, (b) the Disbursement Account, (c) Payroll Account No. 601 868 060 established by Borrower with Administrative Agent, and (d) until August 31, 2003, the Temporary Lockbox Account, neither Borrower nor any Guarantor maintains any account with any bank or other depository institution into which any cash or cash equivalents are deposited or cash or cash equivalents are maintained.

Section 5.32 Motor Fuels, Liquor or Other Sales or Excise Taxes. As of the Closing Date, Borrower has no liability to collect, remit or pay motor fuels, liquor or other sales or excise taxes in respect of ethanol or other inventory sold by Borrower to any Governmental Authority other than (a) motor fuels taxes which must be collected and remitted by Borrower to the Wisconsin Department of Revenue in respect of ethanol inventory sold by Borrower in or destined for the State of Wisconsin pursuant to Wisconsin Statutes Chapter 78.005, et seq., (b) motor fuels taxes which must be collected and remitted by Borrower to the Iowa Department of Revenue in respect of ethanol inventory sold by Borrower in or destined for the State of Iowa pursuant to Iowa Code Title X, Subtitle 4, Section 452A, and (c) feed excise taxes which must be collected and remitted in respect of feed byproducts sold by Borrower, under which liabilities, in the aggregate, the monthly payable is less than $50,000.

ARTICLE 6
AFFIRMATIVE COVENANTS

So long as any Lender has any Revolving Credit Commitment hereunder or any Revolving Credit Loan remains unpaid or any Revolving Credit Exposure remains outstanding, Borrower and Parent shall, and to the extent applicable shall cause each other Credit Party to, comply with the following covenants:

Section 6.1 Maintenance and Compliance, etc. Borrower and Parent will, and will cause each other Credit Party to, (a) preserve and maintain its corporate, partnership or limited liability company existence, and (b) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, observe and comply with all Governmental Requirements.

Section 6.2 Payment of Taxes and Claims, etc. Borrower and Parent will pay, and will cause each other Credit Party to pay, (a) all material Taxes, assessments and governmental charges imposed upon it or upon its Property, and (b) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which could reasonably be expected, if unpaid, to become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings disclosed to the Lenders, and Borrower and Parent have established reserves required by the Administrative Agent in its sole but reasonable discretion with respect thereto.

Section 6.3 Further Assurances. Borrower and Parent will cure, and will cause each other Obligated Party to cure, promptly any defects in the creation and issuance of the Revolving Credit Notes, and the execution and delivery of the Financing Documents, including this Agreement. Borrower and Parent at their expense will, and will cause each other Obligated Party that is a party to any Financing Document to, as promptly as practical, execute and deliver to the Administrative Agent or the Issuing Bank upon request all such other and further documents, agreements and instruments in compliance with or performance of the covenants and agreements of the Obligated Parties in the Financing Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection herewith or therewith.

Section 6.4 Performance of Obligations. Borrower will pay the Revolving Credit Notes according to the reading, tenor and effect thereof; and Borrower and Parent will do and perform, and cause each other Obligated Party to do and perform, every act and discharge all of the obligations provided to be performed and discharged by such parties under the Financing Documents, including this Agreement, at the time or times and in the manner specified, and cause each other Obligated Party to take such action with respect to their obligations to be performed and discharged under the Financing Documents to which they respectively are parties.

Section 6.5 Maintenance of Insurance. Borrower and Parent will, and will cause each of the other Credit Parties to, maintain insurance with financially sound and reputable insurance companies or associations in such amounts covering such risks as in effect on the Closing Date with such changes as Administrative Agent shall reasonably require to reflect changes after the Closing Date in the business, operations or assets of, or risks faced by, the Credit Parties. Administrative Agent shall be named “Loss Payee” and/or “Additional Insured,” as appropriate, on all property, general liability and business interruption policies.

Section 6.6 Accounts and Records. Borrower and Parent will keep, and will cause each of the other Credit Parties to keep, proper books of record and account in accordance with GAAP.

Section 6.7 Right of Inspection. Borrower and Parent will permit, and will cause each of the other Credit Parties to permit, any officer, employee or agent of the Administrative Agent or any Lender to visit and inspect any of the Properties of the Credit Parties, examine any Credit Party’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Credit Parties with any Credit Party’s officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Administrative Agent or the Required Lenders.

Section 6.8 Operation and Maintenance of Property. Each of Borrower and Parent will, and will cause each other Credit Party to, operate its Properties or cause its Properties to be operated and maintained (a) in accordance with prudent industry practice in all material respects and in compliance (except where the non-compliance therewith could not reasonably be expected to have a Material Adverse Effect) with the terms and provisions of all applicable leases, contracts and agreements, and (b) except where the non-compliance therewith could not reasonably be expected to cause or result in a Material Adverse Effect, in compliance with all Governmental Requirements of the jurisdiction in which such Properties may be situated, and all other Governmental Requirements relating to the ownership and operation of such Properties.

Section 6.9 New Subsidiaries; Additional Liens.

(a) If at any time after the Closing Date, Borrower or any Guarantor creates or acquires (subject to Section 7.6 and Section 7.18) any one or more Subsidiaries (a “New Subsidiary”), Borrower and Parent shall cause such New Subsidiary to execute and deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank, at the time of such New Subsidiary’s creation or acquisition, (1) a Guaranty and Security Agreement, and (2) other appropriate Security Instruments covering such New Subsidiary’s Property as security for the Lender Indebtedness, in form and substance acceptable to the Administrative Agent.

(b) If at any time after the Closing Date, Parent becomes the direct or indirect beneficial owner of 80% of the Equity of Nebraska Sub (other than Equity held by management of Nebraska Sub issued pursuant to a properly authorized management equity plan), Borrower and Parent shall cause Nebraska Sub to execute and deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank, at the time Parent becomes the direct or indirect beneficial owner of 80% of the Equity of Nebraska Sub, (1) a Guaranty and Security Agreement, and (2) other appropriate Security Instruments covering Nebraska Sub’s Property as security for the Lender Indebtedness, in form and substance acceptable to the Administrative Agent.

(c) In connection with the execution and delivery of any Security Instrument pursuant to this Section 6.9, Borrower and Parent shall, or shall cause the relevant New Subsidiary or Nebraska Sub (as applicable) to, deliver to the Administrative Agent for the benefit of the Lenders, resolutions, member or partner consents, certificates, legal opinions and such other related documents as shall be reasonably requested by the Required Lenders and consistent with the relevant forms and types thereof delivered on the Closing Date or as shall be otherwise reasonably acceptable to the Required Lenders. Each Guaranty and Security Agreement and the like delivered pursuant to this Section 6.9 shall be deemed to be a Security Instrument from and after the date of execution thereof.

Section 6.10 Reporting Covenants. Borrower and Parent will furnish, and will cause all other Credit Parties to furnish (as applicable to comply with this Section 6.10), the following to each of the Lenders:

(a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year commencing with the Fiscal Year ending on December 31, 2003, a consolidated and consolidating balance sheet of Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, retained earnings and cash flows of Parent and its consolidated Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the figures for the previous Fiscal Year (commencing with the financial statements for the Fiscal Year ending December 31, 2004), all in reasonable detail and, in the case of such consolidated statements, accompanied by a report thereon (without qualification) of independent public accountants of recognized national standing, which report shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such Fiscal Year, and the consolidated results of operations and cash flows for such Fiscal Year, of Parent and its consolidated Subsidiaries in accordance with GAAP, applied on a consistent basis.

(b) Monthly Financial Statements. As soon as available and in any event within 25 days after the end of each calendar month (provided, that, beginning with the information to be delivered under this Section 6.10(b) for January 2004, such period shall be reduced to 20 days after the end of each calendar month), a consolidated and consolidating balance sheet of each of Parent and its consolidated Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income (loss), retained earnings and cash flows of Parent and its consolidated Subsidiaries for such calendar month and for the portion of Parent’s Fiscal Year ended at the end of such month, setting forth in each case, in comparative form the figures for the corresponding month and the corresponding portion of the previous Fiscal Year (provided, that, (i) consolidating balance sheets and statements of cash flow shall not be required prior to the date the systems of Parent and Borrower permit the preparation of such statements (the “systems conversion date”) which shall, in all events, be no later than the date required for delivery of the financial statements as of and for the period ending December 31, 2003 (until such systems conversion date, Parent and Borrower will provide a separate balance sheet for Nebraska Sub), and (ii) comparative consolidating balance sheets and comparative statements of cash flow shall not be required prior to the first anniversary of the systems conversion date), all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the consolidated and consolidating (as applicable) financial condition as at the end of such calendar month, and the consolidated and consolidating (as applicable) results of operations and cash flows for such calendar month and such portion of the Fiscal Year of Parent and its consolidated Subsidiaries in accordance with GAAP (subject to year-end adjustments which shall not, individually or in the aggregate, be material and adverse). Together with the delivery of the financial statements required by this Section 6.10(b), Parent and Borrower shall deliver to each Lender, in form, substance and detail acceptable to the Administrative Agent, (1) an accounts receivable aging and reconciliation, (2) an accounts payable aging, (3) copies of all bank statements received with respect to each deposit account (including each lockbox account) maintained by Borrower and received subsequent to the delivery of monthly financial statements during the preceding calendar month, (4) a summary of all Hedging Agreements to which any Credit Party is subject as of the last Business Day of the preceding calendar month, and (5) a summary of all Fixed Price Contracts and contracts providing for the purchase by Borrower of inventory (including corn) at fixed prices as of the last Business Day of the preceding calendar month.

(c) No Default/Compliance Certificate. Together with the financial statements required pursuant to Section 6.10(a) or Section 6.10(b) above, a certificate of each of Borrower and Parent, which shall be in substantially the form of Exhibit H hereto, signed by a Responsible Officer (1) stating that a review of such financial statements during the period covered thereby and of the activities of each of Parent and its consolidated Subsidiaries has been made under such Responsible Officer’s supervision with a view to determining whether the Credit Parties have fulfilled all of their obligations (as applicable) under this Agreement, the other Financing Documents, and the Revolving Credit Notes; (2) stating that each Obligated Party has fulfilled its obligations under such instruments and that all Bring-Down Representations and Warranties (subject to Section 3.2(a)) made in this Agreement continue to be true and correct (or specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Credit Parties’ proposed response thereto; (3) demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of such month and the end of such Fiscal Year with Section 7.1, Section 7.2(c), Section 7.2(f), Section 7.5, Section 7.6(g), and Section 7.15 (such report shall include a calculation of Parent’s Fixed Charge Coverage Ratio whether or not Parent is then required to comply with Section 7.1); (4) containing or accompanied by such financial or other details, information and material as the Administrative Agent may reasonably request to evidence such compliance; (5) an accurate list of each Material Contract entered into by any Credit Party since the date of the preceding compliance certificate delivered pursuant to the terms of this Section 6.10(c); and (6) stating that each accounts receivable aging and reconciliation and accounts payable aging are accurate and complete.

(d) Management Letters. Promptly following review by the Board of Directors of such Credit Party, or any committee thereof, but in all events no later than thirty (30) days following the receipt by the relevant Credit Party, copies of each management letter issued to any Credit Party by such accountants (together with any response thereto prepared by such Credit Party).

(e) Title Information. Promptly upon request by the Administrative Agent, additional title information in form and substance reasonably acceptable to the Administrative Agent to allow the Administrative Agent to verify the Obligated Parties’ title to, and the perfection and priority of the Administrative Agent’s Liens in and to, the Collateral.

(f) Events or Circumstances with respect to Collateral. Promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that could reasonably be expected to have a Material Adverse Effect, written notice of such event or circumstance in reasonable detail.

(g) Borrowing Base Reports; Perfection Certificate Updates. As soon as available, and in any event on or before the 20th day of each calendar month (or the next succeeding Business Day if such day is not a Business Day), (1) a Borrowing Base Report (including a “terminal reconciliation report”) reflecting the Borrowing Base and Maximum Available Amount which shall be dated and prepared as of the last Business Day of the preceding calendar month and (2) to the extent there has been a change in the information represented in a previously delivered Perfection Certificate or Perfection Certificate Update or any previously delivered Perfection Certificate or Perfection Certificate Update is no longer accurate and complete, a Perfection Certificate Update. In addition to the foregoing, as soon as available, and in any event on or before the 3rd Business Day of each calendar week, (x) the Inventory Designation Report in the form of Exhibit M hereto which shall include a “growers payable report” (reflecting the amount of inventory then subject to claims of vendors of agricultural commodities under PACA and other Governmental Requirements), Eligible Inventory, Eligible Finished Goods Inventory, Eligible In-Transit Inventory and Eligible Raw Materials, (y) the Interim Account Report (sales and collections) in the form of Exhibit N hereto, and (z) the PACA Reserve Report in the form of Exhibit O hereto, all such reports shall be prepared as of the last Business Day of the preceding calendar week.

(h) Notice of Certain Events. Promptly after either Borrower or Parent learns of the receipt or occurrence of any of the following, a certificate of the Credit Party learning of such event, signed by a Responsible Officer, specifying (1) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of any Credit Party which could reasonably be expected to have a Material Adverse Effect; (2) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (3) the receipt of any notice from, or the taking of any other action by, the holder of any Indebtedness in excess of $200,000 of any Credit Party with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Credit Parties are taking or propose to take with respect thereto; (4) any notice of proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents; (5) the creation, dissolution, merger or acquisition of any Credit Party; (6) any event or condition not previously disclosed to the Administrative Agent which violates any Environmental Law and which could reasonably be expected to have a Material Adverse Effect; (7) any material amendment to, termination of, or default under, any Material Contract or any execution of, or material amendment to, termination of, or material default under, any material collective bargaining agreement; or (8) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

(i) Shareholder Communications, Filings. Promptly upon the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by any Credit Party with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

(j) Litigation. Promptly after the occurrence thereof, notice of the institution of, or any material adverse development in, any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Credit Party or any material Property of any Credit Party, in which the amount involved is material and is not covered by insurance or which there is a reasonable probability of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

(k) ERISA. Promptly after (1) any Credit Party obtaining knowledge of the occurrence thereof, notice that an ERISA Termination Event with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Credit Parties’ proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of the Credit Parties and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (2) any Credit Party’s obtaining knowledge thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.

(l) Field Examination. Quarterly, as of such dates designated by the Administrative Agent, the Administrative Agent may require a field examination and audit of the components of the Borrowing Base which may be conducted by the Administrative Agent or a third party designated by the Administrative Agent and in each case at Borrower’s expense. The Administrative Agent shall be permitted to conduct or commission such additional field examinations and audits as the Administrative Agent or the Required Lenders shall reasonably require which shall be at the Lenders’ expense; provided, however, that, (1) during any period that an Event of Default has occurred which is continuing, or (2) if the Administrative Agent or the Required Lenders shall in good faith believe that any Borrowing Base Report or inventory report provided to the Lenders hereunder is inaccurate or misleading in any material respect, the Administrative Agent or the Required Lender shall have the option to conduct or commission additional field examinations and audits at Borrower’s expense.

(m) Insurance Coverage. Upon request, a summary of the insurance coverages of the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent; upon renewal or replacement of any such insurance policy, a copy of an insurance certificate summarizing the terms of such policy; and upon request of the Administrative Agent, copies of the applicable policies.

(n) Annual Budget. As soon as available and in any event not later than commencement of each Fiscal Year, an annual budget prepared by Parent for Parent and each of its consolidated Subsidiaries in a form substantially the same as the Projections, setting forth, in reasonable detail, the projected monthly revenues, expenses and balance sheet conditions of the Credit Parties for the following Fiscal Year.

(o) Inventory Appraisals. Once during any Fiscal Year, the Administrative Agent may require, at the cost of Borrower, an appraisal of Borrower’s inventory in scope and detail and prepared by an independent appraisal firm acceptable to the Administrative Agent; provided, that, after the occurrence and during the continuance of a Default, the Administrative Agent shall have the option to receive at the cost of Borrower such additional inventory appraisals as the Administrative Agent or the Required Lenders shall reasonably request. If an Event of Default exists, the Administrative Agent shall require an inventory appraisal if the most recently conducted inventory appraisal is more than one year old.

(p) Motor Fuels, Liquor or Other Sales or Excise Taxes. Promptly notify Administrative Agent upon the introduction of or change in (including, but not limited to, a change in the interpretation or application by any Governmental Authority of) any Governmental Requirement in any jurisdiction, any change in the manner or method in which Borrower sells inventory, or any change in the types or mixture of types of inventory sold by Borrower which imposes upon Borrower any requirement (or increases or makes more burdensome any existing requirement) to collect, remit and/or pay motor fuels, liquor or other sales or excise taxes with respect to the sale by Borrower of ethanol or other inventory.

(q) Other Information. With reasonable promptness, such other information about the business and affairs and financial condition of any Credit Party as the Administrative Agent may reasonably request from time to time, including, without limitation, weekly accounts receivable aging and reconciliation reports, accounts payable aging and reconciliation, sales reports and inventory designations.

Section 6.11 Pledge of Equity of Nebraska Sub. Parent shall use its reasonable efforts to obtain the consent of the requisite holders of Equity in Nebraska Sub in order to pledge its 78.42% Equity interest in Nebraska Sub. Upon the earlier of (i) obtaining the consent of the requisite holders of Equity of Nebraska Sub or (ii) on such date as Parent holds directly or indirectly not less than 80% of the Equity interest in Nebraska Sub, Parent shall execute and deliver (or cause any other appropriate Credit Party to execute and deliver) to the Administrative Agent such Security Instruments and other supporting documentation (including legal opinions) as Administrative Agent shall reasonably require to grant and fully evidence and perfect in favor of the Administrative Agent for the ratable benefit of the Lenders, first and prior Liens in and to all Equity of Nebraska. Without limiting the foregoing sentence, to the extent necessary to perfect such Liens, Parent shall deliver or cause to be delivered to the Administrative Agent original certificates evidencing such Equity.

Section 6.12 Risk Management Policy. As soon as possible, but in all events on or before the sixtieth (60th) day following the Closing Date, the Credit Parties shall prepare and cause their respective boards of directors to approve a risk management policy (the “Risk Management Policy”) setting forth policies and procedures to be followed by the Credit Parties (a) (i) with respect to the hedging of commodity price risk actually incurred or reasonably anticipated to be incurred in the operation of the Credit Parties’ businesses, including price risks associated with contracts for the future delivery by the Credit Parties of ethanol and other products at fixed prices (it being acknowledged that the Risk Management Policy will not require the hedging of all commodity price risk incurred or reasonably anticipated to be incurred in the operation of the Credit Parties’ business), and (ii) prevent speculative hedging, and (b) which shall be in reasonable detail, and may be amended from time to time as long as such amendment shall take into account and reflect the requirements provided for in clauses (a) and (b) of this sentence. From and after the date of approval of such Risk Management Policy by the boards of directors of each Credit Party, such Credit Parties shall comply with such Risk Management Policy. The Borrower shall provide a copy of the Risk Management Policy (including each amendment thereof) to the Administrative Agent promptly upon the adoption thereof.

ARTICLE 7
NEGATIVE COVENANTS

So long as any Lender has any Revolving Credit Commitment hereunder or any Revolving Credit Loan remains unpaid or any Revolving Credit Exposure remains outstanding, Parent and Borrower will not, and Parent and Borrower will not permit any other Credit Party to:

Section 7.1 Financial Covenants; Minimum Availability.

(a) Permit Parent’s Fixed Charge Coverage Ratio to be less than 1.10 to 1.00 for any applicable Fixed Charge Calculation Period; provided, that, Parent’s and Borrower’s obligation to comply with this Section 7.1 shall be suspended (i) for the Fixed Charge Calculation Period ending September 30, 2003 and the Fixed Charge Calculation Period ending December 31, 2003 to the extent that Average Availability (for this purpose calculated without giving effect to the NOx Initial Reserve) during the final Fiscal Quarter of the applicable Fixed Charge Calculation Period was at least $10,000,000, and (ii) for any Fixed Charge Calculation Period to the extent Availability (for this purpose calculated without giving effect to the NOx Initial Reserve) was at least $10,000,000 at all times during the final three (3) months of such Fixed Charge Calculation Period (such $10,000,000 Availability requirement contained in this clause (ii) shall be excused to the extent that, on two occasions, not to exceed an aggregate (for both occasions) of ten (10) Business Days, Availability may be less than $10,000,000, but not less than $5,000,000, without triggering compliance with this Section 7.1 for the applicable Fixed Charge Calculation Period).

(b) Permit Availability to be less than $5,000,000 at any time during the Fiscal Year ending December 31, 2003.

Section 7.2 Indebtedness. Create, incur, assume or suffer to exist, any Indebtedness, other than:

(a) the Lender Indebtedness;

(b) Indebtedness outstanding on the date hereof which is set forth on Schedule 5.26 and any refinancings, refundings, renewals or extensions thereof (without any (1) increase in the principal amount thereof (other than to finance accrued interest, fees and other amounts outstanding in respect thereof and fees and expenses incurred in connection with such refinancing, refunding, renewal or extension), or (2) acceleration of the date of, or increase in the amount of, any payment of principal thereon);

(c) Indebtedness in respect of Capital Lease Obligations and purchase money Indebtedness in an aggregate amount not in excess of $2,000,000 outstanding at any time;

(d) Indebtedness owed by the Credit Parties or any of them to any party under any Cash Management Agreement;

(e) Indebtedness loaned from (i) Parent to Borrower, so long as any instruments evidencing such Indebtedness are delivered to Administrative Agent to the extent required in accordance with the Guaranty and Security Agreement, (ii) any Affiliate of any Credit Party to Borrower or Parent, so long as such Indebtedness is subordinate to the Lender Indebtedness as evidenced by a subordination agreement in form and substance satisfactory to the Administrative Agent in its sole discretion (such subordination agreement will permit the payment of such subordinated Indebtedness to the extent allowed pursuant to Section 7.5(a) hereof), and (iii) Parent or Borrower to Nebraska Sub, so long as such Indebtedness is permitted pursuant to Section 7.6(j); and

(f) other unsecured Indebtedness; provided, that, the aggregate amount of such other unsecured Indebtedness shall not exceed $500,000 outstanding at any time.

Section 7.3 Liens. Create, incur, assume or suffer to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of any Credit Party or any other Person, other than the following (collectively, the “Permitted Liens”):

(a) Liens existing on the date hereof and set forth on Schedule 7.3;

(b) Liens securing the Lender Indebtedness;

(c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings which have been disclosed to the Lenders and with respect to which reserves acceptable to the Administrative Agent have been established, but only so long as any execution on or foreclosure of such Liens is stayed;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained; provided, that all such Liens in favor of a Landlord or Bailee attaching to any inventory, equipment or other goods or equipment of Borrower shall have been subordinated or waived pursuant to a Landlord Consent or Bailee’s Letter;

(e) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f) irregularities in title, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, conditions, covenants, encroachments, protrusions and other similar charges or encumbrances not materially interfering with the occupation, use and enjoyment by any Credit Party of any of their respective Properties in the normal course of business or materially impairing the value thereof;

(g) any obligations or duties affecting any of the Property of any Credit Party to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

(h) Liens securing Indebtedness permitted by Section 7.2(c); provided, that, (1) such Liens attach only to the Property being leased or acquired, (2) the creation of or incurrence of such Liens does not violate this Agreement or any other Financing Documents, and (3) the principal amount of the Indebtedness secured does not exceed 100% of the total purchase price of the Property being leased or acquired;

(i) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.9;

(j) extensions, renewals or replacements of any Lien referred to in Section 7.3(a) and Section 7.3(h), provided, that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby;

(k) exceptions to title specified in the Mortgagee’s Policies of Title Insurance issued pursuant to the Title Commitments;

(l) any statutory trust arising pursuant to PACA, to the extent no seller of agricultural commodities has an enforceable claim with respect to such trust but only to the extent the amounts owed to all such sellers are less than the PACA Reserves at such time and are not past due; and

(m) Liens encumbering cash or cash equivalents (or letters of credit or surety bonds posted in lieu thereof) to satisfy margin calls under Hedging Agreements.

Section 7.4 Mergers, Sales, etc. Merge into or with or consolidate with, or permit any other Credit Party to merge into or with or consolidate with, any other Person, or sell, lease or otherwise dispose of, or permit any other Credit Party to sell, lease or otherwise dispose of

(whether in one transaction or in a series of transactions) all or any part of its Property to any other Person. Notwithstanding the foregoing limitation (a) the Credit Parties may (1) sell inventory and other assets (other than accounts, except as permitted by Section 7.10 hereof) in the ordinary course of business, (2) sell, transfer or otherwise dispose of obsolete or worn-out assets (other than intellectual property), (3) sell Equity in Marketing Alliance Partners, and (4) sell other assets not material to the business and operations of the Credit Parties; provided, that the aggregate consideration received by the Credit Parties with respect to all transactions referenced in clauses (2) and (4) of this Section 7.4(a) shall not exceed $2,000,000 in any Fiscal Year; (b) any Credit Party may merge into or with or consolidate with or into Borrower so long as Borrower is the surviving Person and no Change of Control or other Event of Default exists after giving effect thereto; (c) any Credit Party may sell, redeem or trade among cash equivalent investments permitted under Section 7.6(b) through Section 7.6(e); and (d) the following shall not be prohibited by this Section 7.4: (1) Restricted Payments permitted under Section 7.5, (2) payments made in compliance with the Financing Documents of other obligations permitted to exist hereunder, and (3) the grant of Liens permitted hereunder.

Section 7.5 Restricted Payments. Declare, pay or make any Restricted Payment; provided, that the Credit Parties shall be permitted to make the following Restricted Payments:

(a) any Restricted Payment payable to Borrower;

(b) Borrower shall be permitted to make Restricted Payments to Parent necessary to pay Parent’s corporate overhead costs (and any amount not so utilized by Parent may be paid as Restricted Payments by Parent to Holdco to pay Holdco’s corporate overhead costs); provided, that, such payments may not be permitted if a Default or Event of Default shall be continuing, unless such payments are utilized by Parent (or Holdco, as applicable) to pay the Exempt Management Fees; provided, further, that, the aggregate amount of Restricted Payments made pursuant to this clause (b) together with the aggregate amount of all management, monitoring, advisory, service fees and similar fees paid by the Credit Parties to any Affiliates of the Credit Parties in any Fiscal Year shall not exceed $500,000 plus such additional amounts as are necessary to pay travel and other costs reasonably incurred in connection with board meetings held by Holdco and Holdco II (which are hereby acknowledged to constitute corporate overhead costs of Parent and Holdco);

(c) Nebraska Sub shall be permitted to make Restricted Payments to its Equity holders on a pro rata basis;

(d) Purchase of Equity of Borrower by Parent made after the Closing Date;

(e) Borrower shall be permitted to make Restricted Payments to Parent, and Parent shall be permitted to make related Restricted Payments (i) to Holdco to pay purchase price adjustments (if any) pursuant to the Purchase Agreement and (ii) to make investments in Nebraska Sub to the extent permitted pursuant to Section 7.6(j); and

(f) in addition to Restricted Payments permitted pursuant to clauses (a) through (e) of this Section 7.5, from and after Lender’s receipt of Parent’s Current Financials for the Fiscal Year ending December 31, 2003, Borrower and Parent shall be permitted to make

Restricted Payments (including in the form of payments of subordinated Indebtedness payable to Affiliates of the Credit Parties which subordinated Indebtedness is permitted pursuant to Section 7.2(e) hereof); provided, that,

(i) at the time any such Restricted Payment is made, no Default or Event of Default shall be continuing,

(ii) after giving effect to the making of such Restricted Payment, including any borrowing made hereunder to finance such Restricted Payment, Availability shall not be less than $10,000,000,

(iii) the amount of any Restricted Payments made pursuant to this clause (f), when considered together with all other Restricted Payments previously made pursuant to this clause (f), shall not exceed

(A) $5,000,000 plus

(B) the aggregate amount of all contributions of cash to the common Equity capital of Parent made after the Closing Date (other than those capital contributions to make investments in Marketing Alliance Partners permitted pursuant to Section 7.6(i)(iii), plus

(C) fifty percent (50%) of the cumulative Free Cash Flow for the period from and including June 1, 2003, to the last day of the calendar month most recently ended for which Current Financials are available as of the time such Restricted Payment is made, minus

(D) all loans, advances and investments made subsequent to the Closing Date pursuant to Section 7.6(j)(ii) (provided, that, at such time as Nebraska Sub becomes a Guarantor, this clause (D) shall no longer be applicable to any calculation of Restricted Payments permitted pursuant to this clause (f); and provided, further, that, substantially contemporaneous Restricted Payments made by Borrower to Parent and then made by Parent to holders of its Equity (in the case of such Restricted Payments made by Parent made from, and to the extent of the proceeds of the substantially contemporaneous Restricted Payment from Borrower) shall be treated and without duplication as a single Restricted Payment for purposes of this clause (iii)), and

(iv) not less than five (5) Business Days prior to making any Restricted Payment pursuant to this clause (f), Borrower shall deliver to Administrative Agent a certificate executed by the chief financial officer of Borrower setting forth in reasonable detail information and calculations necessary to verify that such Restricted Payment will be in compliance with the requirements of this clause (f).

Section 7.6 Investments, Loans, etc. Make or permit to exist any loans to or investments in any Person, or permit any other Credit Party to make or permit any loans to or investments in any Person, other than:

(a) investments, loans or advances, the material details of which have been set forth on Schedule 5.7;

(b) investments in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c) investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States having capital and surplus in excess of $20,000,000,000 and having short-term credit ratings of at least A1 and P1 by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc., respectively;

(d) investments in commercial paper of maturities of not more than 180 days rated the highest credit rating obtainable from Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc.;

(e) investments in securities that are obligations of the United States government purchased by any Credit Party under fully collateralized repurchase agreements pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than $20,000,000,000 and with short-term credit ratings of at least A1 and P1 by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc., respectively) for such financial institutions to repurchase such securities within thirty (30) days from the date of purchase by any Credit Party;

(f) loans and advances to employees of any Credit Party in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $500,000 outstanding at any time;

(g) investments in the form of promissory notes accepted in settlement of accounts receivable which are past due; provided that to the extent the aggregate investment in such promissory notes (based on the principal amount thereof) exceeds at any time $50,000, all promissory notes representing further investments in excess of such amount have been endorsed in favor of, and delivered to, the Administrative Agent as security for the Lender Indebtedness;

(h) investments in common Equity of Borrower so long as no Change of Control results;

(i) (i) investments in Marketing Alliance Partners (1) made prior to the Closing Date and listed on Schedule 5.7 hereto and (2) made after the Closing Date in an aggregate amount not to exceed $2,000,000, (ii) in addition to investments made pursuant to clause (i) of this Section 7.6(i), investments in Heartland Grain Fuels, L.P. that are mandatory pursuant to the organizational documents of Heartland Grain Fuels, L.P. as in effect on the date hereof; provided, that, in the case of, and after giving effect to each investment under clause (ii),

(1) Availability shall not be less than $10,000,000, (2) no Default or Event of Default shall exist and be continuing, and (3) the aggregate maximum investments permitted pursuant to this clause (ii) shall not exceed $3,000,000, and (iii) investments in Marketing Alliance Partners made with proceeds of substantially contemporaneous contributions to the common Equity capital of Parent (and by Parent in Borrower), whether or not a Default or Event of Default shall exist and be continuing; provided, that, for purposes of this Section 7.6(i), any payable owed by Adkins Energy LLC to Borrower resulting from minimum price payments made by Borrower pursuant to the Ethanol Marketing Agreement dated August 31, 2001, by and between the Borrower and Adkins Energy LLC and as in effect on the date hereof, shall not be deemed to be loans or investments by Borrower in Adkins Energy LLC; and

(j) investments by Parent in Equity of Nebraska Sub (i) if, at the time of such investment or immediately after giving effect thereto, Nebraska Sub is or becomes a Guarantor, or (ii) other investments (in the form of Equity or Indebtedness) in Nebraska Sub; provided, that, in the case any such other investment is made, Parent would be permitted to make a Restricted Payment in the same amount pursuant to Section 7.5(f).

Notwithstanding the foregoing, Parent and Borrower shall be prohibited from having Investments of the types described in clauses (b), (c), (d) and (e) of this Section 7.6 at any time that the principal balance of the Revolving Credit Loans then outstanding exceeds $2,000,000.

Section 7.7 Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any Person whereby any Credit Party shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby any Credit Party shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which a Credit Party intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 7.8 Nature of Business. Engage in, or permit any other Credit Party to engage in, any business materially or substantially different than the businesses in which the Credit Parties are engaged in as of the Closing Date, which businesses are described in Schedule 7.8 hereto.

Section 7.9 ERISA Compliance.

(a) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which any Credit Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Sections 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code which could reasonably be expected to have a Material Adverse Effect;

(b) Terminate, or permit any other Credit Party or any ERISA Affiliate to terminate any Plan under Section 4041(c) of ERISA or otherwise have the termination of any Plan initiated by the PBGC;

(c) Permit to exist, or allow any other Credit Party or any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect;

(d) Amend, or permit any other Credit Party or any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that any Credit Party or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code; or

(e) Incur, or permit any other Credit Party or any ERISA Affiliate to incur, a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA that could reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

Section 7.10 Sale or Discount of Receivables. Sell, or allow any other Credit Party to sell, with or without recourse, for discount or otherwise, any notes or accounts receivable except for the collection of accounts or notes receivable that are not Eligible Accounts in the ordinary course of business consistent with past practices.

Section 7.11 Negative Pledge Agreements. Create, incur, assume or suffer to exist, or permit any other Credit Party to create, incur, assume or suffer to exist, any contract, agreement or understanding, other than (a) this Agreement and the other Financing Documents, and (b) any agreements governing any purchase money Liens or Capital Lease Obligations or dispositions of assets otherwise permitted hereby provided that any such prohibition or limitation is only effective against the Property financed thereby, which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of any Credit Party, or which requires the consent of or notice to other Persons in connection therewith.

Section 7.12 Transactions with Affiliates. Except as set forth on Schedule 7.12, enter into, or permit any other Credit Party to enter into, any transaction or series of transactions with Affiliates of any Credit Party which involve an outflow of money or other Property from any Credit Party to an Affiliate of any Credit Party other than Borrower, including, but not limited to, repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature except for those which are in the ordinary course of business of the Credit Parties and are on fair and reasonable terms no less favorable than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate. Notwithstanding the foregoing, the following shall be permitted: (a) the payment of management, monitoring, advisory, service and similar fees and payments permitted pursuant to Section 7.23, (b) the provision of investment banking and advisory services actually rendered by Affiliates of the Morgan Stanley Funds to any Credit Party in the ordinary course of such Affiliates’ business, (c) Restricted Payments permitted pursuant to Section 7.5 and (d) transactions between or among Credit Parties who are Guarantors.

Section 7.13 Unconditional Purchase Obligations. Enter into or be a party to, or permit any other Credit Party to enter into or be a party to, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

Section 7.14 Equity. Authorize or issue, or permit any other Credit Party to authorize or issue (a) Equity to any Person to the extent a Change of Control would result, or (b) any preferred stock or other Equity having a mandatory redemption right existing with regard thereto.

Section 7.15 Capital Expenditures. Make Capital Expenditures in excess of (a) $12,000,000 in the aggregate for the Fiscal Year ending December 31, 2003, or (b) $10,000,000 in the aggregate for any Fiscal Year thereafter; provided, that, no Capital Expenditures shall be made if, before or after giving effect to the making of such Capital Expenditures, a Default then exists or thereafter would exist, other than safety and environmental Capital Expenditures (it being understood that the making of such safety and environmental Capital Expenditures shall not operate as a waiver of such Default and nothing contained herein shall obligate Administrative Agent or any Lender to fund a Borrowing or otherwise advance funds for the purpose of paying the costs of any safety or environmental Capital Expenditure during the existence of a Default).

Section 7.16 Modifications to Indebtedness Agreements.

(a) Amend, modify, or waive any provision of any instrument, document or agreement governing the Indebtedness of the Credit Parties set forth on Schedule 7.2 hereto if the effect of such amendment, modification or waiver (1) subjects any Credit Party to any additional material obligation, (2) increases the principal thereunder, or (3) accelerates the date fixed for any payment of principal or interest on such Indebtedness;

(b) Make any voluntary prepayment of, or optionally redeem, or make any payment in defeasance of, any part of the Indebtedness of the Credit Parties set forth on Schedule 7.2 hereto; and

(c) Amend, modify or waive any provision of any of the Purchase Documents without the prior written consent of the Required Lenders, if such amendment, modification or waiver could reasonably be expected to have a Material Adverse Effect.

Section 7.17 Intercompany Transactions. Create or otherwise cause or permit to exist or become effective, except as may be expressly permitted or required by the Financing Documents, any consensual encumbrance or restriction of any kind on the ability of any Credit Party to (a) make any Restricted Payment to any Credit Party, (b) pay any indebtedness owed to any Credit Party, (c) make any loan or advance to any Credit Party or any investment in any Credit Party, or (d) sell, lease or transfer any of its Property to any Credit Party except, in each case, for restrictions (i) contained in the Nebraska Sub Operating Agreement as in effect on the Closing Date or set forth in resolutions of the membership committee of Nebraska Sub adopted on June 21, 2001, and March 10, 2003, copies of which were provided to Administrative Agent prior to the Closing Date, (ii) arising under any Governmental Requirement, (iii) set forth in a lease or license permitted pursuant to the terms of the Financing Documents and entered into in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to such lease or license, or (iv) set forth in the terms of any document or instrument evidencing any Permitted Liens (or the Indebtedness secured thereby) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to such Permitted Lien.

Section 7.18 Acquisitions; Creation of Subsidiaries. Create or acquire any Subsidiary or any operating division of any other Person other than the purchase of inventory in the ordinary course of business and the purchase of capital assets expressly permitted hereunder and the making of investments permitted under Section 7.6.

Section 7.19 Restricted Accounts. Have more than $100,000 in cash in the aggregate at any time which is not on deposit in an account with an Approved Depository Bank which is subject to a Restricted Account Agreement other than (i) the Temporary Lockbox Account at Bank One, NA to the extent permitted by Section 4.2 hereof and (ii) a Nebraska Sub payroll account.

Section 7.20 Certain Restriction on Activities of Parent. Allow Parent to (a) conduct any business or operations, (b) own, lease, license or otherwise have the right to use any Property other than the Equity of Borrower and Nebraska Sub, (c) incur any liabilities or obligations to any Person other than its direct or indirect parent or the Morgan Stanley Funds and other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time, or (d) employ any employees except, in the case of clauses (a) and (d), as are directly related to and required in connection with the ownership of the respective Equity Interests.

Section 7.21 Fiscal Year. Change its Fiscal Year.

Section 7.22 Hedging Agreements. Enter into any Hedging Agreement, except Hedging Agreements entered into for the purpose of hedging against risks actually incurred by the Credit Parties in the ordinary course of business.

Section 7.23 Management Fees. No Credit Party shall pay any management, monitoring, service or similar fee or payment by such Credit Party to any Affiliate of such Credit Party in an aggregate amount exceeding in any Fiscal Year the remainder of (a) $500,000, less (b) the aggregate amount of Restricted Payments made pursuant to Section 7.5(b) (excluding Restricted Payments made pursuant to Section 7.5(b) to pay travel and other costs reasonably incurred in connection with board meetings held by Holdco and Holdco II); provided, that, such fees or payments may not be permitted if a Default or Event of Default shall be continuing, unless such fees or payments constitute Exempt Management Fees; provided, further, that, the payment of fees (i) for investment banking and advisory services actually rendered by Affiliates of the Morgan Stanley Funds to any Credit Party in the ordinary course of such Affiliates’ business and (ii) permitted for under the Grain Supply Agreement dated May 6, 1998, by and between Nebraska Sub and Aurora Cooperative Elevator Company and as in effect on the date hereof, shall not be restricted pursuant to this Section 7.23.

Section 7.24 Acquisition of Equity in Nebraska Sub. Permit any Affiliate of any Credit Party other than Parent or Borrower to acquire Equity of Nebraska Sub.

Section 7.25 No Amendment to Nebraska Sub Operating Agreement. Amend the Nebraska Sub Operating Agreement without the prior approval of the Administrative Agent (such approval not to be unreasonably withheld).

ARTICLE 8
EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

Section 8.1 Payments. Borrower shall fail to pay when due (including, but not limited to, any mandatory prepayment required pursuant to Section 2.10) any principal of or interest on any Revolving Credit Loan or any Revolving Credit Note, or any Reimbursement Obligation or any fee or any other amount payable hereunder or under the Fee Letter or any other Financing Document;

Section 8.2 Covenants Without Notice. Any Credit Party shall fail to observe or perform any covenant or agreement contained in Article 4, Section 6.1, Section 6.5, Section 6.7, Section 6.10 or Article 7;

Section 8.3 Other Covenants. Any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Section 8.1 or Section 8.2 and, if capable of being remedied, such failure shall remain unremedied for ten (10) days after the earlier of (a) any Credit Party’s obtaining knowledge thereof, or (b) written notice thereof shall have been given to Borrower or any Guarantor by any Lender, the Issuing Bank or the Administrative Agent;

Section 8.4 Other Financing Document Obligations. Default is made in the due observance or performance by any Obligated Party of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document;

Section 8.5 Representations. Any representation, warranty or statement made or deemed to be made by any Obligated Party or any of any other Obligated Party’s officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made;

Section 8.6 Non-Payments of Other Indebtedness and Under Hedging Agreements. Any Credit Party shall fail to make any payment or payments (i) of principal of or interest on any Indebtedness of such Credit Party (other than the Lender Indebtedness) or under any Hedging Agreement in excess of $1,000,000 in the aggregate when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period, or (ii) under any Hedging Agreement entered into in compliance with Section 7.22;

Section 8.7 Defaults Under Hedging and Other Agreements. Any Credit Party shall fail to observe or perform any covenant or agreement contained in any Hedging Agreement or in agreement(s) or instrument(s) relating to Indebtedness (other than Lender Indebtedness) of any Credit Party of $1,000,000 or more in the aggregate within any applicable grace, notice or cure period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or, with respect to any Credit Party, to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $1,000,000 or more in the aggregate of such Indebtedness; or $1,000,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than prepayments resulting from excess cash flow) in whole or in part prior to its stated maturity;

Section 8.8 Bankruptcy. Any Obligated Party shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Obligated Party and the petition is not controverted within ten (10) days, or is not stayed or dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Obligated Party; or any Obligated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Obligated Party or there is commenced against any Obligated Party any such proceeding which remains unstayed or undismissed for a period of sixty (60) days; or any Obligated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Obligated Party makes a general assignment for the benefit of creditors; or any Obligated Party shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Obligated Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other organizational action is taken by any Obligated Party for the purpose of effecting any of the foregoing;

Section 8.9 Money Judgment. Final orders for the payment of money involving in the aggregate at any time a liability (net of any insurance proceeds or indemnity payments actually received in respect thereof prior to or within sixty (60) days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of more than $1,000,000 or that would otherwise have a Material Adverse Effect, shall be rendered against any Credit Party and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

Section 8.10 Discontinuance of Business. Except as permitted by Section 7.4, any Credit Party shall cease to be principally engaged in the businesses and operations in which such Credit Party was principally engaged on the Closing Date;

Section 8.11 Financing Documents. Any Material Provision of any of the Financing Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 5.3) in accordance with its terms, or, in the case of any of the Security Instruments, cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or any Obligated Party shall so state in writing. As used in this Section 8.11, “Material Provision” shall mean (a) with respect to this Agreement or the Revolving Credit Notes, any material term, covenant, or agreement set forth therein, and (b) with respect to any other Financing Document, any provision if the validity and enforceability thereof is necessary for such Financing Document to accomplish its stated, or clearly intended, purpose or otherwise necessary in order for Administrative Agent or any Lender to enforce any material right or remedy under any Financing Document;

Section 8.12 Change of Control. The occurrence of a Change of Control;

Section 8.13 Material Adverse Change. A Material Adverse Change shall occur; or

Section 8.14 Breach or Default Under Purchase Agreement. Either Holdco, Seller or Williams breaches or defaults in the observance or performance of any material covenant, agreement, representation or warranty contained in the Purchase Agreement and such breach or default (a) could reasonably be expected to have a Material Adverse Effect, and (b) continues unremedied or unwaived for a period of thirty (30) consecutive days.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written or telex request of the Required Lenders, shall, by written notice to Borrower and Guarantors, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Revolving Credit Note, to enforce its claims against Borrower and Guarantors: (a) declare the Revolving Credit Commitment and other lending obligations, if any, terminated, whereupon the Revolving Credit Commitment and other lending obligations, if any, of each Lender shall terminate immediately; or (b) declare the entire principal amount of and all accrued interest on all Lender Indebtedness then outstanding to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of protest or dishonor, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by Borrower and Guarantors, and thereupon take such action as it may deem desirable under and pursuant to the Financing Documents; provided, that, if an Event of Default specified in Section 8.8 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to Borrower and Guarantors, as specified in clauses (a) and (b) above, shall occur automatically without the giving of any such notice; or (c) if any Letter of Credit shall then be outstanding, demand Cover which Borrower shall immediately pay to the Administrative Agent for deposit in a cash collateral account maintained by the Administrative Agent.

ARTICLE 9
THE ADMINISTRATIVE AGENT

Section 9.1 Appointment of Administrative Agent. Each Lender (and each Secured Affiliate by and through their affiliated Lenders) and the Issuing Bank hereby designates JPMorgan Chase Bank as Administrative Agent to act as herein specified and as specified in the other Financing Documents. Each Lender (and each Secured Affiliate by and through their affiliated Lenders) and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Revolving Credit Notes, and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

Section 9.2 Limitation of Duties of Administrative Agent. The Administrative Agent shall have no duties or responsibilities except those expressly set forth with respect to the Administrative Agent in this Agreement and as specified in the other Financing Documents. Neither the Administrative Agent nor any of the officers, directors, employees or agents of the Administrative Agent shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.

Section 9.3 Lack of Reliance on the Administrative Agent.

(a) Independent Investigation. Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (1) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (2) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, and the other Financing Documents, the Administrative Agent shall have no responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

(b) Administrative Agent Not Responsible. The Administrative Agent shall not be responsible to any Lender or the Issuing Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Letters of Credit or the other Financing Documents or the financial condition of any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Notes or the other Financing Documents, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default.

Section 9.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Revolving Credit Notes and the other Financing Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative

Agent acting or refraining from acting under this Agreement, the Revolving Credit Notes and the other Financing Documents in accordance with the instructions of the Required Lenders, or, to the extent required by Section 10.2, all of the Lenders.

Section 9.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.6 Indemnification of Administrative Agent. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Administrative Agent on a pro-rata basis, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement and by reason of the ordinary negligence of the Administrative Agent; provided, that, no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from, as to the Administrative Agent, the Administrative Agent’s gross negligence or willful misconduct.

Section 9.7 Administrative Agent in its Individual Capacity. With respect to its obligations under this Agreement, the Revolving Credit Loans made by it and the Revolving Credit Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Credit Note and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Revolving Credit Notes” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 9.8 May Treat Lender as Owner. Borrower, Parent, the Administrative Agent and the Issuing Bank may deem and treat each Lender as the owner of such Lender’s Revolving Credit Note for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Revolving Credit Note shall be conclusive and binding on any subsequent owner, transferee or assignee of such Revolving Credit Note or any promissory note or notes issued in exchange therefor.

Section 9.9 Successor Administrative Agent.

(a) Administrative Agent Resignation. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days’ notice to Borrower, to appoint a successor Administrative Agent (to act in the same capacity as the resigning or removed Administrative Agent), subject to the approval of Borrower, such approval not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then, upon five days’ notice to Borrower, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (subject to approval of Borrower, such approval not to be unreasonably withheld), which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

(b) Rights, Powers, etc. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

ARTICLE 10
MISCELLANEOUS

Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (b) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section 10.1; provided, that, notices to the Administrative Agent shall not be effective until actually received. Any notice to be given to Borrower or to all Credit Parties pursuant to this Agreement or any of the other Financing Documents may be given to Borrower or to any other Credit Party, and if given to Borrower or to any Credit Party in the manner set forth in this Section 10.1, such notice shall be deemed to be effective notice to all Credit Parties for purposes of this Agreement.

Section 10.2 Amendments and Waivers. Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.2. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent shall, from time to time, (x) enter into with the Credit Parties, written amendments, supplements or modifications hereto and to the other Financing Documents to which they are a party for the purpose of adding any provisions to this Agreement or to the other Financing Documents or changing in any manner the rights or obligations of the Lenders or the Credit Parties hereunder or thereunder or (y) waive at a Credit Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Financing Documents to which such Credit Party is a party or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(a) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Loan or any Reimbursement Obligation or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or modify any provision that provides for the ratable sharing by the Lenders of any payment or prepayment of Lender Indebtedness to provide for a non-ratable sharing thereof or extend the expiration date of any Lender’s Revolving Credit Commitment or amend, modify or waive any provision of Section 2.19, in each case without the prior written consent of each Lender directly affected thereby;

(b) change the currency in which any Revolving Credit Loan or Reimbursement Obligation is payable or amend, modify or waive any provision of this Section 10.2 or reduce the percentage specified in the definition of Required Lenders, or increase the amount of any Lender’s Revolving Credit Commitment, in each case without the written consent of all of the Lenders;

(c) release any material part of the Collateral, without the written consent of all of the Lenders, except as expressly permitted hereby, provided, that, the Administrative Agent shall release (without consent from the Lenders) any Collateral sold, transferred or otherwise disposed of as permitted by Section 7.4 as such Section 7.4 may be amended from time to time in accordance with this Agreement;

(d) amend, modify or waive (1) any Letter of Credit Liability without the written consent of the Issuing Bank or (2) any Letter of Credit without the consent of each Lender if such Letter of Credit, after giving effect to such amendment, modification or waiver, would no longer satisfy the requirements hereof if such Letter of Credit was being issued ab initio at such time, provided, that, in all cases other than clauses (1) or (2), only the consent of the Issuing Bank shall be required to amend, modify or waive any Letter of Credit;

(e) waive any default in the payment of principal or interest hereunder without the written consent of all of the Lenders;

(f) amend (i) the definitions of Borrowing Base, Eligible Account Advance Percentage or Eligible Unbilled Account Advance Percentage, in any case, to increase the percentages provided therein, or (ii) any of the components (including related definitions) of the Borrowing Base not already identified in clause (i) preceding which results in an increase to the Borrowing Base, without the written consent of all of the Lenders; or

(g) amend, modify or waive any provision of Article 9 without the written consent of the Administrative Agent.

Any waiver and any amendment, supplement or modification pursuant to this Section 10.2 shall apply to each of the Lenders and shall be binding upon each Credit Party, the Lenders, the Administrative Agent and all future holders of any Revolving Credit Note. In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Financing Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

Section 10.3 No Waiver; Remedies Cumulative. No failure or delay on the part of any Credit Party or the Administrative Agent or any Lender or any holder of any Revolving Credit Note in exercising any right or remedy under this Agreement or any other Financing Document to which it is a party and no course of dealing between any Credit Party and the Administrative Agent or any Lender or any holder of any Revolving Credit Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Revolving Credit Notes, this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under the Revolving Credit Notes, this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Credit Party, the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party not required under the Revolving Credit Notes, this Agreement or any other Financing Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

Section 10.4 Payment of Expenses, Indemnities, etc. Borrower and Parent agree to (and shall be jointly and severally liable for):

(a) Expenses. Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel for the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution, syndication and delivery of, recording or filing of, any amendment, waiver or consent under, preservation of rights under, enforcement of, and, during the continuance of a Default, renegotiation or restructuring of this Agreement, the Revolving Credit Notes, and the other Financing Documents (including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and, after Default, for any of the Lenders, in the case of Lenders, incurred with respect to any such preservation of rights under, enforcement of, renegotiation or restructuring of this Agreement, the Revolving Credit Notes, and the other Financing Documents) and promptly reimburse the Administrative Agent for all amounts expended, advanced, or incurred by the Administrative Agent or the Lenders to satisfy any obligation of any Credit Party under this Agreement or any other Financing Document;

(b) INDEMNIFICATION. INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES FROM, HOLD EACH OF THEM HARMLESS AGAINST, AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (1) ANY ACTUAL OR PROPOSED USE BY BORROWER OF THE PROCEEDS OF ANY OF THE REVOLVING CREDIT LOANS; OR (2) ANY OTHER ASPECT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTES, AND THE FINANCING DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, AND INCLUDING ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES ARISING BY REASON OF ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES; PROVIDED, HOWEVER, THE PROVISIONS OF THIS SECTION 10.4(b) SHALL NOT APPLY TO ANY ACTION, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES, OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION; AND

(c) ENVIRONMENTAL INDEMNIFICATION. INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE ADMINISTRATIVE AGENT, THE ISSUING BANK, EACH LENDER, AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE REVOLVING CREDIT LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT AND INCLUDING ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH IN EACH CASE ARISE AS A RESULT OF OR IN CONNECTION WITH THE REVOLVING CREDIT LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING BY REASON OF THE

ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (1) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR RESPECTIVE PROPERTIES, (2) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO SUCH CREDIT PARTY, (3) DUE TO PAST OWNERSHIP BY ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (4) ARISING FROM, DUE TO, OR AS A RESULT OF, THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY, OR (5) ARISING FROM, DUE TO, OR AS A RESULT OF, ANY OTHER ENVIRONMENTAL CONDITION OR ANY ENVIRONMENTAL LAW IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER FINANCING DOCUMENT; PROVIDED, HOWEVER, NO INDEMNITY OR HOLD HARMLESS SHALL BE AFFORDED UNDER THIS SECTION 10.4(c) (A) IN RESPECT OF ANY PROPERTY FOR ANY LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES ARISING PRIMARILY FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THEIR SUCCESSORS OR ASSIGNS DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED ACTUAL PHYSICAL POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE) AND (B) FOR ANY LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION; AND

(d) ENVIRONMENTAL WAIVER. WITHOUT LIMITING THE FOREGOING PROVISIONS, EACH OF BORROWER AND PARENT HEREBY DOES WAIVE, RELEASE AND COVENANT NOT TO BRING AGAINST ANY OF THE PERSONS INDEMNIFIED IN THIS SECTION 10.4 ANY DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT THEY MAY NOW OR HEREAFTER HAVE OR ACCRUE (WHICH ARISE AS A RESULT OF THE REVOLVING CREDIT LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING FROM (1) ANY ENVIRONMENTAL LAW NOW OR HEREAFTER ENACTED (INCLUDING THOSE APPLICABLE TO ANY CREDIT PARTY) UNLESS THE ACTS OR OMISSIONS OF ANY SUCH INDEMNIFIED PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT, (2) THE PRESENCE, USE, RELEASE, STORAGE,

TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY CREDIT PARTY UNLESS THE ACTS OR OMISSIONS OF ANY SUCH INDEMNIFIED PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT, OR (3) THE BREACH OR NON-COMPLIANCE BY ANY CREDIT PARTY WITH ANY ENVIRONMENTAL LAW OR ENVIRONMENTAL COVENANT APPLICABLE TO ANY CREDIT PARTY, UNLESS THE ACTS OR OMISSIONS OF SUCH INDEMNIFIED PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT.

If and to the extent that the obligations of Borrower and Parent under this Section 10.4 are unenforceable for any reason, Borrower and Parent hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Borrower’s and Parent’s obligations under this Section 10.4 shall survive any termination of this Agreement and the payment of the Revolving Credit Notes.

Section 10.5 Right of Setoff. In addition to, and not in limitation of, all rights of offset that any Lender or the Issuing Bank may have under applicable law, each Lender or other holder of a Revolving Credit Note, or any other Lender Indebtedness, shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender, the Issuing Bank or such holder has made any demand or Borrower’s obligations are matured, have the right at any time and from time to time, without notice to any Credit Party (any such notice being expressly waived by each Credit Party a party hereto) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or the Issuing Bank to or for the credit or the account of any Credit Party against any and all of the Lender Indebtedness owing to such Lender or the Issuing Bank then outstanding, subject to the provisions of Section 2.19.

Section 10.6 Benefit of Agreement. The Revolving Credit Notes, this Agreement and the other Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, that, neither Borrower nor Parent may assign or transfer any of its interest hereunder or thereunder without the prior written consent of each Lender.

Section 10.7 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Credit Party a party hereto may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any such Credit Party without such consent shall be null and void). Except as otherwise expressly provided herein, nothing in this Agreement shall be construed to confer upon any Person (other than the parties hereto, and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Revolving Credit Loans at the time owing to it); provided, that, (1) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment by a Lender in connection with the sale of all or substantially all of the assets of such Lender, Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender’s obligations in respect of its Revolving Credit Exposure, the Issuing Bank which has outstanding a Letter of Credit) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (2) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment, the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and the Administrative Agent otherwise consent, (3) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (4) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, except in the case of an assignment to a Lender Affiliate, in which case no processing and recordation fee shall be payable, and (5) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in a form supplied by the Administrative Agent; and provided further that any consent of Borrower otherwise required under this Section 10.7(b) shall not be required if an Event of Default has occurred and is continuing. Notwithstanding the foregoing, at no time shall the aggregate amount of the Administrative Agent’s share, as a Lender, of the Revolving Credit Commitments be less than any other Lender’s share of the Revolving Credit Commitments. Subject to acceptance and recording thereof pursuant to Section 10.7(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.17, Section 2.19, Section 2.21 and Section 10.4). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.7(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.7(e).

(c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Revolving Credit Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire in a form supplied by the Administrative Agent (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.7(b) and any written consent to such assignment required by Section 10.7(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.7(d).

(e) Any Lender may, without the consent of any Credit Party, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans and Reimbursement Obligations owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) each Credit Party, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(a) or Section 10.2(b) that affects such Participant. Subject to this Section 10.7(e), each Credit Party a party hereto agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.18 and Section 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.7(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.5 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.18 or Section 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.20(f) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.7 shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Each Credit Party a party hereto authorizes each Lender to disclose to any participant or assignee (each, a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning such Credit Party and their Affiliates which has been delivered to such Lender by or on behalf of such Credit Party pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Credit Party in connection with such Lender’s credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of Borrower if it would require it to make any filing with any Governmental Authority or qualify any Revolving Credit Loan or Revolving Credit Note under the laws of any jurisdiction, and Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

Section 10.8 Governing Law; Submission to Jurisdiction; etc.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Revolving Credit Notes shall be construed in accordance with and be governed by the laws of the State of New York and, to the extent controlling, laws of the United States of America.

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement, the Revolving Credit Notes or the other Financing Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party a party hereto hereby accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Credit Party a party hereto hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of Forum Non Conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(c) Waiver of Jury Trial. To the maximum extent allowed by applicable law, each Credit Party a party hereto, the Administrative Agent, the Issuing Bank and the Lenders (1) irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to any Financing Document and for any counterclaim therein; (2) irrevocably waive any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (3) certify that no party hereto nor any representative or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers; and (4) acknowledge that it has been induced to enter into this Agreement, the other Financing Documents and the transactions contemplated hereby and thereby based upon, among other things, the mutual waivers and certifications contained in this Section 10.8.

(d) Service of Process. Nothing herein shall affect the right of the Administrative Agent or any Lender or any holder of a Revolving Credit Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

Section 10.9 Independent Nature of Lenders’ Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.10 Invalidity. In the event that any one or more of the provisions contained in the Revolving Credit Notes, this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, (a) each Credit Party a party hereto agrees that such invalidity, illegality or unenforceability shall not affect any other provision of the Revolving Credit Notes, this Agreement or any other Financing Document and (b) each Credit Party a party hereto and the Administrative Agent (acting on behalf and at the direction of the Lenders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

Section 10.11 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Financing Documents relating to the Revolving Credit Notes or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the Revolving Credit Notes, or of any part of such other Lender Indebtedness.

Section 10.12 Confidentiality.

(a) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (2) to the extent requested by any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (6) subject to a written agreement containing provisions substantially the same as those of this Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (7) with the consent of the Credit Party to which such information applies or (8) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any

Lender on a non-confidential basis from a source other than a Credit Party. For the purposes of this Section 10.12, “Information” shall mean all information received from any Credit Party relating to a Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by a Credit Party; provided, that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Notwithstanding Section 10.12(a) or any other express or implied agreement, arrangement or understanding to the contrary, each of parties hereto agrees that, from the commencement of discussions with respect to any transaction described in any Financing Document, each of the parties (and each of their respective employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of any transaction described in any Financing Document and all materials of any kind (including opinions or other tax analyses) that are provided to any party related to such U.S. federal income tax treatment and U.S. federal income tax structure.

Section 10.13 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Administrative Agent, the Issuing Bank and the Lenders (collectively, the “Financing Parties”) and the Closing Transactions. Accordingly, if the Closing Transactions would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in the Revolving Credit Notes, this Agreement or in any other Financing Document or agreement entered into in connection with the Closing Transactions or as security for the Revolving Credit Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under the Revolving Credit Notes, this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the Closing Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (b) in the event that the maturity of the Revolving Credit Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the Closing Transactions shall be canceled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of Borrower’s Indebtedness to such Financing Party (or, to the extent that the principal amount of Borrower’s Indebtedness to such Financing Party shall have been or would thereby be paid in full, refunded by such Financing Party to Borrower). The right to accelerate the maturity of the Revolving Credit Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of the Revolving Credit Notes until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section 10.13, the terms “applicable law” or “laws applicable to any Financing Party” shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to any Financing Party and the Closing Transactions which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction’s law.

Section 10.14 Entire Agreement. The Revolving Credit Notes, this Agreement and the other Financing Documents embody the entire agreement and understanding between or among the Administrative Agent, the Issuing Bank or the Lenders and the other respective parties hereto and thereto and supersede all prior agreements and understandings between or among such parties relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous agreements of the parties. There are no unwritten oral agreements between or among the parties.

Section 10.15 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 10.16 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

Section 10.17 Survival of Indemnities. The obligations of each Credit Party a party hereto under Section 2.16, Section 2.18, Section 2.20 and Section 10.4 shall survive the payment in full of the Revolving Credit Loans and the Letter of Credit Liabilities.

Section 10.18 Headings Descriptive. The headings of the several sections and subsections of this Agreement, and the table of contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.19 Satisfaction Requirement. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

Section 10.20 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Financing Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Financing Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Financing Documents; and has received the advice of its attorneys in entering into this Agreement and the other Financing Documents; and that it recognizes that certain of the terms of this Agreement and the other Financing Documents result in one party assuming the liability inherent in some aspects of the Closing Transactions and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Financing Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

Section 10.21 Secured Affiliate. For purposes of this Agreement and all other Financing Documents (other than applicable Hedging Agreements or Cash Management Agreements), if a Secured Affiliate of a Lender has entered into one or more Hedging Agreements or Cash Management Agreements with any Credit Party, then to the extent that such Secured Affiliate has rights against or is owed obligations by (or if the affiliated Lender, rather than the Secured Affiliate, were the counter-party to the applicable Hedging Agreement or Cash Management Agreement, such rights or obligations that such Lender has) the Credit Parties hereunder or under any other Financing Document (other than applicable Hedging Agreements or Cash Management Agreements), such affiliated Lender shall be the agent and attorney-in-fact for such Secured Affiliate with regard to any such rights and obligations, or deemed rights and obligations, as if such Lender were the counter-party to the applicable Hedging Agreement or Cash Management Agreement including, but not limited to, the following: (a) all distributions or payments in respect of Collateral owing to such Secured Affiliate shall be distributed or paid to such Lender, (b) all representations, statements or disclaimers made herein or in any Financing Document by or to such Lender shall be deemed to have been made by or to such Secured Affiliate, and (c) all obligations incurred by such Lender that would have been incurred by the Secured Affiliate if it were a party hereto (including, but not limited to, obligations under Section 9.6) shall be the obligations of such Lender, and such Lender, as the agent and attorney-in-fact of its Secured Affiliate, will make any and all payments owing to the Administrative Agent with respect to such obligations or deemed obligations of its Secured Affiliate. Each such Lender represents, warrants and covenants to and with the Administrative Agent that such Lender has, or at all applicable times will have, full power and authority to act as agent and attorney-in-fact for its Secured Affiliate. Under no circumstance shall any Secured Affiliate have any voting rights hereunder and the voting rights of any affiliated Lender shall not be increased by virtue of the obligations owing to any such Secured Affiliate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:	WILLIAMS ETHANOL SERVICES, INC.

By:

Name:

Title:

	Address:	1300 South Second Street Pekin, Illinois 61554

Attention:

Telephone:

Telecopy:

PARENT:	WILLIAMS BIO-ENERGY, L.L.C.

By:

Name:

Title:

	Address:	1300 South Second Street Pekin, Illinois 61554

Attention:

Telephone:

Telecopy:

[Signature Page]

ADMINISTRATIVE AGENT, ISSUING
BANK AND THE LENDERS:	JPMORGAN CHASE BANK, individually as a
Lender, as the Issuing Bank and as Administrative
Agent

By:

Name:

Title:

Address:	2200 Ross Avenue, 4th Floor Dallas, Texas 75201
Attention:	Christopher Capriotti
Telephone:	(214) 965-2035
Telecopy:	(214) 965-4731

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:

Name:

Title:

Address:	One U.S. Bank Plaza 7th & Washington, MC# SL-MO-T12M St. Louis, Missouri 63101
Attention:	Curtis Schrieber
Telephone:	(314) 418-2817
Telecopy:	(314) 418-8430

[Signature Page]

FOOTHILL CAPITAL CORPORATION, as a
Lender

By:

Name:

Title:

Address:	2450 Colorado Avenue Suite 3000W Santa Monica, CA 90404
Attention:	Juan Barrera
Telephone:	(310) 453-7312
Telecopy:	(310) 453-7447

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By:

Name:

Title:

Address:	Two Lincoln Center 5420 LBJ Freeway, Suite 200 Dallas, Texas 75240
Attention:	Richard Hatley
Telephone:	(972) 455-1625
Telecopy:	(972) 455-1690

[Signature Page]

ANNEX I

Lender	Revolving Credit Commitment	Revolving Credit Percentage
JPMorgan Chase Bank	$20,000,000	33.333%

U.S. Bank National Association	$15,000,000	25.000%

Foothill Capital Corporation	$15,000,000	25.000%

The CIT Group/Business Credit, Inc.	$10,000,000	16.667%

Total	$60,000,000	100%

A-1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is executed as of the 19th day of March, 2004, by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Borrower”), AVENTINE RENEWABLE ENERGY, LLC, a Delaware limited liability company (“Parent”), JPMorgan Chase Bank, individually as a Lender, as the Issuing Bank and as the Administrative Agent, and each of the other Lenders that is a signatory hereto.

WITNESSETH:

WHEREAS, Borrower, Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of May 30, 2003 (as amended from time to time, the “Credit Agreement;” unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to this First Amendment), pursuant to which the Lenders provide certain financing to Borrower in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrower and Parent have requested that the Lenders (a) extend the Revolving Credit Maturity Date to May 30, 2007, (b) amend the Borrowing Base to include a fixed asset component, (c) permit a one-time cash dividend of up to $35,000,000 by Parent to its sole member and (d) amend certain provisions of the Credit Agreement in connection therewith; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to Borrower’s and Parent’s requests.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, but subject to the satisfaction of each condition precedent contained in Section 3 hereof, the Credit Agreement shall be amended effective as of the date hereof in the manner provided in this Section 1.

1.1 Amended Definitions. The definitions of “Borrowing Base,” “Borrowing Base Report” and “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

“Borrowing Base” shall mean:

(a)                                  the Eligible Account Advance Percentage of Eligible Accounts, plus

1

(b)                                 the Eligible Unbilled Account Advance Percentage of Eligible Unbilled Accounts, plus

(c)                                  the lesser of

(i)                                     85% of the Net Recovery Value of Eligible Inventory, and

(ii)                                  the sum of the following valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied: (A) 72% of Eligible Finished Goods Inventory, (B) 65% of Eligible In-Transit Inventory, and (C) 58% of Eligible Raw Materials Inventory, plus

(d)                                 the Fixed Asset Component in effect as of the date for which the Borrowing Base is being calculated, minus

(e)                                  any Availability Reserves then in effect.

The Borrowing Base in effect under this Agreement at any time shall be the Borrowing Base reflected on the most recent Borrowing Base Report delivered to the Lenders pursuant to Section 3.1(h) or Section 6.10(g) subject to (i) adjustments on a weekly basis to reflect increases or decreases in the components of the Borrowing Base reflected in each of the Inventory Designation Report, the Interim Account Report and the PACA Reserve Report required pursuant to Section 6.10(g), (ii) the right of the Administrative Agent or the Required Lenders to redetermine any component of the Borrowing Base or the calculation thereof if and to the extent the Administrative Agent or the Required Lenders believe, in good faith, such component or calculation to be incorrect (any such redetermination made in good faith and absent manifest error shall be conclusive and binding on Borrower), and (iii) immediate adjustment as a result of (A) the establishment or release of Availability Reserves, (B) reduction in advance rates provided for herein, (C) changes in eligibility criteria or standards imposed by the Administrative Agent, (D) the sale, assignment, lease, license, transfer, exchange or other disposition by any Credit Party of all or substantially all of its right, title and interest in any Property, and (E) scheduled reductions in the Fixed Asset Component.

“Borrowing Base Report” shall mean the report of Borrower setting forth a calculation of the Borrowing Base to be delivered pursuant to Section 6.10(g), substantially in the form attached as Exhibit A to the First Amendment.

“Revolving Credit Maturity Date” shall mean May 30, 2007.

1.2 Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following defined terms:

“Disposition” shall mean the sale by Borrower of the Pekin Facility.

2

“First Amendment” shall mean the First Amendment to Credit Agreement dated as of March 19, 2004, by and among Borrower, Parent, the Administrative Agent and the Lenders.

“Fixed Asset Component” shall mean the lesser of (a) $10,000,000 or (b) 50% of the appraised value as of April 2004 of the Pekin Facility, as determined by Barnes & Click, Inc. and subject to review and approval by the Administrative Agent in its sole discretion (such lesser amount being referred to as the “Original Fixed Asset Component”); provided that the Fixed Asset Component shall be reduced (a) by an amount equal to one-twelfth (1/12) of the Original Fixed Asset Component on the last day of each Fiscal Quarter commencing September 30, 2004 and continuing throughout the term of this Agreement, and (b) on March 30th of each calendar year commencing March 30, 2005, by 25% of the Free Cash Flow for the Fiscal Year most recently ended but not to exceed $2,000,000 for any Fiscal Year; provided further that, in no event shall the Fixed Asset Component be less than $0.00; and provided further that, on the date of the Disposition, the Fixed Asset Component shall reduce to $0.00.

“Pekin Facility” shall mean Borrower’s ethanol production facility, including, without limitation, the Real Property and equipment, located in Pekin, Illinois and described on Schedule 5.24 hereto.

1.3 Amendments to the Restricted Payment Covenant. The reference to December 31, 2003 in the first sentence of subsection (f) of Section 7.5 of the Credit Agreement shall be replaced with a reference to December 31, 2004. The reference to June 1, 2003 in Section 7.5(f)(iii)(C) of the Credit Agreement shall be replaced with a reference to January 1, 2004.

1.4 Amendment to Exhibit A (Form of Borrowing Base Renort) to the Credit Aereement. Exhibit A to the Credit Agreement shall be replaced with Exhibit A attached hereto which shall be deemed to be incorporated into the Credit Agreement as of the effective date hereof

SECTION 2. Limited Consent In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Lenders hereby consent to the one time use of proceeds of a Revolving Credit Loan to pay a dividend by Parent to its sole member (the “Special Dividend”) in an amount up to (a) $30,000,000 plus (b) the lesser of (i) $5,000,000 and (ii) Borrower’s average cash balance in the Blocked Account for the five (5) Business Days prior to the payment of the Special Dividend (the “Special Dividend Date”); provided, that, the Special Dividend is a limited one-time event and nothing contained herein shall obligate the Lenders to grant any additional or future consent. For purposes of subsection (f) of Section 7.5 of the Credit Agreement, the Special Dividend shall not be treated as a Restricted Payment made pursuant to such subsection.

SECTION 3. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof and the limited consent contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent:

3

3.1 Amendment Fees. Borrower and Parent shall have paid to the Administrative Agent for the ratable benefit of the Lenders in accordance with their respective percentages of the Revolving Credit Commitments a fee in the amount of $150,000. Such fee shall be distributed by the Administrative Agent to each Lender ratably based on its Revolving Credit Percentage.

3.2 Additional Fees and Expenses. Borrower and Parent shall have paid all fees and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment, including, without limitation, all fees and expenses of Barnes & Click, Inc. and Vinson & Elkins L.L.P., counsel to the Administrative Agent.

3.3 Officers’ Certificates; Opinion, etc. Borrower and Parent shall have delivered to the Administrative Agent such certificates of authorized officers of Borrower and Parent, certificates of Governmental Authorities, certified copies of the certificates of incorporation and formation and bylaws and operating agreements, as applicable, of Borrower and Parent (or certified confirmation that no amendments, modifications or revisions have been to those previously certifies and delivered to the Administrative Agent, as applicable), certified copies of resolutions of the board of directors, managers or members, as applicable, of Borrower and Parent and such other documents, instruments and agreements as the Administrative Agent shall require to evidence the valid corporate existence and authority to conduct business of Borrower and Parent and the due authorization, execution and delivery of this First Amendment any other documents related to this First Amendment and any other legal maters relating to Borrower, Parent, any Subsidiary or the other Financing Documents by Borrower or Parent, all in a form and substance satisfactory to the Administrative Agent and its counsel, including, without limitation, an opinion of counsel to Borrower and Parent.

3.4 Projections. The Administrative Agent shall have received updated financial projections of Parent and its consolidated subsidiaries for the Fiscal Years ending December 31, 2004 and December 31, 2005.

3.5 Financial Statements. The Administrative Agent shall have received the annual financial statements required by Section 6.10(a) of the Credit Agreement for the Fiscal Year ended December 31, 2003.

3.6 Borrowing Base Report and Minimum Availability. The Administrative Agent shall have received a Borrowing Base Report prepared as of the Special Dividend Date setting forth the Borrowing Base to be in effect on the Special Dividend Date, and reflecting that, after giving effect to the Special Dividend, Availability shall not be less than $15,000,000.

3.7 Appraisal. The Administrative Agent shall have received an appraisal from Barnes & Click, Inc. of Borrower’s Pekin Facility in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

4

3.8 Documentation. The Administrative Agent shall have received such other documents, instruments and agreements as it or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

3.9 No Defaults. No Default or Event of Default shall exist.

SECTION 4. Representations and Warranties. In order to induce the Administrative Agent and each Lender to enter into this First Amendment, Borrower and Parent hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

4.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Borrower and Parent contained in the Financing Documents is true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

4.2 Due Authorization, No Conflicts. The execution, delivery and performance by Borrower and Parent of this First Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this First Amendment, are within Borrower’s corporate or Parent’s limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower, Parent or their Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of Borrower, Parent or their Subsidiaries except for Permitted Liens.

4.3 Validity and Binding Effect. This First Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this First Amendment each constitute the valid and binding obligations of Borrower or Parent enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

4.4 Absence of Defaults. Neither a Default nor an Event of Default has occurred which is continuing.

4.5 No Defense. Borrower nor Parent has any defense to payment, counterclaim or rights of set-off with respect to the Lender Indebtedness on the date hereof.

SECTION 5. Miscellaneous.

5.1 Reaffirmation of Financing Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Financing Documents shall, except as amended and modified hereby, remain in full force and effect. Borrower and Parent hereby extend each Lien granted by Borrower and Parent to secure the Lender Indebtedness until the Lender Indebtedness has been paid in full, and agree that the amendments and modifications

5

herein contained shall in no manner affect or impair the Lender Indebtedness or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2 Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3 Counterparts. Effectiveness of First Amendment. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until this First Amendment has been executed by Borrower, Parent, the Administrative Agent and all Lenders. Facsimiles shall be effective as originals.

5.4 COMPLETE AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITFEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

5.6 No Implied Waivers. No failure or delay on the part of the Lenders or the Administrative Agent in exercising, and no course of dealing with respect to, any right, power or privilege under this First Amendment, the Credit Agreement or any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this First Amendment, the Credit Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.7 Review and Construction of Documents. Borrower and Parent hereby acknowledge, and represent and warrant to the Lenders, that (a) Borrower and Parent have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this First Amendment with their legal counsel, (b) Borrower and Parent have reviewed this First Amendment and fully understand the effects thereof and all terms and provisions contained herein, (c) Borrower and Parent have executed this First Amendment of their own free will and volition, and (d) this First Amendment shall be construed as if jointly drafted by Borrower, the Parent and the Lenders. The recitals contained in this First Amendment shall be construed to be part of the operative terms and provisions of this First Amendment.

5.8 Arms-Length/Good Faith. This First Amendment has been negotiated at arms-length and in good faith by the parties hereto.

5.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

6

5.10 Severability. In case any one or more of the provisions contained in this First Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this First Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.11 Further Assurances. Borrower and Parent agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by the Lenders or the Administrative Agent as necessary or advisable to carry out the intents and purposes of this First Amendment.

5.12 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF BORROWER, PARENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS (i) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT, THE CREDIT AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

[Signature Pages Follow]

7

SIGNATURE PAGE
TO
FIRST AMENDMENT TO CREDIT AGREEMENT
DATED MARCH 19, 2004
BY AND AMONG
AVENTINE RENEWABLE ENERGY, INC., AS BORROWER,
AVENTINE RENEWABLE ENERGY, L.L.C., AS PARENT,
JPMORGAN CHASE BANK, INDIVIDUALLY AS A LENDER, AS THE
ISSUING BANK AND
AS ADMINISTRATIVE AGENT,
AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

BORROWER:	AVENTINE RENEWABLE ENERGY, INC.

	By:	/s/ William T. Hurley
		Name:	William T. Hurley
		Title:	Chief Financial Officer

PARENT:	AVENTINE RENEWABLE ENERGY, LLC

	By:	By: /s/ William T. Hurley
		Name:	William T. Hurley
		Title:	Chief Financial Officer

ADMINISTRATIVE
AGENT, ISSUING BANK
AND THE LENDERS:
JPMORGAN CHASE BANK, individually as a
Lender, as the Issuing Bank and as
Administrative Agent

	By:	/s/ Christopher D. Capriotti
		Name:	Christopher D. Capriotti
		Title:	Vice President

[Signature Page]

SIGNATURE PAGE
TO
FIRST AMENDMENT TO CREDIT AGREEMENT
DATED MARCH 19, 2004
BY AND AMONG
AVENTINE RENEWABLE ENERGY, INC., AS BORROWER,
AVENTINE RENEWABLE ENERGY, L.L.C., AS PARENT,
JPMORGAN CHASE BANK, INDIVIDUALLY AS A LENDER, AS THE
ISSUING BANK AND
AS ADMINISTRATIVE AGENT,
AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew L. Diehl
	Name:	Matthew L. Diehl
	Title:	Corporate Banking Officer

FOOTHILL CAPITAL CORPORATION, as Lender

By:	/s/ Dennis King
	Name:	Dennis King
	Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT,
INC., as a Lender

By:	/s/ Alan R. Schnacke
	Name:	Alan R. Schnacke
	Title:	Vice President

[Signature Page]

EXHIBIT A

FORM OF BORROWING BASE REPORT

This Borrowing Base Report is being delivered pursuant to that certain Credit Agreement dated as of May 30, 2003 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Aventine Renewable Energy, Inc., a Delaware corporation (“Borrower”), Aventine Renewable Energy, LLC, a Delaware limited liability company to be renamed, JPMorgan Chase Bank, individually as a Lender, as Issuing Bank and as the Administrative Agent, and the other financial institutions now or hereafter parties thereto. The undersigned hereby certifies on behalf of Borrower that he/she is a Responsible Officer of Borrower and as such is authorized to execute this Borrowing Base Report on behalf of Borrower. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement. The undersigned, in his/her capacity as a Responsible Officer of Borrower and not in his/her individual capacity, further certifies, represents and warrants on behalf of Borrower that:

I. CALCULATION OF BORROWING BASE. The following is an accurate and complete calculation of the Borrowing Base as of          , 200    (the “Calculation Date”):

A. Account Component

1.	Eligible Accounts:

	(a)	Beginning accounts as of the previous Calculation Date	$

	(b)	Plus: Sales since the previous Calculation Date	$

	(c)	Less: Collections since the previous Calculation Date	$

	(d)	Less: Any trade discounts, retention or finance charges, and sales or fuel taxes as of the Calculation Date	$

	(e)	Net accounts as of the Calculation Date [Total of (a) plus (b) minus (c) and (d)]	$

	(f)	Less: Ineligible accounts as of the Calculation Date(1)

(1) No deduction in the gross amount of any account shall be required to be duplicated pursuant to any subsection below notwithstanding that the facts or circumstances giving rise to such deduction require deduction under more than one subsection.

(i)	Accounts that are not binding and valid obligations of the obligor in full force and effect	$

(ii)

Accounts that are not evidenced by an invoice which has been issued to the obligor (either by (A) electronic transmission, (B) deposit in the United States mail, properly addressed and with postage paid, or (C) deposit with a commercial courier service for delivery not later than the 2nd Business Day)

$

(iii)	Accounts that are not genuine as appearing on their face or as represented in the books and records of Borrower	$

(iv)	Accounts that are not free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise	$

(v)	Accounts that have been outstanding for more than ninety (90) days past the original invoice date thereof	$

(vi)

The aggregate amount of all concessions, offsets, deductions, contras, chargebacks or understandings with any obligor on any account that in any way could reasonably be expected to adversely affect the payment of such account

$

(vii)

Accounts that are not subject to a first- priority perfected Lien in favor of the Administrative Agent, on behalf of the Lenders, or are subject to any other Lien other than rights of vendors arising under PACA but only to the extent no amounts owed such vendors is past due

$

(viii)	The aggregate amount of all accounts payable and other amounts owed by Borrower to the obligor (and Affiliates of the obligor) on any account	$

(ix)

Accounts that are owed by an obligor that is (A) an Affiliate of any of the Credit Parties (other than commodities trading subsidiaries of Morgan Stanley), or (B) an employee of any of the Credit Parties

$

(x)	Accounts that did not arise out of the sale of goods in the ordinary course of business of Borrower	$

(xi)

Accounts that are payable by a delinquent obligor; a Person is a “delinquent obligor” if more than fifty percent (50%) of the aggregate amount of the accounts owed by such obligor and its Affiliates to Borrower have been outstanding for more than ninety (90) days past the original invoice date thereof

$

(xii)

Accounts that lack any or all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution,delivery and performance of said account by each party obligated thereunder

$

(xiii)

Accounts that are owed by an obligor that is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business, to the extent such accounts are not secured by letters of credit assigned to the Administrative Agent and otherwise satisfactory to the Administrative Agent

$

(xiv)

Accounts that are owed by an obligor that is not a corporation, partnership,  limited liability company or other entity incorporated or organized under the laws of a State of the United States of America, the District of Columbia, or Canada to the extent such accounts are not (A) secured by letters of credit assigned to the Administrative Agent and otherwise satisfactory to the Administrative Agent or (B) covered by export/import credit insurance assigned tothe Administrative Agent and naming AdministrativeAgent as loss payee and otherwise satisfactory to the Administrative Agent

$

(xv)	Accounts that are owed by an obligor that is a state, commonwealth, federal, foreign, territorial, or othercourt or governmental department, commission,board, bureau, agency orinstrumentality	$

(xvi)

Accounts for which the goods sold that resulted in the creation of the account  have not been shipped or delivered to the obligor on a true sale basis on open account, but rather on consignment, on approval, on a “sale or return” basis, or on a “bill and hold” or “pre-sale” basis or subject to any other repurchase or return agreement

$

(xvii)	Accounts for which a material part of goods sold which resulted in the creation of such account have been returned, rejected, lost or damaged	$

(xviii)	Accounts that are evidenced by chattel paper or an instrument of any kind	$

(xix)	Accounts with respect to which each of the representations and warranties set forth in the Security Instruments is not true and correct	$

		(xx)	Accounts that are payable other than in cash or that are “exchange accounts”	$

		(xxi)	Accounts owed by obligors that the Administrative Agent has notified the Borrower that, in its sole but reasonable judgment, it is dissatisfied with the credit worthiness of	$

(xxii)

If any otherwise Eligible Account, when added to all other accounts that are obligations of the same obligor and its Affiliates, results in a total sum that exceeds, in the case of any other obligor, 20%, of the total balance then due on all Eligible Accounts (without giving effect to any reduction in Eligible Accounts pursuant to this proviso), the amount of said account in excess of such percentage of such total balance then due

$

		(xxiii)	Other ineligible accounts pursuant to such standards of eligibility as the Administrative Agent shall establish from time to time in its sole but reasonable discretion	$

	(g)	Subtotal: Ineligible Accounts [sum of (f(i) thru (xxiii)]		$

	(h)	Eligible Accounts [(e) minus (g)]		$

	(i)	% (2) of Eligible Accounts		$

2.	Eligible Unbilled Accounts

	(a)	Accounts that would be Eligible Accounts but for Section A.1.(f)(ii) above that constitute a non-contingent right to receive payment of the full amount of such

(2) Percentage equal to the Eligible Account Advance Percentage in effect on the Calculation Date.

account from the applicable obligor, provided that (x) the aggregate outstanding amount of accounts added pursuant to this clause (a) shall not exceed the greater of (1) $3,000,000 and (2) 10% of Borrower’s aggregate accounts, but in no event in excess of $5,000,000 at any time and (y) such account was created within the 7 days immediately preceding the Calculation Date

$

		(b)	% (3) of Eligible Unbilled Accounts	$

B.	Inventory Component

	1.	Eligible finished goods inventory (valued at lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)

(a)

Finished goods inventory (not raw materials or work-in progress) as of the Calculation Date (valued at lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently  applied)

$

(b)

Less: Ineligible finished goods inventory as of the Calculation Date (valued at lower of of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)

$

(i)

Finished goods inventory that is not in good condition, fails to meet all requirements imposed by any Governmental Authority having regulatory authority over it or its use and/or sale or is currently not salable in the normal course of business of Borrower

$

(3) Percentage equal to the Eligible Unbilled Account Advance Percentage in effect on the Calculation Date.

(ii)

Finished goods inventory that is not (A) located in a Covered Terminal, (B) in possession of Borrower on Real Property owned by Borrower and described in Schedule 5.24 to the Credit Agreement, or (C) in possession of Borrower on Real Property leased by Borrower and described in Schedule 5.24 to the Credit Agreement and subject to a Landlord Consent

$

(iii)	Finished goods inventory with respect to which each of the representations and warranties set forth in the Security Instruments relating to said inventory is not true and correct	$

(iv)

Finished goods inventory that is not subject to a first-priority perfected Lien in favor of the Administrative Agent, on behalf of the Lenders, or is subject to any other Lien other than Permitted Liens

$

(v)	Finished goods inventory that includes goods that are not owned by Borrower or that are held by Borrower pursuant to a consignment agreement or arrangement	$

(vi)	Finished goods inventory that includes supplies, storeroom materials, parts, fuel (other than ethanol held for resale) or similar items (denaturant is not excluded pursuant to this provision)	$

(vii)	Finished goods inventory that is evidenced by a negotiable document (as defined in the UCC)	$

(viii)	Other ineligible finished goods inventory pursuant to such standards of eligibility as the Administrative Agent shall establish from time to time in its sole but reasonable discretion	$

	(c)	Subtotal: Ineligible finished goods inventory [sum of (b)(i) thru (viii)]	$

	(d)	Eligible Finished Goods Inventory [(a) minus (c)]	$

2	Eligible in-transit inventory (valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)		$

	(a)	In-transit inventory as of the Calculation Date (valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)

(b)

Less: Ineligible in-transit inventory as of the Calculation Date (valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)

$

(i)

In-transit inventory owned by the Borrower which is not in the possession of a common carrier pending delivery to either (A) a customer of Borrower, (B) a Covered Terminal to be stored for the account of Borrower, (C) Borrower at Real Property owned by Borrower and described in Schedule 5.24 to the Credit Agreement or (D) Borrower at Real Property leased by Borrower and described in Schedule 5.24 to the Credit Agreement and subject to a Landlord Consent

$

(ii)

In-transit inventory that is not insured against risk of loss pursuant to an insurance policy in form and substance and issued by an insurance company acceptable to the Administrative Agent, with respect to which the Administrative Agent has been named loss payee and which otherwise satisfies the requirements of Section 6.5 the Credit Agreement

$

	(iii)	In-transit inventory that does not consist only of finished goods	$

(iv)

In-transit inventory that is not in good condition, fails to meet all requirements imposed by any Governmental Authority having regulatory authority over it or its use and/or sale or is currently not salable in the normal course of business of Borrower

$

	(v)	In-transit inventory with respect to which each of the representations and warranties set forth in the Security Instruments relating to said inventory is not true and correct	$

	(vi)	In-transit inventory that is not subject to a first-priority perfected Lien in favor of the Administrative Agent, on behalf of the Lenders, or is subject to any other Lien other than Permitted Liens	$

	(vii)	In-transit inventory that includes goods that are not owned by Borrower or that are held by Borrower pursuant to a consignment agreement or arrangement	$

	(viii)	In-transit inventory that includes supplies, storeroom materials, parts, fuel (other than ethanol held for resale) r similar items (denaturant is not excluded pursuant to this provision)	$

	(ix)	In-transit inventory that is evidenced by a negotiable document (as defined in the UCC)	$

	(x)	Other ineligible in-transit inventory pursuant to such standards of eligibility as the Administrative Agent shall establish from time to time in its sole but reasonable discretion	$

(c)	Subtotal: Ineligible in-transit inventory [sum of (b)(i) thru (x)]		$

	(d)	Eligible in-transit inventory [(a) minus (c)]		$

3	Eligible raw materials inventory (valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)			$

(a)

Raw materials inventory (not finished goods or work in progress as of the Calculation Date (valued at the lower of cost (determined on  a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)

$

(b)

Less: Ineligible raw materials inventory as of the Calculation Date (valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied)

$

(i)

Raw materials inventory that is not in good condition, fails to meet all requirements imposed by any Governmental Authority having regulatory authority over it or its use and/or sale or is currently not salable in the normal  course of business of Borrower

$

(ii)

Raw materials inventory that is not (A) located in a Covered Terminal, (B) in possession of Borrower on Real Property owned by Borrower and described in Schedule 5.24 to the Credit Agreement, or (C) in possession of Borrower on Real Property leased by Borrower and described in Schedule 5.24 to the Credit Agreement and subject to a Landlord Consent

$

		(iii)	Raw materials inventory with respect to which each of the representations and warranties set forth in the Security Instruments relating to said inventory is not true and correct	$

(iv)

Raw materials inventory that is not subject to a first-priority perfected Lien in favor of the Administrative Agent, on behalf of the Lenders, or is subject to any other Lien other than Permitted Liens

$

		(v)	Raw materials inventory that includes goods that are not owned by Borrower or that are held by Borrower pursuant to a consignment agreement or arrangement	$

		(vi)	Raw materials inventory that includes supplies, storeroom materials, parts, fuel (other than ethanol held for resale) or similar items (denaturant is not excluded pursuant to this provision)

		(vii)	Raw materials inventory that is evidenced by a negotiable document (as defined in the UCC)

		(viii)	Other ineligible raw materials inventory pursuant to such standards of eligibility as the Administrative Agent shall establish from time to time in its sole but reasonable discretion

	(c)	Subtotal: Ineligible raw materials inventory [sum of (b)(i) thru (viii)]		$

	(d)	Eligible raw materials inventory [(a) minus (c)]		$

4.	Inventory Component Calculation

	(a)	Net Recovery Value Calculation		$

		(i)	85.4% (4) of Eligible Finished Goods Inventory [from line B(1)(d)]	$

		(ii)	85.4% (4) of Eligible In-Transit Inventory [from line B(2)(d)]	$

		(iii)	68.7% (4) of Eligible Raw Materials Inventory [from line B(3)(d)]	$

(4) Percentage of Lower of Cost or Market Value equal to Net Recovery Value based on most recent inventory appraisal.

		(iv) Net Recovery Value of Eligible Inventory [sum of (i), (ii) and (iii)]	$

		(v) 85% of Net Recovery Value of Eligible Inventory	$

		(b) Lower of Cost or Market Value Calculation	$

(i) 72% of Eligible Finished Goods Inventory [from line B(1)(d)]

		(ii) 65% of Eligible In-Transit Inventory [from line B(2)(d)]	$

		(iii) 58% of Eligible Raw Materials Inventory [from line B(3)(d)]	$

		(iv) Lower of Cost or market value as determined in accordance with GAAP consistently applied [sum of (i), (ii) and (iii)]	$

		(c) Inventory Component [lower of B(4)(a)(v) and B(4)(b)(iv)]	$

C.	Fixed Asset Component

	1	Original Fixed Asset Component	$

	2	Accumulated amortization of original Fixed Asset Component	$

	3	Accumulated Free Cash Flow reductions	$

	4	Fixed Asset Component [1 minus 2 and 3]	$

D.	Availability Reserves

	1	PACA Reserves as of the Calculation Date	$

	2	Hedging Reserves as of the Calculation Date	$

	3	Storage/Handling Reserves as of the Calculation Date	$

	4	Exchange Reserves as of the Calculation Date	$

	5	Cash Management Reserve	$

	6	Fuels Tax Reserve as of the Calculation Date	$

	7	Other Reserves (as may be required by the Administrative Agent pursuant to the Credit Agreement) as of the Calculation Date	$

	8	Availability Reserves [sum of 1 thru 7]	$

B.	The Borrowing Base, as of , 200 , is as follows:

	1	Eligible Account Component [from A(l)(i)]	$

	2	Eligible Unbilled Account Component [from A(2)(b)	$

	3	Inventory Component [from B(4)(c)]	$

	4	Fixed Asset Component [from C(4)]	$

	5	Availability Reserves [from D(8)]	$

	6	Borrowing Base [(1) plus (2) plus (3) plus (4) minus (5)]	$

F.	The Maximum Available Amount as of the Calculation Date is as follows:

	1	Aggregate Revolving Commitments as of the Calculation Date	$

	2	Borrowing Base as of the Calculation Date [from D(6)]	$

	3	Maximum Available Amount [lesser of (1) and (2)]	$

G.	Availability

	1	Maximum Available Amount [from F(3)]	$

	2	Principal amount of Revolving Credit Loans Outstanding	$

	3	Letter of Credit Liabilities Outstanding	$

	4	Availability Amount [1 minus 2 and 3]	$

II. SUPPORTING DATA. This Borrowing Base Report is executed and delivered on the day of_____, 200_ and reflects the Borrowing Base as of the Calculation Date. This Borrowing Base Report was prepared in part on the basis of the information contained in the Accounts Receivable Listing and Aging and Inventory Reports (the “Reports”) attached hereto as Annex I and Annex II, respectively, each of which were prepared as of the Calculation Date. The undersigned hereby represents and warrants to the Administrative Agent and each Lender that all information contained in such Reports was accurate and complete as of the date such Reports were prepared.

III. ABSENCE OF DEFAULT. No Default or Event of Default has occurred and is continuing.

IV. REPRESENTATIONS AND WARRANTIES AFFIRMED. Each Bring-Down Representation and Warranty of each Credit Party contained in the Credit Agreemcnt and the other Financing Documents is true and correct in all material respects on the Calculation Date.

IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Report as of the date first written above.

[Name of Responsible Officer of Borrower]

[Signature Page]

ANNEX I

ACCOUNTS RECEIVABLE LISTING AND AGING

ANNEX II

INVENTORY REPORTS

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is executed as of the 8th day of December, 2004, by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Borrower”), AVENTINE RENEWABLE ENERGY, LLC, a Delaware limited liability company (“Parent”), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), individually as a Lender, as the Issuing Bank and as the Administrative Agent, and each of the other Lenders that is a signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of May 30, 2003 (as amended by that certain First Amendment to Credit Agreement dated as of March 19, 2004, and as further amended from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to this Second Amendment), pursuant to which the Lenders provide certain financing to Borrower in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrower and Parent have advised the Administrative Agent and the Lenders that Holdco intends to issue the Senior Secured Notes in an aggregate principal amount of up to $160,000,000; and

WHEREAS, the issuance of the Senior Secured Notes is prohibited under the terms of the Credit Agreement; and

WHEREAS, Borrower and Parent have requested that the Lenders consent to the Notes Offering; and

WHEREAS, Borrower and Parent have requested that upon the consummation of the Notes Offering the Lenders (a) extend the Revolving Credit Maturity Date to December 31, 2008, (b) amend Section 7.15 of the Credit Agreement (i) to increase the annual limit on capital expenditures to $15,000,000, (ii) to allow for certain capital expenditures up to $9,000,000 by Nebraska Sub to expand the production capacity at the Nebraska Facility and (iii) to allow for certain capital expenditures up to $62,500,000 made with the proceeds of the Senior Secured Notes to expand the production capacity at the Pekin Facility, (c) permit a one-time cash dividend by Parent to Holdco (in part from the proceeds of a Revolving Credit Loan), and (d) amend certain other provisions of the Credit Agreement in connection with the issuance of the Senior Secured Notes; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to Borrower’s and Parent’s requests.

1

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of each condition precedent contained in Section 3 hereof, the Credit Agreement shall be amended effective as of the Effective Date (as hereinafter defined) in the manner provided in this Section 1.

1.1 Amended Definitions.

(a) The definitions of “Applicable Margin,” “Borrowing Base,” “Borrowing Base Report,” “Fixed Charge Coverage Ratio,” “Non-Financed Capital Expenditures” and “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

“Applicable Margin” shall mean, on any day (a “determination day”) and with respect to any Revolving Credit Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Fixed Charge Coverage Ratio determined on the most recent Quarterly Date with respect to which Borrower and Parent were required to deliver the Current Financials as of such determination day (said calculation of the Fixed Charge Coverage Ratio to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Financials for the applicable period):

Fixed Charge Coverage Ratio	LIBOR Loan Applicable Margin Percentage	Base Rate Loan Applicable Margin Percentage
Less than or equal to 1.25 to 1.00	2.750%	0.500%
Greater than 1.25 to 1.00 but less than or equal to 1.50 to 1.00	2.500%	0.250%
Greater than 1.50 to 1.00 but less than or equal to 1.75 to 1.00	2.250%	0.000%
Greater than 1.75 to 1.00 but less than or equal to 2.00 to 1.00	2.000%	0.000%
Greater than 2.00 to 1.00	1.750%	0.000%

2

Each change in the Applicable Margin based on a change in the Fixed Charge Coverage Ratio shall be effective as of the 5th Business Day following actual receipt by the Administrative Agent of the Current Financials for the applicable Fiscal Quarter (and based upon Current Financials for the Rolling Period ended as of the last day of the Rolling Period for which such Current Financials are provided). Notwithstanding the foregoing, for the period commencing on the Notes Offering Issuance Date and continuing through and including the 5th Business Day following receipt by the Administrative Agent of the Current Financials for the Fiscal Quarter ended June 30, 2005, the Applicable Margin for (a) LIBOR Loans shall be 2.250%, and (b) Base Rate Loans shall be 0.000% . In the event Current Financials are not provided on any date required by Section 6.10(a), Section 6.10(b) and Section 6.10(c), the LIBOR Loan Applicable Margin Percentage shall be 2.750% and the Base Rate Loan Applicable Margin Percentage shall be 0.500% from the date such Current Financials are due until the 5th Business Day after the date the Administrative Agent receives such Current Financials then due pursuant to Section 6.10(a), Section 6.10(b) and Section 6.10(c).

“Borrowing Base” shall mean:

(a)                                  the Eligible Account Advance Percentage of Eligible Accounts, plus

(b)                                 the Eligible Unbilled Account Advance Percentage of Eligible Unbilled Accounts, plus,

(c)                                  the lesser of

(i)                                     85% of the Net Recovery Value of Eligible Inventory, and

(ii)                                  the sum of the following valued at the lower of cost (determined on a weighted average cost basis) or market value as determined in accordance with GAAP consistently applied: (A) 72% of Eligible Finished Goods Inventory, (B) 65% of Eligible In-Transit Inventory, and (C) 58% of Eligible Raw Materials Inventory, minus

(d)                                 any Availability Reserves then in effect.

The Borrowing Base in effect under this Agreement at any time shall be the Borrowing Base reflected on the most recent Borrowing Base Report delivered to the Lenders pursuant to Section 3.1(h) or Section 6.10(g) subject to (i) adjustments on a weekly basis to reflect increases or decreases in the components of the Borrowing Base reflected in each of the Inventory Designation Report, the Interim Account Report and the PACA Reserve Report required pursuant to Section 6.10(8), (ii) the right of the Administrative Agent or the Required Lenders to redetermine any component of the Borrowing Base or the calculation thereof if and to the extent the Administrative Agent or the Required

3

Lenders believe, in good faith, such component or calculation to be incorrect (any such redetermination made in good faith and absent manifest error shall be conclusive and binding on Borrower), and (iii) immediate adjustment as a result of (A) the establishment or release of Availability Reserves, (B) reduction in advance rates provided for herein, (C) changes in eligibility criteria or standards imposed by the Administrative Agent, and (D) the sale, assignment, lease, license, transfer, exchange or other disposition by any Credit Party of all or substantially all of its right, title and interest in any Property.

“Borrowing Base Report” shall mean the report of Borrower setting forth a calculation of the Borrowing Base to be delivered pursuant to Section 6.10(g), substantially in the form attached as Exhibit A to the Second Amendment.

“Fixed Charge Coverage Ratio” shall mean for Parent and its consolidated Subsidiaries on a consolidated basis, for any Fixed Charge Calculation Period, the ratio of:

(a)                                  (i) EBITDA for such period, minus

(ii) Non-Financed Capital Expenditures made during such period,

minus

(iii) cash Taxes paid or due for such period; to

(b)                                 the sum of:

(i) scheduled principal payments on Indebtedness during such period,

plus

(ii) Interest Expense for such period, plus

(iii) to the extent not already deducted in the calculation of EBITDA and without duplication, the amount of Restricted Payments for such period pursuant to Section 7.5(b) and management, advisory, monitoring, servicing and other fees and payments described in Section 7.23 for such period, plus

(iv) to the extent not included in Interest Expense or scheduled principal payments pursuant to clauses (b)(i) and (ii) above, rent expense for leases of the type described in clause (i) of the definition of “Indebtedness.”

Notwithstanding the above, for the purpose of calculating the Fixed Charge Coverage Ratio for determining compliance with, Section 7.1(a), but not for the purpose of determining the Applicable Margin, until Parent and Borrower either (i) obtain the consent of the requisite holders of Equity in Nebraska Sub pursuant to Section 6.11 and comply with all other requirements of Section 6.11 with respect thereto, or (ii) hold 80% of the Equity of Nebraska Sub and comply with all requirements of Section 6.9 with respect thereto, the results of operations of Nebraska Sub shall be excluded from the calculation of the Fixed Charge

4

Coverage Ratio except that cash dividends actually paid by Nebraska Sub to Parent shall be included in the calculation of consolidated EBITDA.

“Non-Financed Capital Expenditures” shall mean Capital Expenditures made by any Credit Party which are not financed pursuant to (a) the incurrence of Indebtedness (other than Indebtedness incurred pursuant to this Agreement (except amounts owing to Borrower under the Nebraska Note until Parent and Borrower either (i) obtain the consent of the requisite holders of Equity in Nebraska Sub pursuant to Section 6.11 and comply with all other requirements of Section 6.11, with respect thereto, or (ii) hold 80% of the Equity of Nebraska Sub and comply with all requirements of Section 6.9 with respect thereto) and trade payables incurred in the ordinary course of business), or (b) an equity contribution made after the Closing Date; provided, that, Non-Financed Capital Expenditures for any period shall be reduced to the extent of payments received in cash during such period from Seller pursuant to the indemnity provisions of the Purchase Agreement which are contributed in cash to Parent and from Parent to Borrower, reimbursing or compensating Borrower for Capital Expenditures made or to be made by Borrower (or otherwise compensating Borrower for losses, deficiencies or defects pertaining to property, plant or equipment).

“Revolving Credit Maturity Date” shall mean December 31, 2008.

(b) Clause (b)(ii) of the definition of “EBITDA” shall be amended by deleting the “and” after clause (B) in the parenthetical thereof, and adding the following phrase at the end of clause (C) in such parenthetical:

and (D) compensation expense in an aggregate amount not to exceed $6,000,000 associated with compensation paid to optionholders out of the Special Dividend (as defined in Section 2 of the Second Amendment) and the related dividend paid to holders of the Equity of Holdco on or about the Effective Date (as defined in Section 3 of the Second Amendment), whether such compensation is paid concurrently with the Special Dividend or at a later date,

1.2  Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following defined terms:

“Collateral Agent” shall mean the collateral agent for the holders of the Senior Secured Notes.

“Description of Notes” shall mean the Description of Notes attached as Exhibit B to the Second Amendment.

“Equity Distribution” shall mean for any Person, the declaration or payment on its Equity, the making of any payment to purchase, redeem, retire or otherwise acquire any of its Equity now or hereafter outstanding, the return of any capital to its stockholders, partners, members or other Equity holders, or the making of any distribution of its assets, Equity, obligations or securities to its stockholders, partners, members or other Equity holders.

5

“Escrow Account” shall mean a securities account of Holdco under the control of the Trustee or the Collateral Agent and held by JPMorgan Chase Bank, NA., in its capacity as escrow agent and securities intermediary, into which a portion of the proceeds of the Notes Offering shall be deposited as described in the Offering Memorandum.

“First Amendment to Mortgage” means the First Amendment to Mortgage, Assignment, Security Agreement and Financing Statement, substantially in the form attached as Exhibit E to the Second Amendment.

“First Amendment to Security Agreement” means the First Amendment to Guaranty and Security Agreement, substantially in the form attached as Exhibit D to the Second Amendment.

“Indenture” shall mean the Indenture pursuant to which the Senior Secured Notes are or will be issued.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement entered into between the Administrative Agent and the Collateral Agent as of the Notes Offering Issuance Date, acknowledged by Holdco, Borrower and Parent, and in the form attached as Exhibit C to the Second Amendment.

“Nebraska Facility” shall mean Nebraska Sub’s ethanol production facility, including, without limitation, the Real Property and equipment, located in Aurora, Nebraska and described on Schedule 5.24 hereto.

“Nebraska Note” shall have the meaning provided in Section 7.6(k).

“Notes Collateral Account” shall mean one or more deposit accounts of Borrower and/or Parent under the control of the Collateral Agent into which certain proceeds of the primary collateral for the Senior Secured Notes shall be deposited in accordance with the terms of the Intercreditor Agreement.

“Notes Offering” shall mean the offering by Holdco of the Senior Secured Notes.

“Notes Offering Issuance Date” shall mean the date on which the Notes Offering is completed and the Senior Secured Notes are issued.

“Offering Memorandum” shall mean the preliminary Offering Memorandum dated November 29, 2004 setting forth the terms and conditions of the Notes Offering.

“Permitted Tax Distributions” shall mean, with respect to any fiscal year, the distribution of an aggregate amount in cash not to exceed 35% of the cumulative net income of Nebraska Sub for such year. For purposes of this

6

definition and Section 7.6(k), “net income” shall mean net income determined in accordance with GAAP.

“Second Amendment” shall mean the Second Amendment to Credit Agreement dated as of December 8, 2004, by and among Borrower, Parent, the Administrative Agent and the Lenders.

“Second Amendment Documents” means the Second Amendment, the First Amendment to Security Agreement and the First Amendment to Mortgage.

“Senior Secured Notes” shall mean Senior Secured Floating Rate Notes proposed to be issued by Holdco in an aggregate principal amount not exceeding $160,000,000 and which satisfy each of the following criteria: (a) an interest rate per annum at or below the LIBOR Rate plus 9%, (b) a maturity date no earlier than 7 years after date of issuance, (c) no scheduled amortization of principal, and (d) otherwise on terms (1) that are not materially less favorable to Holdco, Parent, Borrower or the Lenders than those set forth in the Description of Notes, and (2) which are not materially inconsistent with those set forth in the Description of Notes.

“Senior Secured Notes Documents” shall have the meaning provided in Section 5.33.

“Trustee” shall mean Wells Fargo Bank, N.A. or any successor thereto as trustee under the Indenture.

1.3 Deleted Definitions. The definitions of “Disposition” and “Fixed Asset Component” contained in Section 1.1 of the Credit Agreement are hereby deleted.

1.4 Amendment of Representation and Warranty. Section 5.31 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (c) thereof, and adding the following immediately before the period at the end of such Section:

, and (e) the Notes Collateral Account

1.5 Addition of Representation and Warranty. Article 5 of the Credit Agreement is hereby amended to add a new Section 5.33 thereto which shall read in full as follows:

Section 5.33 Senior Secured Notes Documents. Borrower and Parent have provided to the Administrative Agent a true and correct copy of the Offering Memorandum, the Indenture and all other material agreements entered into by Holdco and/or any Credit Party related to the Notes Offering, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document) (collectively, the “Senior Secured Notes Documents”). Each of the Senior Secured Notes Documents is a valid, binding and enforceable obligation of Holdco and each Credit Party that is a party thereto in accordance with its terms and is in full force and effect.

7

1.6 Amendment to Additional Liens Covenant. Clause (b) of Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(c) If at any time after the Closing Date, (1) Parent becomes the direct or indirect beneficial owner of 80% of the Equity of Nebraska Sub (other than Equity held by management of Nebraska Sub issued pursuant to a properly authorized management equity plan), Borrower and Parent shall comply with all requirements of Section 6.11 hereto, and (2) Parent becomes the direct or indirect beneficial owner of 100% of the Equity of Nebraska Sub (other than Equity held by management of Nebraska Sub issued pursuant to a properly authorized management equity plan), Borrower and Parent shall cause Nebraska Sub to execute and deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank (A) a Guaranty and Security Agreement, and (B) other appropriate Security Instruments covering Nebraska Sub’s Property as security for the Lender Indebtedness, in form and substance acceptable to the Administrative Agent.

1.7 Amendment to Indebtedness Covenant. Section 7.2 of the Credit Agreement is hereby amended to delete the reference to “Section 7.6(j); and” at the end of clause (e) and replace it with “Section 7.6(j) or (k);”, to delete the period at the end of clause (f) thereof, to insert in lieu of such period “; and”, and to add thereto a new clause (g) which shall read in full as follows:

(g) Indebtedness incurred in respect of the Notes Offering in an aggregate principal amount not in excess of $160,000,000.

1.8 Amendment to Liens Covenant. Section 7.3 of the Credit Agreement is hereby amended to delete the “and” at the end of clause (1), to delete the period at the end of clause (m) thereof, to insert in lieu of such period “; and”, and to add thereto a new clause (n) which shall read in full as follows:

(n) Liens securing the Senior Secured Notes, provided that such Liens are subject to the terms of the Intercreditor Agreement.

1.9 Amendments to the Restricted Payment Covenant.

(a) The reference to December 31, 2004 in the first sentence of subsection (f) of Section 7.5 of the Credit Agreement shall be replaced with a reference to December 31, 2005. The reference to January 1, 2004 in Section 7.5(f)(iii)(C) of the Credit Agreement shall be replaced with a reference to January 1, 2005.

(b) Clause (e) of Section 7.5 of the Credit Agreement is hereby amended by replacing the “and” at the end of clause (i) thereof with a comma, and adding the following immediately before the semicolon at the end of such clause (e):

and (iii) to make regularly scheduled interest payments in respect of the Senior Secured Notes as set forth in the Description of Notes

8

1.10 Amendment to Investments. Loans, etc. Covenant. Section 7.6 of the Credit Agreement is hereby amended to delete the “; and” at the end of clause (i), to delete the period at the end of clause (j) thereof, to insert in lieu of such period “; and”, and to add thereto a new clause (k) which shall read in full as follows:

(k) loans by Borrower to Nebraska Sub in an aggregate principal amount up to $8,000,000 evidenced by a promissory note (the “Nebraska Note”); provided, that, (i) the proceeds from such loan shall be used exclusively for Capital Expenditures at the Nebraska Facility in connection with the proposed expansion thereof, (ii) amounts loaned and repaid by Nebraska Sub pursuant to the Nebraska Note may not be reborrowed, and (iii) at any time when any such loan by Borrower to Nebraska Sub is outstanding, no Equity Distribution, except Permitted Tax Distributions, shall be made by Nebraska Sub, it being understood that the limitation in this clause (iii) shall not apply to any Equity Distributions in respect of the net income of Nebraska Sub for the fiscal year ending December 31, 2004.

1.11 Amendment to Negative Pledge Agreements Covenant. Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 7.11 Negative Pledge Agreements. Create, incur, assume or suffer to exist, or permit any other Credit Party to create, incur, assume or suffer to exist, any contract, agreement or understanding, other than (a) this Agreement and the other Financing Documents, (b) the Senior Secured Notes Documents, and (c) any agreements governing any purchase money Liens or Capital Lease Obligations or dispositions of assets otherwise permitted hereby provided that any such prohibition or limitation is only effective against the Property financed thereby, which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of any Credit Party, or which requires the consent of or notice to other Persons in connection therewith.

1.12 Amendment to Capital Expenditures Covenant. Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 7.15 Capital Expenditures. Make Capital Expenditures in excess of (a) $15,000,000 in the aggregate for any Fiscal Year, plus (b) up to an additional $9,000,000 for the expansion of the Nebraska Facility, plus (c) up to an additional $62,500,000 for the expansion of the production capacity at the Pekin Facility so long as such Capital Expenditures under this clause (c) are made solely from the proceeds of the Notes Offering deposited into the Escrow Account; provided, that, no Capital Expenditures shall be made if, before or after giving effect to the making of such Capital Expenditures, a Default then exists or thereafter would exist, other than (x) safety and environmental Capital Expenditures, (y) Capital Expenditures in respect of the proposed expansion of the Pekin Facility financed with proceeds of the issuance of the Senior Secured Notes on deposit in the Escrow Account and (z) Capital Expenditures in respect of the proposed expansion of the Nebraska Facility, provided, that, the Borrower

9

shall not be permitted to make loans to Nebraska Sub pursuant to Section 7.6(k) to finance such Capital Expenditures during the continuance of any Default (it being understood that the making of such Capital Expenditures shall not operate as a waiver of any Default and nothing contained herein shall obligate Administrative Agent or any Lender to fund a Borrowing or otherwise advance funds for the purpose of paying the costs of any Capital Expenditure during the existence of a Default).

1.13 Amendment to Intercompany Transactions Covenant. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 7.17 Intercompany Transactions. Create or otherwise cause or permit to exist or become effective, except as may be expressly permitted or required by the Financing Documents or the Senior Secured Note Documents, any consensual encumbrance or restriction of any kind on the ability of any Credit Party to (a) make any Restricted Payment to any Credit Party, (b) pay any indebtedness owed to any Credit Party, (c) make any loan or advance to any Credit Party or any investment in any Credit Party, or (d) sell, lease or transfer any of its Property to any Credit Party except, in each case, for restrictions (i) contained in the Nebraska Sub Operating Agreement as in effect on the Closing Date or set forth in resolutions of the membership committee of Nebraska Sub adopted on June 21, 2001, and March 10, 2003, copies of which were provided to Administrative Agent prior to the Closing Date, (ii) arising under any Governmental Requirement, (iii) set forth in a lease or license permitted pursuant to the terms of the Financing Documents and entered into in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to such lease or license, or (iv) set forth in the terms of any document or instrument evidencing any Permitted Liens (or the Indebtedness secured thereby) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to such Permitted Lien.

1.14 Amendment to Restricted Accounts Covenant. Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 7.19 Restricted Accounts. Have more than $100,000 in cash in the aggregate at any time which is not on deposit in an account with an Approved Depository Bank which is subject to a Restricted Account Agreement other than (i) a Nebraska Sub payroll account, and (ii) the Notes Collateral Account.

1.15 Addition of Event of Default. Article 8 of the Credit Agreement is hereby amended to add a new Section 8.15 thereto which shall read in full as follows:

Section 8.15 Senior Secured Notes. The occurrence of an event of default, after giving effect to any applicable grace, notice or cure period, under the Indenture.

10

1.16 Amendment to Amendments and Waivers Section. Clause (c) of Section 10.2 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(c) release any material part of the Collateral (other than Term Priority Collateral as such term is defined in the Intercreditor Agreement), without the written consent of all of the Lenders, except as expressly permitted hereby, provided, that, the Administrative Agent shall release (without consent from the Lenders) (i) any Collateral sold, transferred or otherwise disposed of as permitted by Section 7.4 as such Section 7.4 may be amended from time to time in accordance with this Agreement or (ii) any Term Priority Collateral in accordance with the Intercreditor Agreement;

1.17 Amendment to Exhibit A (Form of Borrowing Base Report) to the Credit Agreement. Exhibit A to the Credit Agreement shall be replaced with Exhibit A attached hereto which shall be deemed to be incorporated into the Credit Agreement as of the effective date hereof.

SECTION 2. Limited Consent In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Lenders hereby consent to (a) the Notes Offering and the issuance of the Senior Secured Notes and (b) the one-time use of proceeds of a Revolving Credit Loan in an amount up to $15,500,000 to pay a portion of a dividend by Parent to Holdco (the “Special Dividend”); provided, that, the Administrative Agent shall have received a Borrowing Base Report prepared as of the date of payment of the Special Dividend setting forth the Borrowing Base to be in effect on the date the Special Dividend is paid, and reflecting that, after giving effect to the Special Dividend and after giving effect to the new definitions of Borrowing Base and Borrowing Base Report set forth in this Second Amendment, the average Availability for the five (5) Business Days prior to the payment of the Special Dividend shall not be less than $10,000,000; provided, further, that, the Special Dividend is a limited one-time event and nothing contained herein shall obligate the Lenders to grant any additional or future consent.

SECTION 3. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof and the limited consent contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent (the date on which each of the following conditions precedent shall be satisfied is referred to herein as the “Effective Date”):

3.1 Consummation of the Notes Offering. Borrower shall have completed the Notes Offering and issued the Senior Secured Notes on or before December 31, 2004.

3.2 Fees and Expenses. Borrower and Parent shall have paid all fees and expenses due and owing in connection with this Second Amendment, including, without limitation, all fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent.

11

3.3 Officers’ Certificates; Opinion, etc. Borrower and Parent shall have delivered to the Administrative Agent such certificates of authorized officers of Borrower and Parent, certificates of Governmental Authorities, certified copies of the certificates of incorporation and formation and bylaws and operating agreements, as applicable, of Borrower and Parent (or certified confirmation that no amendments, modifications or revisions have been to those previously certifies and delivered to the Administrative Agent, as applicable), certified copies of resolutions of the board of directors, managers or members, as applicable, of Borrower and Parent and such other documents, instruments and agreements as the Administrative Agent shall require to evidence the valid corporate existence and authority to conduct business of Borrower and Parent and the due authorization, execution and delivery of this Second Amendment any other documents related to this Second Amendment and any other legal maters relating to Borrower, Parent, any Subsidiary or the other Financing Documents by Borrower or Parent, all in a form and substance satisfactory to the Administrative Agent and its counsel, including, without limitation, an opinion of counsel to Borrower and Parent.

3.4 Officers’ Certificates; Opinion, etc. Holdco shall have delivered to the Administrative Agent copies of such certificates of authorized officers of Holdco, certificates of Governmental Authorities, certified copies of the certificate of incorporation and bylaws of Holdco, certified copies of resolutions of the board of directors of Holdco and such other documents, instruments and agreements as are delivered to the underwriter in connection with the Notes Offering and as the Administrative Agent shall request to evidence the valid corporate existence and authority to conduct business of Holdco and the due authorization, execution and delivery of the Senior Secured Notes Documents, including, without limitation, a reliance letter of counsel to Holdco with respect to certain opinions provided to the underwriter in connection with the Notes Offering.

3.5 Intercreditor Agreement. The Administrative Agent shall have received the Intercreditor Agreement, in the form attached as Exhibit C hereto, duly completed and executed by Collateral Agent and acknowledged by Borrower, Parent and Holdco.

3.6 Amendment to Guaranty and Security Agreement. The Administrative Agent shall have received the First Amendment to Security Agreement, duly completed and executed by Borrower and Parent.

3.7 Amendment to Mortgage. The Administrative Agent shall have received the First Amendment to Mortgage, duly completed and executed by Borrower, along with (i) an opinion of counsel to Borrower in Illinois dated as of the Notes Offering Issuance Date addressed to the Administrative Agent, the Issuing Banks and the Lenders and covering such matters as the Administrative Agent, the Issuing Banks or the Lenders may reasonably request in connection with the First Amendment to Mortgage, and (ii) a draft title endorsement approved by the issuing title company with respect to the First Amendment to Mortgage in form and substance reasonably satisfactory to the Administrative Agent with respect to the title policy issued in connection with the existing Mortgage.

3.8 Intercompany Note. The Administrative Agent shall have received the Nebraska Note duly executed and completed, in form and substance satisfactory to the Administrative Agent, along with an endorsement thereof executed in blank.

12

3.9 Documentation. The Administrative Agent shall have received such other documents, instruments and agreements as it or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

3.10 No Defaults. No Default or Event of Default shall exist.

SECTION 4. Representations and Warranties. In order to induce the Administrative Agent and each Lender to enter into this Second Amendment, Borrower and Parent hereby jointly and severally represent and warrant to the Administrative Agent and each Lender, as of the Effective Date, that:

4.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Borrower and Parent contained in the Financing Documents (as modified hereby and in the other Second Amendment Documents) is true and correct in all material respects as of the Effective Date (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

4.2 Due Authorization, No Conflicts. The execution, delivery and performance by Borrower and Parent of this Second Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this Second Amendment, are within Borrower’s corporate or Parent’s limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower, Parent or their Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of Borrower, Parent or their Subsidiaries except for Permitted Liens.

4.3 Validity and Binding Effect. This Second Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this Second Amendment each constitute the valid and binding obligations of Borrower or Parent enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

4.4 Absence of Defaults. Neither a Default nor an Event of Default has occurred which is continuing.

4.5 No Defense. Neither Borrower nor Parent has any defense to payment, counterclaim or right of set-off with respect to the Lender Indebtedness on the date hereof.

SECTION 5. Miscellaneous.

5.1 Reaffirmation of Financing Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Financing Documents shall, except as amended and modified hereby or by the other Second Amendment Documents, remain in full force and effect. Borrower and Parent hereby extend each Lien granted by Borrower and

13

Parent to secure the Lender Indebtedness until the Lender Indebtedness has been paid in full, and agree that the amendments and modifications herein contained shall in no manner affect or impair the Lender Indebtedness or, subject to the Intercreditor Agreement, the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2 Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3 Counterparts, Effectiveness of Second Amendment. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until this Second Amendment has been executed by Borrower, Parent, the Administrative Agent and all Lenders. Facsimiles shall be effective as originals.

5.4 COMPLETE AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

5.6 No Implied Waivers. No failure or delay on the part of the Lenders or the Administrative Agent in exercising, and no course of dealing with respect to, any right, power or privilege under this Second Amendment, the Credit Agreement or any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Second Amendment, the Credit Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.7 Review and Construction of Documents. Borrower and Parent hereby acknowledge, and represent and warrant to the Lenders, that (a) Borrower and Parent have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Second Amendment with their legal counsel, (b) Borrower and Parent have reviewed this Second Amendment and fully understand the effects thereof and all terms and provisions contained herein, (c) Borrower and Parent have executed this Second Amendment of their own free will and volition, and (d) this Second Amendment shall be construed as if jointly drafted by Borrower, the Parent and the Lenders. The recitals contained in this Second Amendment shall be construed to be part of the operative terms and provisions of this Second Amendment.

5.8 Arms-Length/Good Faith. This Second Amendment has been negotiated at arms-length and in good faith by the parties hereto.

14

5.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

5.10 Severability. In case any one or more of the provisions contained in this Second Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Second Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.11 Further Assurances. Borrower and Parent agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by the Lenders or the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Second Amendment.

5.12 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF BORROWER, PARENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS (i) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SECOND AMENDMENT, THE CREDIT AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

[Signature Pages Follow]

15

SIGNATURE PAGE
TO
SECOND AMENDMENT TO CREDIT AGREEMENT
DATED DECEMBER 8, 2004
BY AND AMONG
AVENTINE RENEWABLE ENERGY, INC., AS BORROWER,
AVENTINE RENEWABLE ENERGY, L.L.C., AS PARENT,
JPMORGAN CHASE BANK, INDIVIDUALLY AS A LENDER, AS THE ISSUING BANK
AND AS ADMINISTRATIVE AGENT,
AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

BORROWER:	AVENTINE RENEWABLE ENERGY, INC.

	By:	/s/ Kenneth R. Eckhardt
		Name:	Kenneth R. Eckhardt
		Title:	Secretary

PARENT:	AVENTINE RENEWABLE ENERGY, LLC

	By:	/s/ Kenneth R. Eckhardt
		Name:	Kenneth R. Eckhardt
		Title:	Secretary

ADMINISTRATIVE AGENT, ISSUING
BANK AND THE LENDERS:	JPMORGAN CHASE BANK, N.A., individually
as a Lender, as the Issuing Bank and as
Administrative Agent

By:
Christopher D. Capriotti,
Vice President

[Signature Page]

SIGNATURE PAGE
TO
SECOND AMENDMENT TO CREDIT AGREEMENT
DATED DECEMBER 8, 2004
BY AND AMONG
AVENTINE RENEWABLE ENERGY, INC., AS BORROWER,
AVENTINE RENEWABLE ENERGY, L.L.C., AS PARENT,
JPMORGAN CHASE BANK, INDIVIDUALLY AS A LENDER, AS THE ISSUING BANK
AND AS ADMINISTRATIVE AGENT,
AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Curtis A. Schrieber
	Name:	Curtis A. Schrieber
	Title:	Vice President

FOOTHILL CAPITAL CORPORATION, as a Lender

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By:	/s/ C. Graham Sones
	Name:	C. Graham Sones
	Title:	Vice President

[Signature Page]

SIGNATURE PAGE
TO
SECOND AMENDMENT TO CREDIT AGREEMENT
DATED DECEMBER 8, 2004
BY AND AMONG
AVENTINE RENEWABLE ENERGY, INC., AS BORROWER,
AVENTINE RENEWABLE ENERGY, L.L.C., AS PARENT,
JPMORGAN CHASE BANK, INDIVIDUALLY AS A LENDER, AS THE ISSUING BANK
AND AS ADMINISTRATIVE AGENT,
AND FINANCIAL INSTITUTIONS PARTIES THERETO, AS THE LENDERS

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

WELLS FARGO FOOTHILL, INC., as a Lender

By:	/s/ Patrick McCormack
	Name:	Patrick McCormack
	Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By:	/s/ C. Graham Sones
	Name:	C. Graham Sones
	Title:	Vice President

[Signature Page]

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is executed as of the 19th day of August, 2005, by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Borrower”), AVENTINE RENEWABLE ENERGY, LLC, a Delaware limited liability company (“Parent”), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), individually as a Lender, as the Issuing Bank and as the Administrative Agent, and each of the other Lenders that is a signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of May 30, 2003 (as amended by that certain First Amendment to Credit Agreement dated as of March 19, 2004, that certain Second Amendment to Credit Agreement dated as of December 8, 2004, and as further amended from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to this Third Amendment), pursuant to which the Lenders provide certain financing to Borrower in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrower and Parent have requested that the Lenders amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to Borrower’s and Parent’s requests.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of each condition precedent contained in Section 2 hereof, the Credit Agreement shall be amended effective as of the Effective Date (as hereinafter defined) in the manner provided in this Section 1.

1.1 Deleted Definition. The definition of “Permitted Tax Distributions” contained in Section 1.1 of the Credit Agreement is hereby deleted.

1.2 Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following defined terms:

“Nebraska Credit Agreement” shall have the meaning provided in Section 7.6(k).

1

“Third Amendment” shall mean the Third Amendment to Credit Agreement dated as of August 19, 2005, by and among Borrower, Parent, the Administrative Agent, the Issuing Bank and the Lenders.

1.3 Amendment to Investments, Loans, etc. Covenant. Clause (k) of Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(k) loans by Borrower to Nebraska Sub in an aggregate principal amount not to exceed $5,000,000 made pursuant to a credit agreement dated as of the Effective Date (as defined in the Third Amendment) between Borrower and Nebraska Sub (a true and correct copy of which is attached as Exhibit A to the Third Amendment, the “Nebraska Credit Agreement”) and evidenced by the promissory note referenced therein (the “Nebraska Note”); provided, that, (i) the proceeds from such loans shall be used by Nebraska Sub for Capital Expenditures and related expenses at the Nebraska Facility in connection with the expansion thereof, and (ii) no Equity Distribution shall be made by Nebraska Sub at any time a Default (as defined in the Nebraska Credit Agreement) exists.

1.4 Amendment to Transactions with Affiliates Covenant. Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 7.12 Transactions with Affiliates. Except as set forth on Schedule 7.12, enter into, or permit any other Credit Party to enter into, any transaction or series of transactions with Affiliates of any Credit Party which involve an outflow of money or other Property from any Credit Party to an Affiliate of any Credit Party other than Borrower, including, but not limited to, repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature except for those which are in the ordinary course of business of the Credit Parties and are on fair and reasonable terms no less favorable than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. Notwithstanding the foregoing, the following shall be permitted: (a) the payment of management, monitoring, advisory, service and similar fees and payments permitted pursuant to Section 7.23, (b) the provision of investment banking and advisory services actually rendered by Affiliates of the Morgan Stanley Funds to any Credit Party in the ordinary course of such Affiliates’ business, (c) Restricted Payments permitted pursuant to Section 7.5, (d) transactions between or among Credit Parties who are Guarantors and (e) the execution, delivery and performance of the Nebraska Credit Agreement and the transactions contemplated therein.

1.5 Amendment to Modification of Indebtedness Agreements Covenant. Section 7.16 of the Credit Agreement is hereby amended to delete the “; and” at the end of clause (b), to delete the period at the end of clause (c) thereof, to insert in lieu of such period “; and”, and to add thereto a new clause (d) which shall read in full as follows:

2

(d) Amend, modify, or waive any provision of the Nebraska Credit Agreement, the Nebraska Note or any instrument, document or agreement related thereto if (i) the effect of such amendment, modification or waiver would reduce or cancel the principal amounts owing by Nebraska Sub to Borrower thereunder or (ii) an Event of Default has occurred and is continuing.

SECTION 2. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent (the date on which each of the following conditions precedent shall be satisfied is referred to herein as the “Effective Date”):

2.1 Fees and Expenses. Borrower and Parent shall have paid all fees and expenses due and owing in connection with this Third Amendment, including, without limitation, all fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent.

2.2 Nebraska Credit Agreement. The Administrative Agent shall have received a copy of the Nebraska Credit Agreement duly executed and completed.

2.3 Documentation. The Administrative Agent shall have received such other documents, instruments and agreements as it or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

2.4 No Defaults. No Default or Event of Default shall exist.

SECTION 3. Post Closing Obligation. Within fifteen (15) Business Days after the Effective Date, the Administrative Agent shall have received the original Nebraska Note as referenced in the Nebraska Credit Agreement, along with an endorsement thereof executed in blank.

SECTION 4. Representations and Warranties. In order to induce the Administrative Agent and each Lender to enter into this Third Amendment, Borrower and Parent hereby jointly and severally represent and warrant to the Administrative Agent and each Lender, as of the Effective Date, that:

4.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Borrower and Parent contained in the Financing Documents (as modified hereby) is true and correct in all material respects as of the Effective Date (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

4.2 Due Authorization, No Conflicts. The execution, delivery and performance by Borrower and Parent of this Third Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this Third Amendment, are within Borrower’s corporate or Parent’s limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower, Parent or their Subsidiaries, or result in the

3

creation or imposition of any Lien upon any of the assets of Borrower, Parent or their Subsidiaries except for Permitted Liens.

4.3 Validity and Binding Effect. This Third Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this Third Amendment each constitute the valid and binding obligations of Borrower or Parent enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

4.4 Absence of Defaults. Neither a Default nor an Event of Default has occurred which is continuing.

4.5 No Defense. Neither Borrower nor Parent has any defense to payment, counterclaim or right of set-off with respect to the Lender Indebtedness on the date hereof.

SECTION 5. Miscellaneous.

5.1 Reaffirmation of Financing Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Financing Documents shall, except as amended and modified hereby, remain in full force and effect. Borrower and Parent hereby extend each Lien granted by Borrower and Parent to secure the Lender Indebtedness until the Lender Indebtedness has been paid in full, and agree that the amendments and modifications herein contained shall in no manner affect or impair the Lender Indebtedness or, subject to the Intercreditor Agreement, the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2 Parties in Interest. All of the terms and provisions of this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3 Counterparts, Effectiveness of Third Amendment. This Third Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Third Amendment until this Third Amendment has been executed by Borrower, Parent, the Administrative Agent and the Required Lenders. Facsimiles shall be effective as originals.

5.4 COMPLETE AGREEMENT. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 Headings. The headings, captions and arrangements used in this Third Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Third Amendment, nor affect the meaning thereof.

4

5.6 No Implied Waivers. No failure or delay on the part of the Lenders or the Administrative Agent in exercising, and no course of dealing with respect to, any right, power or privilege under this Third Amendment, the Credit Agreement or any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Third Amendment, the Credit Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.7 Review and Construction of Documents. Borrower and Parent hereby acknowledge, and represent and warrant to the Lenders, that (a) Borrower and Parent have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Third Amendment with their legal counsel, (b) Borrower and Parent have reviewed this Third Amendment and fully understand the effects thereof and all terms and provisions contained herein, (c) Borrower and Parent have executed this Third Amendment of their own free will and volition, and (d) this Third Amendment shall be construed as if jointly drafted by Borrower, the Parent and the Lenders. The recitals contained in this Third Amendment shall be construed to be part of the operative terms and provisions of this Third Amendment.

5.8 Arms-Length/Good Faith. This Third Amendment has been negotiated at arms-length and in good faith by the parties hereto.

5.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Third Amendment are for convenience only and shall not affect the interpretation of this Third Amendment.

5.10 Severability. In case any one or more of the provisions contained in this Third Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Third Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.11 Further Assurances. Borrower and Parent agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by the Lenders or the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Third Amendment.

5.12 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF BORROWER, PARENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS (i) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;

5

(iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS THIRD AMENDMENT, THE CREDIT AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

BORROWER:	AVENTINE RENEWABLE ENERGY, INC.

By:

Name:

Title:

PARENT:	AVENTINE RENEWABLE ENERGY, LLC

By:

Name:

Title:

ADMINISTRATIVE AGENT, ISSUING
BANK AND THE LENDERS:	JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Issuing Bank and as Administrative Agent

By:
Christopher D. Capriotti,
Vice President

[Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:

Name:

Title:

WELLS FARGO FOOTHILL, INC., as a Lender

By:

Name:

Title:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By:

Name:

Title:

[Signature Page]

Exhibit A

Nebraska Credit Agreement

A-1

Exhibit 10.03.04

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is executed as of the 30th day of November, 2005, by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Borrower”), AVENTINE RENEWABLE ENERGY, LLC, a Delaware limited liability company (“Parent”), JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), individually as a Lender, as the Issuing Bank and as the Administrative Agent, and each of the other Lenders that is a signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of May 30, 2003 (as amended by that certain First Amendment to Credit Agreement dated as of March 19, 2004, that certain Second Amendment to Credit Agreement dated as of December 8, 2004, that certain Third Amendment to Credit Agreement dated as of August 19, 2005, and as further amended from time to time, the “Credit Agreement” unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to this Fourth Amendment), pursuant to which the Lenders provide certain financing to Borrower in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrower and Parent have requested that the Lenders amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to Borrower’s and Parent’s requests.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of each condition precedent contained in Section 2 hereof, the Credit Agreement shall be amended effective as of the Effective Date (as hereinafter defined) in the manner provided in this Section 1.

1.1 The definitions of “Applicable Margin,” “Change of Control,” “Funded Indebtedness,” “Leverage Ratio”, “Morgan Stanley Funds” and “Qualified Public Offering” contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

“Applicable Margin” shall mean, on any day (a “determination day”) and with respect to any Revolving Credit Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio determined on the most recent Quarterly Date with respect to

1

which Borrower and Parent were required to deliver the Current Financials as of such determination day (said calculation of the Leverage Ratio to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Financials for the applicable period):

Fixed Charge Coverage Ratio	LIBOR Loan Applicable Margin Percentage	Base Rate Loan Applicable Margin Percentage
Greater than 5.00 to 1.0	2.250%	0.500%
Greater than 4.00 to 1.0 but less than or equal to 5.00 to 1.0	2.000%	0.375%
Greater than 3.00 to1.0 but less than or equal to 4.00 to 1.0	1.750%	0.250%
Greater than 2.00 to 1.0 but less than or equal to 3.00 to 1.0	1.500%	0.000%
Less than or equal to 2.00 to 1.00	1.250%	0.000%

Each change in the Applicable Margin based on a change in the Leverage Ratio shall be effective as of the 5th Business Day following actual receipt by the Administrative Agent of the Current Financials for the applicable Fiscal Quarter (and based upon Current Financials for the Rolling Period ended as of the last day of the Rolling Period for which such Current Financials are provided). Notwithstanding the foregoing, for the period commencing on November 30, 2005 and continuing through and including the 5th Business Day following receipt by the Administrative Agent of the Current Financials for the Fiscal Quarter ended June 30, 2006, the Applicable Margin for (a) LIBOR Loans shall be 1.500%, and (b) Base Rate Loans shall be 0.000% . In the event Current Financials are not provided on any date required by Section 6.10(a), Section 6.10(b) and Section 6.10(c), the LIBOR Loan Applicable Margin Percentage shall be 2.250% and the Base Rate Loan Applicable Margin Percentage shall be 0.500% from the date such Current Financials are due until the 5th Business Day after the date the Administrative Agent receives such Current Financials then due pursuant to Section 6.10(a), Section 6.10(b) and Section 6.10(c).

“Change of Control” shall mean the occurrence of any event which results in any of the following statements being incorrect: (i) before a Qualified Public Offering is consummated, (a) Parent holds legal and beneficial title to 100% of the outstanding Equity of Borrower of every class, (b) Parent holds legal

2

and beneficial title to not less than 78.42% of the outstanding Equity of Nebraska Sub of every class (subject to dilution that may result in a reduction to Parent’s interest in the Equity of Nebraska Sub to not less than 75% as a result of the issuance of Equity to management of Nebraska Sub pursuant to a properly authorized management equity plan), (c) Holdco holds legal and beneficial title to not less than 85% of the outstanding Equity of Parent of every class, (d) Holdco II holds legal and beneficial title to not less than 85% of the outstanding Equity of Holdco of every class, (e) the Morgan Stanley Funds hold legal and beneficial title to not less than 85% of the outstanding Equity of Holdco II of every class, (f) Holdco does not have any outstanding Indebtedness other than (I) Indebtedness that is held by Holdco II or the Morgan Stanley Funds, (2) purchase price adjustments (if any) pursuant to the Purchase Agreement and (3) other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time, and (g) Holdco II does not have any outstanding Indebtedness other than (1) Indebtedness that is held by the Morgan Stanley Funds, and (2) other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time or (ii) after a Qualified Public Offering is consummated, (a) no person or group (within the meaning of the Securities and Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), other than Morgan Stanley Funds, holds, directly or indirectly, beneficially or of record, Equity Interests representing more than 30% of either the aggregate Voting Equity or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdco, (b) Parent holds legal and beneficial title to 100% of the outstanding Equity of Borrower of every class, (c) Parent holds legal and beneficial title to not less than 78.42% of the outstanding Equity of Nebraska Sub of every class (subject to dilution that may result in a reduction to Parent’s interest in the Equity of Nebraska Sub to not less than 75% as a result of the issuance of Equity to management of Nebraska Sub pursuant to a properly authorized management equity plan), (d) Holdco holds legal and beneficial title to not less than 85% of the outstanding Equity of Parent of every class, and (e) Holdco does not have any outstanding Indebtedness other than (1) Indebtedness that is held by Holdco II or the Morgan Stanley Funds, (2) purchase price adjustments (if any) pursuant to the Purchase Agreement, and (3) other Indebtedness in an aggregate amount not to exceed $5,000,000 at any time. Without limiting the foregoing, neither the Notes Offering and the issuance of the Senior Secured Notes nor the consummation of a Qualified Public Offering shall, in and of themselves, constitute a Change of Control.

“Funded Indebtedness” shall mean, as to any Person, without duplication, indebtedness of the type described in clause (a) of the definition of “Indebtedness”.

“Leverage Ratio” shall mean the ratio, determined for Parent and its consolidated Subsidiaries on each Quarterly Date of (a) Net Funded Indebtedness determined as of such Quarterly Date, to (b) EBITDA for the Rolling Period ending on such Quarterly Date.

3

“Morgan Stanley Funds” shall mean Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., MSCP IV 892 Investors, L.P. and Metalmark Capital LLC, collectively.

“Qualified Public Offering” shall mean (a) the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Equity of Holdco on a firm commitment basis in which the aggregate net proceeds received by Holdco at the public offering price is at least $20,000,000 or (b) the first private placement covering the offering and sale of Equity of Holdco in which the aggregate net proceeds received by Holdco at the offering price is at least $20,000,000 and pursuant to which Holdco is thereafter required to file a registration statement under the Securities Act of 1933, as amended, with respect to a shelf registration statement for the resale of such Equity of Holdco on a public securities market.

1.2 Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following defined terms:

“Activation Notice” shall mean a written notice to Borrower by the Administrative Agent, which notice may be given at any time that an Activation Period is in effect, that the Administrative Agent is activating its right to have all funds on deposit in the Blocked Account be subject to the absolute dominion and control of the Administrative Agent.

“Activation Period” shall mean any period commencing on the date that either (a) Availability is less than $20,000,000 or (b) a Default or an Event of Default occurs, and in each case continuing throughout the term of this Agreement.

“Fourth Amendment” shall mean the Fourth Amendment to Credit Agreement dated as of November 30, 2005, by and among Borrower, Parent, the Administrative Agent, the Issuing Bank and the Lenders party thereto.

“Net Funded Indebtedness” shall mean the remainder of the following determined for Parent and its consolidated Subsidiaries on each Quarterly Date: (a) all Funded Indebtedness, plus (b) all guarantees of Funded Indebtedness of other Persons (other than a Credit Party, the incurrence of which is permitted by Section 7.2 hereof), minus (c) cash and investments of the types described in clauses (b), (c), (d), (e) and (1) of Section 7.6.

1.3 Amendment to Letter of Credit Provision. Section 2.3(a) of the Credit Agreement is hereby amended to replace the reference to “$10,000,000” set forth therein with a reference to “$20,000,000”.

1.4 Amendment to Interest Provision. Clause (f) of Section 2.6 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

4

(f) Collection Charge. Solely for purposes of determining the amount of interest which accrues and is payable in respect of Revolving Credit Loans, payments of principal will be deemed to be applied to the outstanding principal balance of the Revolving Credit Loans on the first Business Day following receipt by the Administrative Agent of collected funds; provided, that, funds received by the Administrative Agent by wire transfer of immediately available funds shall be deemed to be applied to the outstanding principal balance of the Revolving Credit Loans on the Business Day of receipt.

1.5 Amendment to Mandatory Prepayment Provision. Clause (b)(2) of Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety to read in fill as follows:

(2) Subject to the provisions of Section 2.8(d) hereof, prior to the delivery of an Activation Notice, the Administrative Agent shall transfer and apply the funds on deposit in the Blocked Account in accordance with the instructions of Borrower. At any time the Activation Period is in effect, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, deliver an Activation Notice to the Borrower. Subject to the provisions of Section 2.8(d) hereof, from and after delivery of an Activation Notice, on or before 12:00 noon (New York, New York time) on each Business Day, the Administrative Agent shall disburse to each Lender, for application to the principal amount of the outstanding Revolving Credit Loans of each Lender, such Lender’s Revolving Credit Percentage of all amounts then on deposit in the Blocked Account, not to exceed such Lender’s Revolving Credit Exposure, which the Administrative Agent shall have determined constitute “collected funds” in accordance with the policies of the Administrative Agent then in effect and reasonably consistent with industry custom and practice.

1.6 Amendment to Blocked Account Provision. Section 4.3 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 4.3 Establishment of Blocked Account. From and after the Closing Date, so long as this Agreement is in effect or any Lender Indebtedness shall be outstanding, Borrower and Parent agree that all funds received by Borrower or any Guarantor from any source, including any of the foregoing which constitutes any part of the Collateral, shall be deposited (and Borrower and Parent shall cause each other Guarantor to deposit all funds received by such Person) in the Blocked Account not later than one Business Day following the date of receipt. Such deposit shall be made in the exact form received subject only to any necessary endorsements. Borrower and Parent hereby acknowledge and agree (a) that, from and after delivery of an Activation Notice, they have no power of withdrawal over the funds in the Blocked Account, (b) that they have granted a Lien on, and pledged to the Administrative Agent as additional collateral security for the Lender Indebtedness, the Blocked Account and all funds on deposit in the Blocked Account and “control” has been established with respect to the Blocked Account as defined in Section 9-104 of the UCC, (c) that

5

they may not unilaterally terminate the Blocked Account, and (d) that, from and after delivery of an Activation Notice, the Blocked Account and all funds on deposit therein shall be subject to the absolute dominion and control of the Administrative Agent. Borrower and Parent each agree that the Blocked Account is a “deposit account” within the meaning of Section 9-102 of the UCC and that, for purposes of Section 9-304 of the UCC, the State of New York shall be the “jurisdiction” of the Administrative Agent.

1.7 Amendment to Indebtedness Covenant. Clause (f) of Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(f) other unsecured Indebtedness; provided, that, the aggregate amount of such other unsecured Indebtedness shall not exceed $4,000,000 outstanding at any time; and

1.8 Amendment to Restricted Payments Covenant. Section 7.5 of the Credit Agreement is hereby amended to delete the “; and” at the end of clause (e), to delete the period at the end of clause (I) thereof, to insert in lieu of such period “; and”, and to add thereto a new clause (g) which shall read in full as follows:

(g) Borrower shall be permitted to make Restricted Payments to Parent, and Parent shall be permitted to make related Restricted Payments to Holdco to repurchase Senior Secured Notes; provided, that, (i) such Restricted Payments shall not be permitted if a Default or Event of Default shall be continuing, (ii) the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $20,000,000, (iii) the average Availability is not less than $20,000,000 calculated for the ninety (90) day period ending on the date of such Restricted Payment, (iv) prior to and after giving effect to the making of any such Restricted Payment, including any Borrowing made hereunder to finance such Restricted Payment, Availability shall not be less than $20,000,000, and (v) not less than five (5) Business Days prior to making any Restricted Payment pursuant to this clause (g), Borrower shall deliver to the Administrative Agent a certificate executed by the chief financial officer of Borrower setting forth in reasonable detail information and calculations necessary to verify that such Restricted Payment will be in compliance with the requirements of this clause (g).

1.9 Amendments to Investments. Loans. etc. Covenant.

(a) Subsection (i) of clause (i) of Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(i) investments in Marketing Alliance Partners (1) made prior to the Closing Date and listed on Schedule 5.7 hereto and (2) made after the Closing Date in an aggregate amount not to exceed $20,000,000, provided, that, (A) average Availability is not less than $10,000,000 calculated for the ninety (90) day period ending on the date of each investment made pursuant to this clause (i)(2), (B) prior to and after giving effect to the making of any investment made pursuant to this clause

6

(i)(2), including any Borrowing made hereunder to finance such investment, Availability shall not be less than $10,000,000, (C) such investments shall not be permitted if a Default or Event of Default shall exist and be continuing, and (D) the aggregate maximum investments permitted pursuant to this clause (i)(2) in any one Marketing Alliance Partner shall not exceed $3,000,000,

(b) Section 7.6 of the Credit Agreement is hereby amended to delete the “; and” at the end of clause (j), to delete the period at the end of clause (k) thereof, to insert in lieu of such period “; and”, and to add thereto a new clause (1) which shall read in full as follows:

(1) investments in money market mutual funds having assets in excess of $2,000,000,000 that primarily hold investments of the types described in clauses (b), (c), (d) and (e) of this Section 7.6.

(c) Section 7.6 of the Credit Agreement is hereby amended to delete the following sentence at the end of such Section:

Notwithstanding the foregoing, Parent and Borrower shall be prohibited from having Investments of the types described in clauses (b), (c), (d) and (e) of this Section 7.6 at any time that the principal balance of the Revolving Credit Loans then outstanding exceeds $2,000,000.

SECTION 2. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent (the date on which each of the following conditions precedent shall be satisfied is referred to herein as the “Effective Date”):

2.1 Fees and Expenses. Borrower and Parent shall have paid all fees and expenses due and owing in connection with this Fourth Amendment, including, without limitation, all fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent.

2.2 Officers’ Certificates, etc. Borrower and Parent shall have delivered to the Administrative Agent such certificates of authorized officers of Borrower and Parent, certificates of Governmental Authorities, certified copies of the certificates of incorporation and formation and bylaws and operating agreements, as applicable, of Borrower and Parent (or certified confirmation that no amendments, modifications or revisions have been to those previously certifies and delivered to the Administrative Agent, as applicable), certified copies of resolutions of the board of directors, managers or members, as applicable, of Borrower and Parent and such other documents, instruments and agreements as the Administrative Agent shall require to evidence the valid corporate existence and authority to conduct business of Borrower and Parent and the due authorization, execution and delivery of this Fourth Amendment any other documents related to this Fourth Amendment and any other legal maters relating to Borrower, Parent, any Subsidiary or the other Financing Documents by Borrower or Parent, all in a form and substance satisfactory to the Administrative Agent and its counsel.

7

2.3 Documentation. The Administrative Agent shall have received such other documents, instruments and agreements as it or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

2.4 No Defaults. No Default or Event of Default shall exist.

SECTION 3. Post Closing Obligation. Contemporaneously with the closing of a Qualified Public Offering, the Administrative Agent shall have received copies of such certificates of authorized officers of Holdco, certificates of Governmental Authorities, certified copies of the certificate of incorporation and bylaws of Holdco, certified copies of resolutions of the board of directors of Holdco and such other documents, instruments and agreements as are delivered to the underwriter in connection with such Qualified Public Offering and as the Administrative Agent shall request to evidence the valid corporate existence and authority to conduct business of Holdco and the due authorization, execution and delivery of the documents and agreements related to the Qualified Public Offering.

SECTION 4. Representations and Warranties. In order to induce the Administrative Agent and each Lender to enter into this Fourth Amendment, Borrower and Parent hereby jointly and severally represent and warrant to the Administrative Agent and each Lender, as of the Effective Date, that:

4.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Borrower and Parent contained in the Financing Documents (as modified hereby) is true and correct in all material respects as of the Effective Date (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

4.2 Due Authorization. No Conflicts. The execution, delivery and performance by Borrower and Parent of this Fourth Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this Fourth Amendment, are within Borrower’s corporate or Parent’s limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower, Parent or their Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of Borrower, Parent or their Subsidiaries except for Permitted Liens.

4.3 Validity and Binding Effect. This Fourth Amendment and all other documents, instruments or agreements executed by Borrower or Parent in connection with this Fourth Amendment each constitute the valid and binding obligations of Borrower or Parent enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

4.4 Absence of Defaults. Neither a Default nor an Event of Default has occurred which is continuing.

8

4.5 No Defense. Neither Borrower nor Parent has any defense to payment, counterclaim or right of set-off with respect to the Lender Indebtedness on the date hereof.

SECTION 5. Miscellaneous.

5.1 Reaffirmation of Financing Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Financing Documents shall, except as amended and modified hereby, remain in full force and effect. Borrower and Parent hereby extend each Lien granted by Borrower and Parent to secure the Lender Indebtedness until the Lender Indebtedness has been paid in full, and agree that the amendments and modifications herein contained shall in no manner affect or impair the Lender Indebtedness or, subject to the Intercreditor Agreement, the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2 Parties in Interest. All of the terms and provisions of this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3 Counterparts, Effectiveness of Fourth Amendment. This Fourth Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Fourth Amendment until this Fourth Amendment has been executed by Borrower, Parent, the Administrative Agent and all the Lenders. Facsimiles shall be effective as originals.

5.4 COMPLETE AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 Headings. The headings, captions and arrangements used in this Fourth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fourth Amendment, nor affect the meaning thereof.

5.6 No Implied Waivers. No failure or delay on the part of the Lenders or the Administrative Agent in exercising, and no course of dealing with respect to, any right, power or privilege under this Fourth Amendment, the Credit Agreement or any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Fourth Amendment, the Credit Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.7 Review and Construction of Documents. Borrower and Parent hereby acknowledge, and represent and warrant to the Lenders, that (a) Borrower and Parent have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Fourth Amendment with their legal counsel, (b) Borrower and Parent have reviewed this Fourth Amendment and fully understand the effects thereof and all terms and

9

provisions contained herein, (c) Borrower and Parent have executed this Fourth Amendment of their own free will and volition, and (d) this Fourth Amendment shall be construed as if jointly drafted by Borrower, the Parent and the Lenders. The recitals contained in this Fourth Amendment shall be construed to be part of the operative terms and provisions of this Fourth Amendment.

5.8 Arms-Length/Good Faith. This Fourth Amendment has been negotiated at arms-length and in good faith by the parties hereto.

5.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Fourth Amendment are for convenience only and shall not affect the interpretation of this Fourth Amendment.

5.10 Severability. In case any one or more of the provisions contained in this Fourth Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Fourth Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.11 Further Assurances. Borrower and Parent agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by the Lenders or the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Fourth Amendment.

5.12 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF BORROWER, PARENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS (1) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

[Signature Pages Follow]

10

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

BORROWER:	AVENTINE RENEWABLE ENERGY, INC.

	By:	/s/ William J. Brennan
		Name:	William J. Brennan
		Title:	Chief Accounting and Compliance Officer

PARENT:	AVENTINE RENEWABLE ENERGY, LLC

	By:	/s/ William J. Brennan
		Name:	William J. Brennan
		Title:	Chief Accounting and Compliance Officer

ADMINISTRATIVE AGENT, ISSUING
BANK AND THE LENDERS:	JPMORGAN CHASE BANK, N.A., individually
as a Lender, as the Issuing Bank and as
Administrative Agent

	By:	/s/ Christopher D. Capriotti
Christopher D. Capriotti,
Vice President

Signature Page to Fourth Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Curtis A. Schrieber
	Name:	Curtis A. Schrieber
	Title:	Vice President

WELLS FARGO FOOTHILL, INC., as a Lender

By:	/s/ Patrick McCormack
	Name:	Patrick McCormack
	Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By:	/s/ Robyn Pingree
	Name:	Robyn Pingree
	Title:	AVP

Signature Page to Fourth Amendment to Credit Agreement